[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

Attachment A

This reorganization involves the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document have been prepared in accordance with foreign accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

INMUEBLES CARSO, S.A.B. DE C.V.

INFORMATION BROCHURE PREPARED IN ACCORDANCE WITH ARTICLE 90 OF THE SECURITIES MARKET LAW AND ARTICLE 9 OF THE GENERAL PROVISIONS APPLICABLE TO SECURITIES ISSUERS AND OTHER SECURITIES MARKET PARTICIPANTS, PUBLISHED IN THE OFFICIAL GAZETTE OF THE FEDERATION ON MARCH 19, 2003, AMENDED IN ACCORDANCE WITH THE RESOLUTIONS PUBLISHED IN SAID OFFICIAL GAZETTE OF THE FEDERATION ON OCTOBER 7, 2003, SEPTEMBER 6, 2004, SEPTEMBER 22, 2006, SEPTEMBER 19, 2008, JANUARY 27, 2009, JULY 22, 2009 AND DECEMBER 29, 2009 (THE “ISSUERS’ REGULATIONS”) IN ORDER TO RECORD IN THE NATIONAL SECURITIES REGISTRY (THE “RNV”) AND TO LIST AND TRADE IN THE BOLSA MEXICANA DE VALORES, S.A.B. DE C.V. (THE “BOLSA”) WITHOUT PUBLIC OFFERING OF 2,745,000,000 COMMON, SERIES B-1 SHARES WITH NO PAR VALUE OF THE MINIMUM FIXED CAPITAL STOCK OF INMUEBLES CARSO, S.A.B. DE C.V. (HEREINAFTER, INDISTINCTLY THE “COMPANY, THE “ISSUER” OR “INMUEBLES CARSO”), WHICH ENTITY WAS INCORPORATED AS A RESULT OF THE SPIN-OFF OF GRUPO CARSO, S.A.B. DE C.V.

Issuer:	Inmuebles Carso, S.A.B. de C.V.

Ticker Symbol:	“INCARSO”

Date for commencement of trading on the Bolsa:	January [6], 2011

Registration Date:	January [6], 2011

Type of security:	Common, Series B-1 shares without par value of the minimum fixed capital stock of the Issuer.

Amount of the capital stock:	To the date of this Information Brochure, the authorized capital stock of the Issuer totals the amount of 333,528,732.75 Pesos, which shall be comprised of 2,745,000,000 common, Series B-1 shares with no par value of the minimum fixed capital. The capital stock completely subscribed and paid-in of the Issuer totals the amount of 280,979,488.63 Pesos and is comprised of 2,312,510,500 common, Series B-1 shares with no par value of the minimum fixed capital.

Initial trading price:	[—] Pesos

Depository:	S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”).

Tax regime:	Upon the effectiveness of the spin-off of Grupo Carso, the shareholders of such company will receive in exchange shares of capital stock of Grupo Carso and of the Issuer, in proportion to the amount of shares of Grupo Carso owned on the date of the spin-off. The shares in the exchange will not be deemed to have been sold for Mexican tax purposes. In any event, each shareholder must consult their tax advisor with respect to the tax consequences that may be result.

Characteristics of the registration:	Registration without a public offering of 2,745,000,000 common, series B-1 shares with no par value, of which [2,312,510,500] are outstanding and fully subscribed and paid for, and [442,250,000] shares are maintained in the treasury of the Company.

Potential acquirers:	The shares of capital stock of the Issuer may only be subscribed and purchased by Mexican investors, such as individuals and entities whose investment regime expressly includes such provisions, including insurance companies and mutual insurance companies, bonding companies, capital leasing companies, mutual funds, credit unions and financial factoring companies, or personnel pension or seniority premiums funds.

Availability of the Information Brochure:	Investors may obtain a copy of this Information Brochure by submitting a written request addressed to Mr. Jorge Serrano Esponda and Mr. Jesús Granillo Rodríguez, who are responsible for the relationship with investors of the Issuer, at their offices located at Paseo de las Palmas 736, Lomas de Chapultepec, Mr. 11000, Mexico City, Federal District, México, or to the following e-mail addresses: http://www.bmv.com.mx; http://www.cnbv.gob.mx and http://www.gcarso.com.mx.

Distribution method:	Once the shares of the capital stock of the Company have been recorded with the RNV, the delivery thereof will be made through Indeval. Grupo Carso’s shareholders will receive one share of Inmuebles Carso for each of Grupo Carso they own. The distribution price of the shares of the capital stock of the Issuer will be determined by a tender process set forth by the Bolsa for cases of this nature. The aforementioned tender process is set forth by the Bolsa based on the provisions of its Internal Regulations.

Potential acquirers must carefully consider the information contained in this Information Brochure and, especially, in the section “General information – Risk factors”.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

THE SHARES REFERRED TO IN THIS INFORMATION BROCHURE ARE NOT BEING OFFERED TO THE PUBLIC. THIS INFORMATION BROCHURE DOES NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES.

The National Banking and Securities Commission (“CNBV”) has authorized the registration of the shares of capital stock of Inmuebles Carso, S.A.B. de C.V. in the RNV with number [—] in the RNV. Following their registration, these shares will be listed and will be eligible for trading in the Bolsa.

The registration with the RNV does not imply a certification about the soundness of the securities, the solvency of the Issuer or the accuracy or veracity of the information in this Information Brochure, nor does it confirms the actions, if any, that may have been executed in breach of the laws.

This Information Brochure is available at the following websites: http://www.bmv.com.mx; http://www.cnbv.gob.mx and http://www.gcarso.com.mx.

Mexico City, Federal District, December [—], 2010	CNBV authorization number153/[—]/2010 dated December [—], 2010

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

INDEX

1)	GENERAL INFORMATION			1

	a)	Glossary of terms and definitions		1
	b)	Executive Summary		6
	c)	Risk Factors		9
	d)	Other Securities		15
	e)	Public Documents		15

2)	THE ISSUER			16

	a)	About the Issuer		16
	b)	Business Overview		21
		i)	Main Activity	22
		ii)	Distribution Channels	26
		iii)	Patents, Licenses, Trademarks and Other Agreements	27
		iv)	Main Clients	28
		v)	Applicable Legislation and Tax Situation	29
		vi)	Human Resources	29
		vii)	Environmental Performance	30
		viii)	Market Information	31
		ix)	Corporate Structure	32
		x)	Description of the Main Assets	32
		xi)	Judicial, Administrative or Arbitration Proceedings	36
		xii)	Shares Representing the Capital Stock	36
		xiii)	Dividends	37

3)	FINANCIAL INFORMATION			38

	a)	Selected Financial Information		38
	b)	Financial information according to the Line of Business and Geographical Zone		40
	c)	Reports about Relevant Credits		41
	d)	Comments and Analysis of the Administration of Operating Results and the Financial Situation of the Issuer		42
		i)	Operating Results	42
		ii)	Financial Situation, Liquidity and Capital Resources	43
		iii)	Internal Control	44
		iv)	Transactions with Derivative	44
	e)	Critical Accounting Estimates or Reserves		44

4)	MANAGEMENT			46

	a)	External Auditors		46
	b)	Related party transactions and conflicts of interests		46
	c)	Administrators and Shareholders		47
	d)	Corporate Bylaws and Other Agreements		51

5)	RESPONSIBLE PARTIES			75

6)	ANNEXES

	a)	Financial Statements of the Issuer
	b)	Financial Statements of Grupo Carso
	c)	Legal Opinion
	d)	Definitive Title

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

No broker with authority to execute transactions with the public, or any other person, has been authorized to provide information or to make any statement that is not contained in this document. As a result of the foregoing, any information or statement not contained herein shall not be deemed to have been authorized by the Issuer.

THE SHARES REFERRED TO IN THIS INFORMATION BROCHURE ARE NOT BEING OFFERED TO THE PUBLIC. THIS INFORMATION BROCHURE DOES NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

1)        GENERAL INFORMATION

a)	Glossary of terms and definitions

Unless indicated otherwise, the capitalized terms included in this Information Brochure will have the meanings indicated below, which shall apply in the singular and plural:

“Pesos”	Shall mean the legal currency of Mexico.

“7470 Highway”	Shall mean 7470 Highway 530, LLC

“Acolman”	Shall mean Acolman, S.A. de C.V.

“Administradora de PCC”	Shall mean Administradora de Personal de Centros Comerciales, S.A. de C.V.

“Administradora de Plaza Carso”	Shall mean Administradora de Plaza Carso, A.C.

“ADRs”	Shall American Depositary Receipts, which are securities listed on the “over-the-counter” market, whose underlying assets are shares of the capital stock of the Company.

“AMX”	Shall mean América Móvil, S.A.B. de C.V.

“Apaseo”	Shall mean Arrendadora Apaseo, S.A. de C.V.

“Asociación Pediátrica”	Shall mean Asociación Pediátrica, S.A. de C.V.

“Atrios de Chapultepec”	Shall mean Atrios de Chapultepec, S.A. de C.V.

“Bajasur”	Shall mean Bajasur, S.A. de C.V.

“Banco Inbursa”	Shall mean Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.

“Bienes Raíces de Acapulco”	Shall mean Bienes Raíces de Acapulco, S.A. de C.V.

“Bolsa”	Shall mean the Bolsa Mexicana de Valores, S.A.B. de C.V.

“Bulletin 7020”	Shall mean Bulletin 7020 of the Attestation Standards issued by Instituto Mexicano de Contadores Públicos, A.C.

“Castilleja Holdco”	Shall mean Castilleja Holdco Corporation

“Castilleja”	Shall mean Castilleja, S.A. de C.V.

“Central Inmobiliaria”	Shall mean Central Inmobiliaria de México, S.A. de C.V.

“Centro Histórico”	Shall mean Centro Histórico de la Ciudad de México, S.A, de C.V.

“Cervantes Saavedra”	Shall mean Conjunto Cervantes Saavedra, S.A.P.I. de C.V.

“CICSA”	Shall mean Carso Infraestructura y Construcción, S.A.B. de C.V.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

“Issuers’ Regulations”	Shall mean the General Provisions Applicable to Securities Issuers and Other Securities Market Participants published in the Official Gazette of the Federation on March 19, 2003, amended according to the resolutions published in said Official Gazette of the Federation on October 7, 2003, September 6, 2004, September 22, 2006, September 19, 2008, January 27, 2009, July 22, 2009 and December 29, 2009.

“CNBV”	Shall mean the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission).

“Company”, “Issuer” or “Inmuebles Carso”	Shall mean Inmuebles Carso, S.A.B. de C.V.

“Compañía de Servicios Ostar”	Shall mean Compañía de Servicios Ostar, S.A. de C.V.

“Club de Golf Cuernavaca”	Shall mean Club de Golf de Cuernavaca, S.A. de C.V.

“Desarrollos Sagesco”	Shall mean Desarrollos Sagesco, S.A. de C.V.

“Dorian’s”	Shall mean Dorian’s Tijuana, S.A. de C.V.

“Information Brochure”	Shall mean this document prepared in accordance with the terms of Annex H of the Issuers’ Regulations.

“Grupo Calinda”	Shall mean Grupo Calinda, S.A. de C.V.

“Grupo Carso”	Shall mean Grupo Carso, S.A.B. de C.V.

“Grupo Financiero Inbursa”	Shall mean Grupo Financiero Inbursa, S.A.B. de C.V.

“Grupo Sanborns”	Shall mean Grupo Sanborns, S.A. de C.V.

“Grupo Star Médica”	Shall mean Grupo Star Médica, S.A. de C.V. and its subsidiaries.

“Hipocampo”	Shall mean Hipocampo, S.A. de C.V.

“Hoteles Calinda”	Shall mean Hoteles Calinda, S.A. de C.V.

“Hotel Geneve”	Shall mean Hotel Geneve, S.A. de C.V.

“Hotel Roma”	Shall mean Hotel Roma, S.A. de C.V.

“IDEAL”	Shall mean Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V.

“Imsalmar”	Shall mean Imsalmar, S.A. de C.V.

“Impulsora de Exportaciones”	Shall mean Impulsora de Empresas y Exportaciones, S.A. de C.V.

“Indeval”	Shall mean S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

“Inelmec”	Shall mean Inelmec, S.A. de C.V.

“Inmobiliaria Aluder”	Shall mean Inmobiliaria Aluder, S.A. de C.V.

“Inmobiliaria Aluminio”	Shall mean Inmobiliaria Aluminio, S.A. de C.V.

“Inmobiliaria Buenavista”	Shall mean Inmobiliaria Buenavista, S.A.

“Inmobiliaria Cd. Del Sol”	Shall mean Inmobiliaria Ciudad del Sol, S.A. de C.V.

“Inmobiliaria Diana”	Shall mean Inmobiliaria Diana Victoria, S.A. de C.V.

“Inmobiliaria Insurgentes Acapulco”	Shall mean Inmobiliaria Insurgentes Acapulco, S.A. de C.V.

“Inmobiliaria Desarrollo de Proyectos”	Shall mean Inmobiliaria para el Desarrollo de Proyectos, S.A. de C.V.

“Inmose”	Shall mean Inmose, S.A. de C.V.

“Inmuebles Borgru”	Shall mean Inmuebles Borgru, S.A. de C.V., the spin-off company resulting from the spin-off of Grupo Sanborns, S.A. de C.V.

“Inmuebles Cantabria”	Shall mean Inmuebles Cantabria, S.A. de C.V.

“Inmuebles CDX”	Shall mean Inmuebles Corporativos e Industriales CDX, S.A. de C.V. (formerly, Grupo Condumex, S.A. de C.V.)

“Inmuebles Cisgro”	Shall mean Inmuebles Cisgro, S.A. de C.V. (formerly Proyectos y Construcciones Procisa, S.A. de C.V.)

“Inmuebles Comerciales”	Shall mean Inmuebles Comerciales Mexicanos, S.A. de C.V.

“Inmuebles Ductin”	Shall mean Inmuebles Corporativos Ductin, S.A. de C.V. (formerly Conductores Latincasa, S.A. de C.V.)

“Inmuebles Eclo”	Shall mean Inmuebles Desarrollados Eclo, S.A. de C.V. (formerly Logtec, S.A. de C.V.)

“Inmuebles Elmec”	Shall mean Inmuebles Elmec, S.A. de C.V. (formerly Sociedad Electromecánica, S.A. de C.V.)

“Inmuebles General”	Shall mean Inmuebles General, S.A. de C.V.

“Inmuebles Inseo”	Shall mean Inmuebles Inseo, S.A. de C.V., the spin-off company resulting from the spin-off of Industrias Apaseo, S.A. de C.V.

“Inmuebles Macote”	Shall mean Inmuebles Macote, S.A. de C.V., the spin-off company resulting from the spin-off of Tenedora de Empresas Materiales de Construcción, S.A. de C.V.

“Inmuebles Meisac”	Shall mean Inmuebles Industriales Meisac, S.A. de C.V. (formerly, IEM, S.A. de C.V.)

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

“Inmuebles Riama”	Shall mean Inmuebles Riama, S.A. de C.V., the spin-off company resulting from the spin-off of Minera María, S.A. de C.V.

“Inmuebles Sercox”	Shall mean Inmuebles Sercox, S.A. de C.V. (formerly, Servicios Condumex, S.A. de C.V.)

“Inmuebles Servicios Mexicanos”	Shall mean Inmuebles y Servicios Mexicanos, S.A. de C.V.

“Inmuebles SROM”	Shall mean Inmuebles SROM, S.A. de C.V. (formerly, Sears Roebuck de México, S.A. de C.V.)

“Inversora Bursátil”	Shall mean Inversora Bursátil, S.A. de C.V., Casa de Bolsa, Grupo Financiero Inbursa.

“LGSM”	Shall mean the General Law of Business Corporations (Ley General de Sociedades Mercantiles).

“LMV”	Shall mean the Securities Market Law.

“México”	Shall mean the United Mexican States.

“Minera Frisco”	Shall mean Minera Frisco, S.A.B. de C.V.

“NRS”	Shall mean the Financial Reporting Standards issued by the Mexican Council for Research and Development of Financial Information Standards (Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera, A.C.)

“Operaciones e Inversiones”	Shall mean Operaciones e Inversiones, S.A.

“Productos Chase”	Shall mean Productos Chase, S.A de C.V.

“ADR Program”	Shall mean the ADR Program established with Bank of New York Mellon to issue ADRs to be traded in the over the counter market.

“Promociones Pedregal”	Shall mean Promociones del Pedregal, S.A. de C.V.

“Promotora Fresno”	Shall mean Promotora Inmobiliaria Fresno, S.A. de C.V.

“Promotora Sanborns”	Shall mean Promotora Sanborns, S.A. de C.V.

“Proyectos Educativos”	Shall mean Proyectos Educativos Inmobiliarios, S.A. de C.V.

“Corporate Reorganization”	Shall mean the Corporate Reorganization (as defined in the Issuers’ Regulations) of Grupo Carso according to the provisions of Article 35 of the Issuers’ Regulations consisting of a series of corporate actions to spin-off Grupo Carso and several of its Subsidiaries, whose final result is the incorporation of Minera Frisco, S.A.B. de C.V. and the Issuer

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

“Restarurante Sanborn’s”	Shall mean establishments consisting of a restaurant and store included in the trademark “Sanborn’s”, which are operated by Grupo Sanborns.

“RNV”	Shall mean el National Securities Registry of the CNBV.

“Sanborns Café”	Shall mean the coffee shops and stores operated under the trademark “Sanborns Café”.

“Santepec”	Shall mean Santepec, S.A. de C.V.

“Sears Operadora”	Shall mean Sears Operadora México, S.A. de C.V. the spin-off company resulting from the spin-off of Sears Roebuck de México, S.A. de C.V.

“Sistema Traveler’s Plus”	Shall mean Sistema Traveler’s Plus, S.A. de C.V.

“Subsidiaries”	Shall mean any company with respect to which the Issuer owns the majority of the stock, equity or shares representing its capital stock or with respect to which the Issuer shall be entitled to designate the majority of the members of the board of directors or the sole administrator.

“Telmex”	Shall mean Teléfonos de México, S.A.B. de C.V.

“Tiendas Sanborns”	Shall mean the restaurants and stores under the trademark “Sanborns” operated by Grupo Sanborns.

“UNITEC”	Shall mean the Technological University of Mexico.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

b)	Executive Summary

The information contained herein was selected and obtained from this Information Brochure. The Executive Summary does not include all of the information that must be taken into account by the investor. The Information Brochure should be read in its entirety, including the risk factors (see “General information – Risk factors”) and the consolidated financial statements of the Company that are attached hereto.

To consult the meaning of the abbreviations and capitalized terms used herein, see “General information – Glossary of terms and definitions”.

The Issuer

The Issuer is a variable capital business corporation duly organized and validly existing pursuant to the laws of Mexico, named “Inmuebles Carso, S.A.B. de C.V.” and commercially identified as “Inmuebles Carso”.

The Company was incorporated as a result of the spin-off of Grupo Carso, approved by the general extraordinary shareholders’ meeting of said company held on November 4, 2010, which shareholders’ meeting was formalized by means of public instrument number 37,483 dated November 10, 2010; granted before Mr. Héctor Manuel Cárdenas Villarreal, Notary Public 201 of the Federal District, the first official transcript of which was recorded in the Public Registry of Commerce of the Federal District on November 11, 2010 in commercial file number 33325. Due to its recent incorporation, the Company has not participated in relevant corporate events other than its incorporation, which was formalized by means of the public instrument number 37,613 dated November 25, 2010, granted before the aforementioned Notary Public, the first official transcript of which was recorded in the Public Registry of Commerce of the Federal District on November 30, 2010 in electronic commercial file number 427522-1.

The Company’s headquarters are located in the complex “Plaza Carso” located at Lago Zurich 245, Edificio Carso, 20th floor, Colonia Ampliación Granada, Zip Code 11529, Mexico City, Federal District. The telephone number of the Company is (55) 2122-2600.

The reason for incorporating the Company is, among others, to create value for the shareholders of Grupo Carso considering that, previously, the price of the shares of Grupo Carso did not fully reflect the value of the group’s real estate properties. The shareholders’ meeting and Grupo Carso’s administrations considered that the creation of Inmuebles Carso would allow the trading price of the shares of Grupo Carso and Inmuebles Carso to reflect the business value of such companies more accurately.

In view of the foregoing, Grupo Carso considered convenient to carry out a spin-off in order to create a new entity that will focus on the development and marketing of real estate assets, which shares of capital stock would be traded on the Bolsa.

Business Overview

The Issuer, through its Subsidiaries, is dedicated primarily to acquiring, selling, developing and leasing real estate properties used as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real estate developments, and country clubs and/or golf clubs.

Main activity

Through its real estate Subsidiaries, the Company participates in the real estate market and in the hotel industry in Mexico, the latter through Grupo Calinda and its subsidiaries.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

The summary below briefly describes the activities carried out by some of the most relevant Subsidiaries of Inmuebles Carso. For more information about the activities of each Subsidiary, please refer to “The Issuer – Business overview – Main activity” hereof.

Inmuebles SROM results from the real-state division that remained in such company when in the spin-off the operation was transferred to Sears Operadora, and its responsible for the growth, development, leasing and management of several real estate properties, including 25 Sears stores, one Saks Fifth Avenue department store, and a distribution center. Likewise, Inmuebles SROM has different equity participations in several shopping centers, including Plaza Universidad, Plaza Satélite, Pabellón Polanco, Plaza Insurgentes and Plaza Imagen.

Dorian’s administrates several real estate properties, including, one Sears and Dax stores, an office building and two lots, including one in Polanco, Federal District.

Inmuebles General owns the real estate development “Plaza Carso”, located in the area of Polanco, Mexico, City, Federal District. This project is a result from restructuring the industrial area of Polanco, in order to start the most important real-estate property project in Latin America, with an investment of more than 800 million dollars, a surface area of 78,000 square meters and 860,000 square meters of construction, between a development with offices, housing, commerce, services, accommodations, entertainment, culture and green areas.

Inmobiliaria Desarrollo de Proyectos is a holding company of a group of companies, whose primary businesses is real estate leasing. Owns 19 school campuses that are leased in long term to four different educational operators: UNITEC, Grupo Sol, Colegio Hispano Mexicano de Querétaro and Universidad del Tercer Milenio. With respect to health services, owns six hospitals which are currently operating and five lots for the construction of more hospitals. The hospitals are or shall be managed by Grupo Star Médica, one of the fastest growing hospital groups in Mexico that provides services to a large number of clients who are middle to lower middle class.

Promotora Sanborns, the main activity of this company is real estate property leasing, specifically, to subsidiaries of Grupo Carso for the operation of Sanborns’ stores, among others. Likewise, Promotora Sanborns acts as a subholding of other subsidiaries that operate in the real estate business and whose revenue is generated from the leasing of shopping centers and real estate properties to operate stores in general. Presently, Promotora Sanborns owns real estate properties where twenty five Sanborns stores, eleven Sanborns Café, twelve Sears stores, nine Dax stores, the Hotel Veracruz Centro Histórico are operating, two office buildings leased to Sears and Grupo Sanborns and, among other real estate properties, it has residential houses, shops and many land for urban developments. Furthermore, Promotora Sanborns participates in the operation of several shopping centers (see “The Issuer – Business Overview – Main Activity” hereof).

Grupo Calinda, through Grupo Calinda, the Company operates and administrates real estate properties owned by it as well as by third parties, whose objective is to provide hotel services under the trademark Ostar Grupo Hotelero, including the following hotels: (i) Hotel Geneve Ciudad de México; (ii) Hotel Veracruz Centro Histórico; (iii) Hotel Francia Aguascalientes, (iv) Hotel Racquet Cuernavaca; (v) Hotel Calinda Beach Acapulco; and (vi) Hotel Ramada Orlando Kissimmee.

Expansion Plans

In the coming years, the Company shall continue with its expansion plans. The Company expects to conclude at the close of the current corporate year, the first stage of the complex “Plaza Carso”. The second stage of “Plaza Carso” is expected to conclude in 2012.

In terms of the development of shopping centers, the Company is constructing some shopping centers in the cities of San Luis Potosí, Villahermosa, and Veracruz, which shall be inaugurated during the second half of 2011.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

Summary of financial information

For a complete description of the expansion plans of the Company, see “The Issuer – Business Overview – Description of the main assets” hereof.

The consolidated, combined, selected, pro forma financial information that follows has been partially obtained from the financial statements prepared by the Company and reviewed by the auditors of independent firm Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu, who issued their opinion in respect of such financial statements.

The consolidated, combined, selected, pro forma financial information must be read together with the financial statements that have been incorporated in Section 6 of the Exhibits of this Information Brochure.

The consolidated, combined, selected, pro forma financial information as of June 30, 2010 and 2009 referred to as “Base Numbers” has been prepared solely to present the financial condition and the result of operations of the real estate business. The consolidated, combined, selected, pro forma financial information as of December 31, 2009, 2008 and 2007 “Base Numbers” has been prepared in accordance with the NRS.

The financial information that is included in this Information Brochure must be read together with the consolidated financial statements of Grupo Carso included in the Annexes to this Information Brochure.

The following tables contain a summary of the financial information of Company.

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Inmuebles Carso, S.A.B. de C.V.

Selected Financial Information

(millions of Pesos, except figures for shares)

Concept	Jun 2010	Jun 2009	Dec 2009	Dec 2008	Dec 2007
Sales	1,589.0	2,615.3	3,808.3	3,868.5	3,949.7
Operating Results	495.8	903.7	1,107.1	239.0	493.3
Operating Margin	31.2%	34.6%	29.1%	6.2%	12.5%
Controlling Interest	402.3	743.5	1,027.3	666.6	432.0
Earnings Per Share (last 12 months)	0.30	0.30	0.44	0.29	0.18
EBITDA	635.4	1,025.4	1,371.3	424.0	703.3
Fixed Assets	28,687.8	19,229.9	27,931.2	17,485.0	16,037.8
Net Fixed Assets	22,820.8	13,421.2	21,566.5	12,868.0	11,862.6
Total Debt	6,460.6	1,580.0	6,499.0	1,315.6	859.9
Net Debt	5,927.2	958.3	5,529.2	568.0	(336.2)
Consolidated Shareholders’ Equity	17,518.6	14,098.2	17,013.1	12,731.4	12,533.5
Shareholders’ Equity of Controlling Interest	16,310.1	12,854.1	15,786.2	11,628.5	11,373.4
Ratio of EBITDA / financial expense (last 12 months)	2.2	2.6	4.2	2.5	5.5

	V A R I A T I O N S %
Concept	Jun 10 vs. Jun 09	2009 vs 2008	2008 vs 2007
Sales	-39.2%	-1.6%	-2.1%
Operating Results	-45.1%	363.2%	-51.6%
Operating Margin	-9.7%	370.5%	-50.5%
Controlling Interest	-45.9%	54.1%	54.3%
Earnings Per Share (last 12 months)	0.0%	51.7%	61.1%
EBITDA	-38.0%	223.4%	-39.7%
Fixed Assets	49.2%	59.7%	9.0%
Net Fixed Assets	70.0%	67.6%	8.5%
Total Debt	308.9%	394.0%	53.0%
Net Debt	518.5%	873.5%	-268.9%
Consolidated Shareholders’ Equity	24.3%	33.6%	1.6%
Shareholders’ Equity of Controlling Interest	26.9%	35.8%	2.2%
Ratio of EBITDA / financial expense (last 12 months)	-15.4%	68.0%	-54.5%

c)	Risk Factors

In assessing the possible acquisition of shares of capital stock of the Company, investors must consider, analyze and carefully examine all of the information contained herein and, especially, the risk factors that are mentioned below. The key risk factors included below are those that the Company considers to affect the share price and adversely and significantly affect their performance, returns and operating results; and, consequently must be taken into account by the investing public. The risk factors included herein are exemplary; however other risk factors could exist that may affect the Company’s results.

Risks related to the Operations of the Issuer

The historical performance of the Issuer may not be representative of the performance as a separated company.

As a result of the recent spin-off, the Issuer has no operating history independent from Grupo Carso and has not been managed or operated as an autonomous business. In addition, the selected financial information consolidated pro forma included in this Information Brochure regarding the

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previous periods to the Company’s spin-off from Grupo Carso, include the historic results of operations of Grupo Carso’s entities transmitted to the Company in the spin-off, however, the performance of such entities may have been different if they were entities separated during the presented periods.

Consequently, the submitted financial information is not necessarily indicative of which will be the results in operations, financial position and cash flow of the Company in the future, and may be changes in the cost structure, financing and operations as a result of Grupo Carso’s separation.

The Issuer is a new company and has never operated independently from Grupo Carso.

The Issuer is a company recently incorporated as a result of the spin-off of Grupo Carso. Therefore, the Issuer shall acquire experience to operate from this date as an independent business.

The Issuer must comply with various requirements in order for its shares to remain registered with the RNV.

In connection with the registration with the RNV of the shares representing the Issuer’s capital stock and their inclusion among the securities authorized to be listed on the Bolsa, the Issuer will be required to comply with various obligations and requirements to maintain such registrations. Failure by the Issuer to comply with such requirements for maintaining these registrations could result in the imposition of administrative sanctions, suspension of the listing of the Issuer’s shares on the Bolsa or revocation of the registration of such shares with the RNV and/or from the list of securities authorized to be listed on the Bolsa.

The Issuer could face difficulties to finance its operations and investments.

Due to its recent incorporation, the Issuer and its Subsidiaries could face difficulties to obtain financing in favorable conditions for the development of its operations and the financing of its investments, which may have an adverse effect in the operation and results of the Issuer’s Subsidiaries, and consequently in the financial situation of such.

The Issuer is a holding company and its risks are related to the operating risks of its Subsidiaries.

The assets of the Issuer basically include shares of its Subsidiaries, which represents a risk factor when considering that the results of the Issuer directly depend on the results of the Subsidiaries.

Therefore, any encumbrance to the performance of the Company’s Subsidiary, any contingency derived from acts of God or force majeure, contractual breach, rejection, cancelation or revocation of permits, authorizations and licenses and in general any encumbrance that prevents or hinders the proper performance of activities or affects the results of the Subsidiaries could directly affect the results of the Company.

A significant portion of the Company’s revenue is originated from Grupo Carso and its Subsidiaries

A significant part of the real estate properties of the Subsidiaries owned by the Issuer are subject to lease agreements in terms of which Grupo Carso and its Subsidiaries act as lessees; therefore, the Issuer financially relies on one sole client. Any variation in the revenues or earnings of Grupo Carso and/or its subsidiaries, for whatever reason, could have a materially adverse and immediate effect on the Issuer and its Subsidiaries.

Operations with Related Parties

During the ordinary course of business, the Company and its Subsidiaries execute and/or shall execute operations with certain related parties such as Subsidiaries and associated companies of AMX, Grupo Financiero Inbursa, CICSA, Telmex, Minera Frisco and Grupo Carso. Additionally, as indicated previously, the Company currently has executed many lease agreements with related parties. These types of operations may generate potential conflicts of interest. Nevertheless, the operations with related parties are executed according to market conditions. See “Administration – Operations with Related Parties and Conflicts of Interest”.

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Difficulty indentifying the proper real estate properties for the business of the Issuer and its Subsidiaries

The business of the Issuer and its Subsidiaries depend on its continued ability to acquire real estate properties (both plots of land and buildings with land) that may be leased or developed. To the extent that developers enhance their current operations or increase the number of developers, the price of land could increase and its availability could decrease as a result of increased demand. Additionally, if the Company is not able to reflect the increase in the acquisition price of the property in its lease or sale price, the profits of the Company could be adversely affected. We cannot guarantee that the Issuer shall be able to purchase adequate real estate properties to develop its businesses or that it is able to lease or sell all of these at competitive and market prices.

Real estate business in Mexico is very competitive

Nowadays, the domestic real estate business is very competitive. The incursion of new domestic and foreign competitors has increased the competition in this industry. These competitors may present more competitive offers resulting in lesser income for the Company. The increase of the competitors in the market may adversely affect the participation in the market and the operating results of the Company.

Real estate business in Mexico is subject to extensive federal, state and municipal regulation.

The real estate business in Mexico is subject to extensive construction, zoning, environment regulations, among others, which is entrusted to different federal, state and municipal governmental authorities. This may affect the construction of real estate developments or the possibility of acquiring proper real estate properties to lease or sell in terms of their location. The continuous or increased participation of the Company in the real estate business shall depend on its ability to timely obtain the permits and authorizations necessary for their real estate projects. Amendments to the regulations applicable to the real estate market as well as the enactment and application of new laws in this subject matter may have a significant adverse effect over the activities, operations and financial situation of the Issuer as well as on its future real estate projects.

Real estate properties of the Issuer and the Subsidiaries could be expropriated.

If the competent authorities expropriate a significant portion of the real estate properties owned by the Subsidiaries and the Issuer, it could affect the financial situation of the Issuer and its operating results. Despite the fact that the Mexican government in the event of an expropriation shall be obligated to indemnify the owner of the corresponding real estate property, it is possible that such indemnity is not sufficient to cover the actual value thereof. This would significantly impact the assets of the Issuer.

Environmental Contingencies

Certain construction projects of the Company must comply with environmental requirements, whose breach could generate significant costs and contingencies. Engineering and construction projects of certain Subsidiaries of the Issuer may impact the environment and their remedy or payment of the sanctions imposed as a result thereof would generate additional expenses that, in turn, would have adverse consequences in the results of the Issuer.

Contingencies beyond the Issuer’s control

The revenue of the Company could be affected by several factors that are beyond its control, including delays in obtaining the corresponding governmental authorizations (water supply, zoning, construction, among others) caused by the competent authorities, natural disasters, breaches by contractors or other third parties, among others, which could increase the Issuer’s operation costs and delay the development of new projects. Also, the deterioration in economic conditions in Mexico could reduce demand for properties in Mexico, which could adversely affect the Issuer.

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Returns from present or future real estate projects shall be subject to many risks inherent to the real estate sector.

Returns related to several real estate projects of the Issuer, whether present or future, shall be subject to many factors that may have an adverse effect on the operating results of the Issuer and its Subsidiaries, including without limitation: (i) the characteristics and location of the real estate project; (ii) over-supply of space; (iii) reduction in the demand for real estate properties; (iv) the competition related to the sale or lease prices of the real estate properties; (v) the economic conditions of the buyers and lessees of the real estate properties; (vi) the quality and price of the services related to the real estate property, including its administration, management and maintenance; (vii) increases in the costs of maintenance and operation of the real estate properties; (viii) frequency of investments in real estate properties; (ix) losses of uninsured real estate properties or those not covered by the existing insurance policies; (x) lawsuits related to the real estate properties; (xi) funding availability and increase of cost thereof; and (xii) acts of God or force majeure. These risks could have a materially adverse effect over the returns of the real estate projects of the Issuer.

Project development shall depend on the availability of resources

To acquire new real estate properties and develop new real estate projects, the Issuer needs capital, which may be obtained by financing, the internal generation of resources and investments of its shareholders. If the Issuer is unable to obtain such resources and, in the case of financing, cannot contract these under competitive conditions, the growth rate of the Issuer shall be adversely affected, which in turn shall have a negative impact on the business and the operating results of the Issuer.

The Issuer does not have experience with operations in jurisdictions outside of Mexico

The Issuer’s management may decide to acquire assets or to expand its operations to jurisdictions outside of Mexico. The Issuer does not have experience with operations in jurisdictions other than Mexico, and may not be able to develop the necessary relationships with suppliers, contractors, employees and/or customers. Other relevant factors for the Issuer’s business, such as applicable laws and regulations, as well as work practices may be significantly different from those that apply to its operations in Mexico. If the Issuer starts operations outside of Mexico, any delay or inability to adapt and comply with the significant operating and regulatory conditions may have a materially adverse effect over its business, operating results and financial condition of the Issuer.

The Issuer may face risks in terms of currency exchange in the event of carrying out operations in jurisdictions outside of Mexico

If, in the future, the Issuer’s administration decides to carry out operations in jurisdictions outside of Mexico, its projects shall require financing in other currencies, therefore, the fluctuations in their rate of exchange could have a positive or adverse result in the operations of the Company.

The hotels operated by the Subsidiaries of Grupo Calinda are located in places that have been impacted by the economic downturn and insecurity in Mexico

Adverse economic conditions or due to insecurity, the hotels operated by the Subsidiaries of Grupo Calida are subject to reduced income from business travelers or tourists. During periods of financial difficulty or insecurity, domestic and foreign travelers, whether for business or pleasure, reduce their travel expenses or limit or cut down the number of trips that are taken. An adverse economic environment or high levels of insecurity may have adverse effects on the operating and financial results of the Issuer.

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A regional, national or global outbreak of influenza or other diseases may adversely affect the business and operating results of Grupo Calinda and the Issuer.

In April 2009, the outbreak of influenza type A (H1N1) caused the World Health Organization to declare the first global influenza pandemic in 40 years. In Mexico, public health measures were implemented as a result of the influenza outbreak, including banning travel, closing schools and offices and cancelling events. The influenza epidemic adversely affected the public perception of safety and the advisability of travelling to and from México, which substantially reduced the demand for hotel rooms owned by the Subsidiaries of Grupo Calida. New outbreaks of influenza H1N1 and other contagious diseases that are similar in Mexico could cause additional health measures to be taken, which would decrease the demand for places of public accommodation and consequently, have a material adverse effect on the business and operating results of Grupo Calida and, as a result, on the Issuer.

Competition in the hotel industry

The hotel industry is highly competitive. Competition in the hotel industry is represented by a variety of international and local hotel operators, which are substantially larger than Grupo Calinda and may have more marketing and financial resources than Grupo Calinda.

The combined, consolidated pro forma financial information of the Issuer contains only limited information.

The combined, consolidated pro forma financial information of the Issuer contains limited information that was prepared with the sole purpose of presenting the financial position and results of operations of those businesses in the real estate sector. This information was reviewed by independent auditing firm Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu, which issued an opinion on the same. The discussion of such combined, consolidated pro forma financial information should be read in conjunction with the consolidated financial statements of Grupo Carso for the fiscal years 2007, 2008 and 2009, which are included in the “Annexes” section of this Information Brochure. It should be noted that the combined, consolidated pro forma financial information presented by the Issuer is not necessarily indicative of the future results of operations, financial position and cash flow of the Company and its Subsidiaries, as there potentially may be changes in the structure of costs, financing and/or operations as a result of the separation of the Company and its initiating of independent operations.

Risks related to operations in Mexico

The operations of the Company are subject to economic and political conditions in Mexico

The business, operating results and financial condition of the Company may be affected significantly and adversely by changes in the policies of the Federal Government or other political, regulatory or economic developments in Mexico. In the past, on several occasions, the Federal Government has intervened in the economic and social structure of the nation. Among other actions, previous administrations have set controls over prices, currency rates of exchange and domestic and foreign investment as well as restrictions on importations and have expropriated assets from the private sector.

The economic situation in Mexico may affect the business of the Issuer

The Issuer is a Mexican company that has substantially all its assets located in Mexico. Therefore, the economic or financial situation, operating results and forecasts may be affected by several factors, including without limitation, inflation, currency depreciation, legislation amendments, political, social and/or economic changes occurring in Mexico, which are beyond the control of the Company.

Violence linked to drug trafficking in various regions of the country could disrupt the projects and prospects of the Company

Certain regions in Mexico have experienced local outbreaks of violence linked to drug trafficking. Although the construction, real estate and land owned by the Company have not been adversely affected by these outbreaks of violence, any increase in the level of violence or a concentration of violence in areas where projects and prospects of the Company are located could have an adverse effect on operating results and financial situation of the Issuer.

Risks related to the structure of the Issuer

A limited number of persons exerts control over the Issuer

The Company will have 2,745,000,000 authorized series B-1 shares and 2,312,510,500 outstanding shares. Considering that the Company was incorporated as a result of a spin-off of Grupo Carso and considering that the most recent public information available for Grupo Carso on April 29, 2010, the date of the last annual ordinary shareholders’ meeting of Grupo Carso, initially it was expected that 78.70% of the outstanding shares are directly or indirectly held by Mr. Carlos Slim Helú and

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members of his immediate family. The aforementioned persons will be entitled to appoint the majority of the members on the Board of Directors and determine the result of other shares that require the vote of the shareholders.

The Issuer’s ability to pay dividends will depend on the ability of its Subsidiaries to transfer profits and dividends

The Company is holding company whose most significant assets are shares in the capital stock of its Subsidiaries, cash holdings and cash equivalents. Consequently, the cash flow of the Company will mostly be obtained from dividends, interest and other distributions made by its Subsidiaries. The ability of the Company to pay dividends will depend on the constant transfer of dividends and other revenue from its Subsidiaries. Moreover, in the future, contractual and legal restrictions may exist and become applicable to the Subsidiaries of the Company, which could limit the ability to obtain cash therefrom.

Risks related to the shares

The shares representing the capital stock of the Issuer have not been traded publically and it is possible that active trading is not carried out or maintained in the future.

Since the Issuer was recently incorporated, its shares of capital stock have not been publically traded. Although the shares of capital stock of the Issuer have been registered with the RNV and will trade in the Bolsa, the Company cannot guarantee that an active market will develop with respect to said shares or, if developed, that the same can be maintained in the future. If an active market for the shares is not developed or maintained, the liquidity and trading price of the shares of capital stock of the Company may be adversely affected.

The performance of the price of the shares could be highly volatile

The securities traded in the Bolsa experience, from time to time, considerable fluctuations to their price and volume of operations that may not be related to the operational performance of the issuing companies thereof. The market price of the shares of capital stock of the Issuer may fluctuate considerable in response to many factors many of which are beyond the control of the Issuer, particularly fluctuations in real estate prices; variations to the operating results; changes in the estimates and recommendations of the financial analysts; changes in market value of competitors; announcements by the Issuer with respect to agreements, acquisitions, strategic alliances, joint ventures or significant capital commitments; entries or departures of key personnel, any deficit or net profits, or any increase in losses related to the levels predicted by financial analysts; emissions or future sales of shares, and fluctuations in prices and volume of stock market general. Any of the events may result in a significant reduction in the price of the shares of the Issuer.

Future sales of shares may reduce their market price.

The Company cannot predict whether a substantial amount of the shares of capital stock will be sold in the open market. Any sale of a significant amount of shares on the market or the perception that such sales may occur may result in a material adverse effect in their market price and may cause damage to the capacity of the Company in terms of obtaining funds by selling newly issued shares.

Risk derived from exercising the right to opposition by virtue of the spin-off from Grupo Carso by third parties with legal interest.

According to the terms of Article 228 Bis, section VI of the LGSM, any shareholder or group of shareholders representing at least twenty percent of the capital stock or any creditor that has a legal interest may lawfully object to the spin-off of Grupo Carso. In the event of an objection, neither Grupo Carso nor the Company can guarantee the result of such opposition and if the opposition has merit, neither party may guarantee that an agreement shall be reached with the opposing party.

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d)	Other Securities

Presently, the Issuer does not have securities registered with the RNV; therefore, currently there is no public market for its shares in Mexico or in other countries. The Company has requested (i) the registration of the shares of its capital stock with the RNV of the CNBV, and (ii) their listing in the Bolsa in order for them to be traded under the Ticker Symbol “INCARSO”

ADRs of Grupo Carso are traded in the over-the-counter market. Each ADR of Grupo Carso represents two shares series A-1.

The Issuer will enter into a deposit agreement with The Bank of New York Mellon, as the depository for the issuance of ADRs of the Company, each of which will represent two shares series B-1 corresponding to the capital stock of the Issuer. The ADRs of the Company shall also be listed and traded in the over-the-counter market. The terms and conditions to distribute the ADRs of the Company will be notified at the proper time through the depository according to the procedure established in the corresponding deposit agreement and pursuant to the provisions on the subject of securities in force and effect in the USA.

Once the shares of the capital stock of the Company are listed on the Bolsa, the Issuer will be required to provide the CNBV, Securities Exchange and the investing public the financial, economic, accounting legal and administrative information according to Articles 33, 34, 35 and others that may be applicable of the Issuers’ Regulations with the frequency established in such provisions, including without limitation the notices about press releases, annual and quarterly financial information, annual report, report about the degree of compliance with the Code of Better Business Practices as well as the annual legal information and about the shareholders’ meetings, exercise of rights or significant corporate reorganizations. Additionally, the Company must submit the reports in a complete and timely manner that the applicable foreign legislation may require about significant events and periodical information submitted to the Mexican authorities as a result of the existence of its ADR Program.

e)	Public Documents

This Information Brochure and other information about the Company may be consulted at the Bolsa, either at its offices or on the website: http://www.bmv.com.mx.

At the request of any investor, a copy of the aforementioned documents will be provided, prior written request addressed to Mr. Jorge Serrano Esponda or Mr. Jesús Granillo Rodríguez at the offices located at Paseo de las Palmas 736, Lomas de Chapultepec, Mr. 11000, Mexico City, Federal District, telephone number (55) 5625-4900, extensions 1460 and 1461, respectively, or at the following e-mails: jserranoe@inbursa.com or jgranill@inbursa.com.mx, respectively.

The electronic website of the Company is in development under the domain name http://www.inmueblescarso.com.mx.

The information on the Company contained in its website is not part or the subject matter of this Information Brochure.

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2)        THE ISSUER

a)	About the Issuer

The Issuer is a public stock corporation of variable capital duly incorporated and validly existing in accordance with the laws of Mexico, which corporate name is “Inmuebles Carso, S.A.B. de C.V.” and commercially identified as “Inmuebles Carso”.

The Company was incorporated as a result of a spin-off of Grupo Carso, approved by the general extraordinary shareholders’ meeting of said company, held on November 4, 2010, the minutes of which were formalized as evidenced in public instrument number 37,483 dated November 10, 2010; granted before Mr. Héctor Manuel Cárdenas Villarreal, Notary Public 201 of the Federal District, which the first official transcript of which was recorded in the Public Registry of Commerce of the Federal District on November 11, 2010 in commercial file number 33325. Due to its recent incorporation, the Company has not participated in relevant corporate events other than its incorporation which was formalized as evidenced in public instrument number 37,613 dated November 25, 2010, granted before the aforementioned notary public, the first official transcript was recorded in the Public Registry of Commerce of the Federal District on November 30, 2010 in electronic commercial file number 427522-1.

The Company’s headquarters are located in “Plaza Carso” located at Lago Zurich 245, Edificio Carso, 20th floor, Colonia Granada Ampliación, Zip Code 11529, Mexico City, Federal District. The telephone number of the Company is (55) 2122-2600.

The decision to incorporate the Company was taken by the shareholders’ meeting and the directors of Grupo Carso in order to create value for the shareholders of Grupo Carso because, previously, the price of the shares of Grupo Carso did not fully reflect the value of the group’s real estate assets. In light of the foregoing, Grupo Carso considered it necessary to execute a Corporate Reorganization in order to create a new financial group aimed primarily at developing and marketing real estate assets and whose holding company shall be traded on the Securities Exchange.

It is important to state that on December 8, 2010, Grupo Carso disclosed to the investing public that its Board of Directors had authorized an assessment of its real estate assets to define which of these could be transferred to a new company that would be spun-off from Grupo Carso and whose shares would be traded in the Securities Exchange. Thereafter, on August 24, 2010, Grupo Carso disclosed to the public that during the meeting of its Board of Directors held on such date, the progress of such analysis was submitted and the board informed about its intention of executing a Corporate Reorganization. Lastly, Grupo Carso informed about the terms of the Corporate Reorganization through an information statement distributed by the Securities Exchange on October 20, 2010.

Many of the companies that are currently Subsidiaries of the Company, prior to the Corporate Reorganization, were subsidiaries of the Industrial Division and the Commercial Division of Grupo Carso, which assets include real estate properties to be developed as such. As a result of the Corporate Reorganization, these companies, along with their real estate properties, were transferred to Inmuebles Carso. See “The Issuer – Business Overview – Corporate Structure”.

The Corporate Reorganization

The Corporate Reorganization of Grupo Carso consisted in taking a series of corporate and contractual actions that implied the spin-off from Grupo Carso and many of its subsidiaries, which final result was the incorporation through the spin off of (i) Inmuebles Carso, the spin-off company directly or indirectly owning, through its Subsidiaries, many real estate properties used as such, previously owned by Grupo Carso and its subsidiaries; and (ii) Minera Frisco, the spin-off company directly or indirectly owning, through its subsidiaries, mining claims with concession that were previously owned by Grupo Carso and its subsidiaries.

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As part of the Corporate Reorganization, the company Grupo Condumex, S.A. de C.V. (currently Inmuebles CDX) spun-off in order to transfer to two new spin-off companies the operating and mining assets of Grupo Condumex, S.A. de C.V. and consolidated in the original company, currently, Inmuebles CDX, the real estate assets. Inmuebles CDX owns sixteen real estate properties as well as directly and indirectly owning all of the shares representing the capital stock of the following real estate subsidiaries: (i) Inmuebles Sercox; (ii) Inmuebles Macote, the spin-off company resulting from the spin-off of Tenedora de Empresas de Materiales de Construcción, S.A. de C.V., and its subsidiaries Inmobiliaria Aluminio and Inmobiliaria Aluder; (iii) Inmuebles Inseo, the spin-off company resulting from the spin-off of Industrias Apaseo, S.A. de C.V., and its subsidiaries Apaseo, Inmuebles Ductin, Inmuebles Elmec and Inelmec; (iv) Inmuebles Meisac; (v) Inmuebles Eclo; (vi) Inmuebles Cisgro; and (vii) Inmuebles Riama, the spin-off company resulting from the spin-off of Minera María, S.A. de C.V.

Additionally, the company Inmuebles Cantabria spun-off as well in order to transfer to two new spin-off companies the operating and mining assets of said company and consolidate in Inmuebles Cantabria, as the spin-off company, the real estate assets thereof. Inmuebles Cantabria owns fourteen real estate properties as well as directly and indirectly owning all of the shares representing the capital stock of each of the following real estate subsidiaries: (i) Promociones Pedregal; (ii) Inmuebles Servicios Mexicanos; and (iii) Club de Golf Cuernavaca.

Similarly, Grupo Sanborns spun-off and as a result created Inmuebles Borgru; however, Grupo Sanborns was not extinguished. As part of the spin-off of Grupo Sanborns, this company transferred to Inmuebles Borgru in bulk a part of its assets, liabilities and capital including title to all of the shares representing the capital stock of the following real estate subsidiaries: (i) Inmuebles SROM (formerly Sears Roebuck de México, S.A. de C.V.); (ii) Dorian’s; (iii) Inmuebles General; (iv) Promotora Sanborns; (v) Centro Histórico; (vi) Inmobiliaria Desarrollo de Proyectos; (vii) Administradora de PCC, which it owned, and (viii) other minority equity in various subsidiaries of the aforementioned companies.

Once the aforementioned spin-off were approved, the General Extraordinary Shareholders’ Meeting of Grupo Carso held on November 4, 2010, subject to compliance with certain terms and conditions, approved the spin-off of Grupo Carso to, without extinguishing the latter, create the Company and Minera Frisco. As a result of compliance of the aforementioned terms and conditions and the subsequent creation by spin-off of the Issuer, Grupo Carso transferred to the latter, title to the shares representing the capital stock of Inmuebles Cantabria, Inmuebles CDX, Inmuebles Borgru and Grupo Calinda that it owned, all of the companies owning real estate and/or holding real estate companies and, in the case of Grupo Calinda, holding real estate companies and operating hotels.

According to the resolutions of the Extraordinary Shareholders’ Meeting of Grupo Carso and based on the pro forma balance sheets of the spin-off Grupo Carso and the Company with figures to June 30, 2010, Grupo Carso transferred by spin-off to the Company and it was created with equity comprised of assets worth 16,310,077,000.00 Pesos (sixteen billion three hundred and ten million seventy seven thousand and 00/100 Pesos) (rounded to the nearest thousand), a net worth for an equivalent amount and a capital stock fully subscribed and paid for of 280,979,488.63 Pesos (two hundred eighty million nine hundred and seventy nine thousand four hundred eighty-eight and 63/100 Pesos).

The figures referred to in the preceding paragraph shall be adjusted to the date on which the spin-off of Grupo Carso becomes effective, in other words on December 31, 2010.

It is important to state that spin-off resolutions of Grupo Carso were recorded in the Public Registry of Commerce of the Federal District on November 11, 2010, under commercial file number 33325 of Grupo Carso and the notices provided for in Article 228 bis of the LGSM were published on November 10, 2010 in the Official Gazette of the Federation and in the following newspapers: El Universal, El Financiero and El Economista.

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The Company is a shareholding, whose direct and indirect Subsidiaries are real estate companies and, in the case of the subsidiaries of Grupo Calinda, real estate companies and hotel operators. As a result of the many spin-offs described above, the Issuer shall own, through its Subsidiaries, 291 real estate properties as well as being the titleholder of trust rights in six trusts which estate is comprised of many real estate properties.

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The following are all Subsidiaries of the Company to this date:

Subsidiary			Shareholding percentage	Nature of business
•	Grupo Calinda		99.99%	Holding Company

	Subsidiaries of Grupo Calinda:
	•	Castilleja	99.99%	Real estate property leasing
		Subsidiaries of Castilleja:
		• Castilleja Holdco	99.99%	Holding Company
		• 7470 Highway	99.99%	Hotel management and operation
	•	Hotel Geneve	99.99%	Hotel management and operation
	•	Hotel Roma	99.99%	Hotel management and operation
	•	Hipocampo	99.73%	Hotel management and operation
	•	Sistema Traveler’s Plus	99.99%	Brokerage and negotiation to market chattel and real estate properties
	•	Hoteles Calinda	99.99%	Collection of fees for administration and use of trademark
	•	Subsidiary of Hoteles Calinda:
		• Insalmar	99.99%	Hotel management and operation
	•	Compañía de Servicios Ostar	99.99%	Rendering of administrative services of the personnel
•	Inmuebles CDX		99.60%	Holding Company and real estate property owner
	Subsidiaries of Inmuebles CDX
	•	Inmuebles Cisgro	99.57%	Holding Company
	•	Inmuebles Eclo	99.57%	Real estate Company
	•	Inmuebles Macote	99.47%	Holding Company
	•	Inmobiliaria Aluminio	99.47%	Real estate property leasing
	•	Inmobiliaria Aluder	99.46%	Real estate property leasing
	•	Inmuebles Sercox	99.57%	Real estate Company
	•	Inmuebles Meisac	98.10%	Real estate Company
	•	Inmuebles Inseo	99.57%	Holding Company
	•	Apaseo	99.57%	Real estate property leasing
	•	Inmuebles Elmec	99.42%	Real estate property leasing
	•	Inelmec	99.42%	Real estate property leasing
	•	Inmuebles Ductin	99.56%	Real estate property leasing
	•	Inmuebles Riama	99.57%	Real estate Company

•	Inmuebles Cantabria		99.99%	Holding Company and real estate property owner
	Subsidiaries of Inmuebles Cantabria		99.99%
	•	Promociones Pedregal	99.99%	Real estate property leasing
	•	Inmuebles Servicios Mexicanos	89.52%	Real estate property leasing
	•	Club de Golf Cuernavaca		Promotion of sports, primarily golf courses

•	Inmuebles Borgru		99.97%	Holding Company

	Subsidiaries of Inmuebles Borgru
	•	Inmuebles SROM	84.93%	Operation of department stores
		Subsidiary of Inmuebles SROM:
		• Inmose	84.93%	Real estate property leasing
	•	Dorian’s	99.97%	Real estate property leasing
	•	Inmuebles General	99.97%	Real estate property leasing

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	Subsidiaries of Inmuebles General:
	•	Atrios de Chapultepec	99.97%	Development of real estate projects
	•	Cervantes Saavedra	99.91%	Real estate property leasing
•	Promotora Sanborns		99.94%	Real estate property leasing
	Subsidiaries of Promotora Sanborns:
	•	Bajasur	99.94%	Real estate property leasing
	•	Bienes Raíces de Acapulco	99.94%	Real estate property leasing
	•	Desarrollos Sagesco	99.94%	Real estate property leasing
	•	Productos Chase	99.94%	Real estate property leasing
	•	Inmuebles Comerciales	99.94%	Real estate property leasing
	•	Central Inmobiliaria	99.94%	Real estate property leasing
	•	Inmobiliaria Diana	99.94%	Real estate property leasing
	•	Inmobiliaria Buenavista	99.94%	Real estate property leasing
	•	Acolman	99.94%	Real estate property leasing
	•	Inmobiliaria Cd. Del Sol	99.94%	Real estate property leasing
	•	Operaciones e Inversiones	99.94%	Real estate property leasing
	•	Impulsora de Exportaciones	99.94%	Real estate property leasing
	•	Santepec	98.71%	Real estate property leasing
	•	Promotora Fresno	99.94%	Real estate property leasing
•	Inmobiliaria Desarrollo de Proyectos		99.98%	Real estate property leasing
	Subsidiaries of Inmobiliaria Desarrollo de Proyectos:
	•	Inmobiliaria Insurgentes Acapulco	99.98%	Real estate property leasing
	•	Proyectos Educativos	99.98%	Real estate property leasing
	•	Asociación Pediátrica	99.89%	Real estate property leasing
•	Centro Histórico		19.27%	Real estate property leasing
•	Administradora PCC		99.98%	Rendering of administrative services of the personnel
•	Administradora de Plaza Carso		One equity interest	Manager of Plaza Carso’s Condominium

The section “The Issuer-Business Overview – Corporate Structure” includes a table that describes the corporate structure of the Issuer.

The following section “The Issuer-Business Overview – Main Activity”, more information is provided with respect to the main activity of the most important Subsidiaries of the Company and the general business strategy followed by those Subsidiaries.

Investments carried out during the previous three fiscal years

The following table shows the main investments carried out by Inmuebles Carso, through its Subsidiaries, Inmuebles Borgru and Grupo Calinda, during the last three fiscal years:

INVESTMENTS	2008 Amount in millions of Pesos	% Contrib.	2009 Amount in millions of Pesos	% Contrib	Accum. Jun ‘10 Amount in millions of Pesos	% Contrib
Plaza Carso Project	623.2	39.7%	1,605.1	58.6%	924.4	54.5%
Hospitals Constructions		0.0%	492.2	18.0%	102.1	6.0%
Land reserves, Building Shopping Centers	236.1	15.0%	367.3	13.4%	645.9	38.1%
Equipment and Adaptations to Sears Department Stores	129.5	8.2%	34.2	1.2%	21.6	1.3%
Hotel Industry	581.7	37.0%	241.5	8.8%	2.8	0.2%
TOTAL INVESTMENTS	1,570.5	100.0%	2,740.2	100.0%	1,696.8	100.0%

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In addition, on June 2009, the following acquisitions were made by Inmuebles Borgru:

1.	It was acquired from IDEAL all of the shares of Inmobiliaria Desarrollo de Proyectos, holding company of a group of companies which main activities are the real estate property leasing destined to the health and education sectors; and

2.	It was acquired a share holding of 19.3% in Centro Histórico, company whose main purpose is the sale and leasing of real estate properties within the perimeter called as Historic Center of Mexico City.

Finally, in September 2010, through 7470 Highway, it acquired a hotel in Kissimmee Orlando, commercially known as Ramada Kissimmee.

b)	Business Overview

One of the main activities in which Grupo Carso has developed since its beginning was the investment and real estate projects, specifically in industrial areas within urban spaces, in order to recycle, restructure and allow commercial, residential, cultural, health, educative, sports and other projects that contribute not only to the environment, but to generate more and better jobs and community services.

Through the spin-off of Grupo Carso, Inmuebles Carso shall continue with the development of real estate assets of high profile and searching new opportunities. Additionally, it shall maintain the current operation of its real estate properties in a productive way, trying to generate cash flow that let the Company consolidate its strategy and accelerate its expansion.

Currently, there are several real estate projects with high economic and social impact:

Plaza Carso and its following stages

Plaza San Luis, a shopping center in the City of San Luis Potosí

Plaza Altabrisa, a shopping center in the City de Villahermosa

Restructure of an old aluminum plant of ALMEXA in the City of Veracruz

Inmuebles Carso shall continue distingushing for its experience, selectivity, innovation and quality in its real estate projects and investments, by its dynamism and their several sources of incomes, which result in a high success and acceptance by its clients, tenants, and authorities, among other participants with the Company.

Participation of the Subsidiaries in the Company’s income.

The Issuer, through its Subsidiaries, is dedicated primarily to acquiring, selling, developing and leasing the real estate properties used as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real estate developments, and country clubs and/or golf clubs.

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The following diagram shows the Subsidiaries that contribute with more than 10% of the income and/or total assets of the Issuer as of June 30, 2010:

Graphic that includes the Subsidiaries that contribute with more than 10% of the Total Assets

The following table shows information related to the contribution that the income has by business and/or client which represents more than 10% of the total income of real estate sector, that in a future shall continue, meanwhile the commercial sector, in which the commercial operations of Dorian’s are included, shall disappear:

Income by:	2008 Amount in millions of Pesos	% Contrib	2009 Amount in millions of Pesos	% Contrib	Accum. Jun ‘10 Amount in millions of Pesos	% Contrib
Stores and Restaurant Leasing (Grupo Sanborns)	160.8	17.5%	230.3	10.1%	121.0	11.7%
Shopping Centers Leasing (several clients)	424.1	46.1%	508.7	22.3%	220.7	21.3%
Universidad Tecnológica de México Leasing	—	0.0%	110.6	4.8%	136.2	13.1%
Offices Sales (several clients)	—	0.0%	1,082.7	47.4%	368.6	35.5%
Hosting Services (several clients)	173.6	18.9%	136.3	6.0%	67.5	6.5%

The incomes from the leasing of school campuses of the Universidad Tecnológica de México started to be registered as of July 2009 when it which was acquired by the Company.

The incomes from the sale of offices were registered from 2008, and correspond to the “Plaza Carso” complex.

i)	Main Activity

Through its subsidiary real estate companies, the Company participates in the real estate market in Mexico and in the hotel industry, specifically through its Subsidiary Grupo Calinda.

The activities carried out by the main Subsidiaries of Inmuebles Carso are summarized below:

Inmuebles SROM, a Subsidiary of Inmuebles Borgru

Inmuebles SROM originated from the real estate division of Sears Operadora and is responsible for the growth, leasing and administration of several real estate properties that include mainly 25 Sears stores, one Saks Fifth Avenue department store and one distribution center. Likewise, Inmuebles SROM has different interests in the operation of five shopping centers, which are known as Plaza Universidad, Plaza Satélite, Pabellón Polanco, Plaza Insurgentes and Plaza Imagen.

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Plaza Universidad. Opened in 1969 and was the first shopping center in Mexico. In 2005, Plaza Universidad completed the total renovation of the building as well as improvements to its entertainment facilities. Currently, Plaza Universidad has 85 stores and, as a result of the aforementioned remodeling, its average level of occupancy is 100%. Inmuebles SROM owns 59% of the shares of Plaza Universidad and the remainder is owned by private investors.

Plaza Satélite. Was inaugurated in 1971 and is the most important shopping center located in the northeastern section of Mexico City. This shopping center targets middle and upper middle class consumers; and its clientele are mostly young people. Plaza Satélite is one of the largest shopping centers in Mexico with over 250 stores and approximately 5,700 parking spaces. Inmuebles SROM owns an equity interest of 46.87% in Plaza Satélite and additionally, a group of private investors have 46.875% co-invested therein while El Puerto de Liverpool, S.A.B. de C.V. owns the remaining 6.25%.

Pabellón Polanco. Opened in 1990 and is located in the Polanco area of Mexico City. This shopping center targets upper and upper middle class consumers. It is wholly owned by Inmuebles SROM and has 123 stores with 100% occupancy level. Pabellón Polanco also has entertainment facilities including “Cinemex” movie theaters. Pabellón Polanco enjoys the benefits of significant pedestrian flow every day from the office complexes located in the area.

Plaza Insurgentes. Was inaugurated in April 1999 and is wholly owned by Inmuebles SROM. It is located in the center-southern section of Mexico City and was constructed as a result of the remodeling of the Sears store, branch Insurgentes, which was the first Sears store in Mexico.

Plaza Imagen. With an equity interest of 83.4%, this shopping center opened in 1991. It is located in the residential zone of Colonia Campestre, in the city of Gómez Palacio, Durango, which forms part of the Comarca Lagunera zone. It has 116 stores and a Sears store as the anchor, which offer goods and services to middle and upper middle class persons. Presently, this shopping center also leases spaces to the Universidad Interamericana para el Desarrollo, which provides technical education to 300 students.

Dorian’s

Dorian’s manages several real estate properties, which includes Sears department stores and Dax store, an office building as well as two plots of land that include a land for urban development in the Polanco area of Mexico City.

Inmuebles General

The real estate division of Grupo Carso, prior to the Corporate Reorganization, was consolidated with the development “Plaza Carso”, a project that recycled and converted industrial space of Polanco area in Mexico City in order to start the most important property state project in Latin America, with an investment of more than 800 million dollars, a surface area of 78,000 square meters and 860,000 square meters of construction, between a development with offices, housing, commerce, services, accommodations, entertainment, culture and green areas. The two stage development shall have the following:

Corporate Center: Consisting of three towers with 18, 19 and 22 floors, respectively, with a total of 150,000 square meters. The office tower “Presa Falcón” located between the streets of Miguel de Cervantes and Presa Falcón, behind the Soumaya Museum has 22 floors, 3 floors corresponding to the shopping center and 19 floors of offices, totaling 3,240 square meters per floor. The office tower “Zurich 245” located in the street of Lago Zurich, behind the office building of América Móvil has 19 floors, 2 floors corresponding to the shopping center and 17 floors of offices, totaling 2,100 square meters per floor. Lastly, the office building of América Móvil located between the streets of Miguel de Cervantes and Lago Zurich has 18 floors, 3 floors corresponding to the shopping center and 15 floors of offices, totaling 3, 240 square meters per floor, which will be fully used by AMX.

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Residential Area: Consisting of three towers with 22 floors and another with 17 floors (with a surface of 94,176 square meters) and 628 apartments.

Shopping Center: Shall target the upper class market. It has a surface are of 46,818 square meters distributed on three floors with an innovative design that includes: the second Saks Fifth Avenue department store, which is internationally known for its designer collections that dictate style trends, fashion and elegance, as well as over 200 other brands. Additionally, the shopping center has famous boutiques, a wide selection of recognized and innovative restaurants, movie theaters, “VIP” movie theaters, coffee shops, gymnasium, entertainment centers for kids and teens, banks, boutiques, América Móvil’s “Show Room” and a Sanborns store that shall be distinguished by its new concept and image. Because of its privileged location, this shopping center offers comfortable spaces and modern facilities that ensure lessees a constant flow of visitors and potential shoppers. Another advantage is that it shall naturally be in demand because of its cultural program, corporate spaces, housing and touristic flow from the hotel that shall be located within the project.

Cultural Complex: Consisting of the Soumaya Museum with a surface area of 15,858 square meters, the Jumex Museum with a surface area of 2,500 square meters and the Cervantes Theater with a capacity for 1,500 spectators.

Parking: Consists of 279,000 square meters and a capacity for 9,000 parking spaces distributed in 5 and 6 underground levels. Presently, it is the largest parking lot in Mexico.

Hotel: The complex shall include a five star hotel with 126 rooms and 38 luxury suites, which shall have a spa, business center and gourmet restaurants.

Housing shall be developed during the second stage of “Plaza Carso”, which shall consist of a building with 188 apartments distributed in 17 floors as well as the hotel and the Jumex Museum that are expected to be concluded by 2012.

The magnitude of this architectural work is reflected not only in the quantity and variety of the materials, but in their quality and efficient management.

Inmobiliaria Desarrollo de Proyectos

Inmobiliaria Desarrollo de Proyectos is a subholding of a group of companies, whose primary businesses include real estate leasing as well as the acquisition and transfer of any title and/or property.

This company owns 19 school campuses that are leased long term to four different operators: Universidad Tecnológica de México, Grupo Sol, Colegio Hispano Mexicano de Querétaro and Universidad del Tercer Milenio.

With respect to health services, Inmobiliaria Desarrollo de Proyectos owns 6 hospitals in operation and 5 hospitals in construction, which are going to be operated by Grupo Star Médica, one of the fastest growing hospital groups in Mexico that provides services to a large number of clients who are middle to lower middle class. According to their business partnership, Grupo Star Médica operates and manages several hospitals and, in turn, Inmobiliaria Desarrollo de Proyectos develops and leases the real estate properties where these hospitals are located. As of September 30, 2010, six hospitals are operating in the state of San Luis Potosi, the State of Mexico and the Federal District and five are under construction in the cities of Chihuahua, Querétaro, Mexico State, Veracruz, Leon and Tijuana. Inmobiliaria Desarrollo de Proyectos also has several land for urban developments as well as a shopping center located in the project “Ciudad Jardín Bicentenario” in Cd. Netzahualcoyotl, State of Mexico, which was developed in two lots over 250 hectares and

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includes the closure and cleanup of Neza I landfills. In one of the lots of sixty hectares, a sports center was constructed with a gymnasium, a bicycle path as well as sixty sports fields, making it the largest sports center in the metropolitan area. The second lot was constructed on a mixed private property complex where a shopping center is located that initiated operations at the end of 2008 as well as a technological institute of higher education, a specialized hospital, doctors’ offices, community center and an entertainment area. The benefits of this project include the elimination of a source of pollutant, urban gentrification, job creation and training, improvement of the environment due to the recovery, the availability of services that were previously unavailable, increasing safety and wastewater treatment.

Promotora Sanborns

The main activity of this company is real estate property leasing, specifically, to subsidiaries of Grupo Sanborns for the operation of Sanborns’ stores, among other stores. Likewise, Promotora Sanborns acts as a subholding of other subsidiaries and that operate in the real estate business and whose revenue is generated from the leasing of shopping centers and real estate properties to operate stores in general. Presently, Promotora Sanborns owns real estate properties where twenty five Sanborns stores, eleven Sanborns Cafés, twelve Sears stores, nine Dax stores, the Hotel Veracruz Centro Histórico are operating, two office buildings leased to Sears and Grupo Sanborns and, among other real estate properties, it has residential houses, shops and many land for urban developments. Furthermore, Promotora Sanborns participates in the operation of the following shopping centers:

Plaza Altabrisa. Is located in the northeastern section of the City of Mérida, State of Yucatán on Av. Correa Rancho in an area that provides commerce and services known as Polígono Altabrisa. Presently, the area is undergoing an important development with respect to its urban infrastructure to the extent that it has been consolidated as an Urban Sub-center with services that include specialized clinics, office buildings, commercial and recreational areas, etc. The area where the commercial center is located has middle, upper middle and high class population and it shall have a sphere of influence over vast and important neighborhoods of this section of the City; in addition to all of the developments under construction on the other side of the highway in the northeastern section of the City. Promotora Sanborns owns 57.47% of this shopping center and has a leasing area of 48,695 square meters that includes one Sears store, Sanborns, cinemas and other establishments.

Forum Coatzacolcos. Promotora Sanborns owns 50% of this shopping center, which is located in the City of Coatzacoalcos, State of Veracruz. “The Key to the Southeast” was the nickname given because of its privileged location as well as its proximity to various tourist attractions and it must be passed through when travelling to the states of the Yucatán peninsula. Forum Coatzacoalcos was planned to provide a shopping and entertainment center to the cities of Minatitlán y Coatzacoalcos. This commercial complex represents more than 800,000 inhabitants within a radius distance of not more than forty minutes by car. The complex was developed jointly with Grupo GICSA, S.A. de C.V. and is one of the most modern within the State of Veracruz. Forum Coatzacoalcos is located in the zone with the greatest upper middle class residential expansion in Coatzacoalcos in front of the new convention center and the auditorium of the City. It has 32,454 square meters of rentable space and 148 stores.

Additionally, a shopping center is under construction in the City of San Luis Potosí, State of San Luis Potosí and another in the City of Villahermosa, State of Tabasco, which shall open its doors during the second half of 2011.

Grupo Calinda

Through Grupo Calinda, the Company operates and administrates real estate properties owned by it as well as by third parties, whose objective is to provide hotel services under the trademark Ostar Grupo Hotelero, including the following hotels: (i) Hotel Geneve Ciudad de México; (ii) Hotel Veracruz Centro Histórico; (iii) Hotel Francia Aguascalientes, (iv) Hotel Racquet Cuernavaca; (v) Hotel Calinda Beach Acapulco; and (vi) Hotel Ramada Orlando Kissimmee.

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Furthermore, those hotels provide service of food and drinks, through its different restaurant cost centers.

Cyclical and Seasonal Behavior of the Key Business

The real estate division is cyclical. The fourth quarter is the best because of the end of the year season. The determination of the rent charged to its principle clients: companies that operate Grupo Sanborns, the department stores Sears, Saks Fifth Avenue, Sanborns stores, Sanborns Café, as well as the establishments located within the shopping centers shall be calculated in terms of the percentage of sales of the stores, since a portion of the revenue of the consumer applied to the acquisition of the goods and services are increased during this period.

The hotel industry is favored by the business segment during the months of February, March, May, September, October and November; while the entertainment sector increases its revenue during the Holy Week, summer, end of the year, carnivals and weekends.

ii)	Distribution Channels

Inmuebles Carso, through its Subsidiaries, principally through Inmuebles Borgru, directly markets the sale of residential apartments, offices, doctors’ offices, and leases stores, school campuses, offices and hospitals.

Within the real estate properties managed by the Company, through its Subsidiaries, exists 176 real estate properties and six trust funds that include thirty eight Sears stores, one Saks Fifth Avenue department store, twenty five Sanborns stores, eleven Sanborns Cafés, ten Dax stores and one distribution center. Additionally, has equity participation in eight shopping centers, three office buildings, twenty nine land for urban developments, five houses, three warehouses, one hotel, nineteen school campuses, six operating hospitals, thirteen other real estate properties and as of the date hereof, five hospitals, two shopping centers, as well as the corporate, cultural, commercial and residential complex known as “Plaza Carso” are under construction.

Additionally, according to the agreement reached with UNITEC, two long-term leasing agreements have been executed for six university campuses and another three operators are under the same program.

With respect to the hospital division, this Company owns six operating hospitals and five hospitals under construction, which are or will be managed by Grupo Star Médica. According to these negotiating terms, the Company, through its subsidiary Inmobiliaria Desarrollo de Proyectos, build, equip, develop and lease the real estate properties in which the hospitals are located and Grupo Star Médica operates and manages those. It is important to state that the doctors’ offices are sold or leased for long terms to doctors.

Regarding the hotel division operated by Grupo Calinda, accommodation services are offered through the following channels: (i) printed material such as periodical publications like magazines and newspapers, brochures or pamphlets as well as billboards; (ii) electronic means such as the internet through websites dedicated to promoting hotel services, including the reservation portal Sybelio, global distributors such as Synxis, different online and e-commerce agencies; campaigns also include radio and billboards; (iii) intermediaries, including domestic and foreign travel agencies, whether wholesalers or retailers, operators and business consortiums; and (iv) “Business to Business”, through corporate accounts carried out as “Coupon Sales” among the different companies owned by Grupo Carso, airlines, reservation call centers and directly with the customer.

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iii)	Patents, Licenses, Trademarks and Other Agreements

The Issuer is the titleholder of several trademarks that identify certain real estate properties and projects as well as the hotels of Grupo Calinda. Listed below are the major trademarks and advertising slogans of the Company and its Subsidiaries:

Trademarks

Titleholder	Trademark	Registry Number	Class	Valid Term
Inmuebles Borgru	Ciudad Jardín Neza	In process	35	In process
Inmuebles Borgru	Logo Plaza Carso	1162626	35	August 12, 2019
Inmuebles Borgru	Plaza Carso	1093210	35	June 16, 2018
Inmuebles Borgru	Plaza San Luis	1157177	35	April 21, 2020
Inmuebles SROM	Pabellón Polanco	377717	36	December 19, 2014
Inmuebles SROM	Plaza Insurgentes	350729	36	October 15, 2018
Hoteles Calinda	Banneret	946176	43	July 6, 2016
Hoteles Calinda	Calinda Beach Acapulco	946177	43	July 6, 2016
Hoteles Calinda	Calinda Beach Acapulco y Diseño	996780	43	July 6, 2017
Hoteles Calinda	Calinda Hoteles y Diseño	941502	43	April 27, 2016
Hoteles Calinda	Calinda Viva Villahermosa	946178	43	July 6, 2016
Hoteles Calinda	Calinda Viva Villahermosa y Diseño	962726	43	September 26, 2016
Hoteles Calinda	Hoteles Calinda y Diseño	941501	43	April 27, 2016
Hoteles Calinda	Hotel Racquet Cuernavaca	939682	43	June 2, 2016
Hoteles Calinda	Hotel Racquet Cuernavaca y Diseño	941503	43	April 27, 2016
Hoteles Calinda	Hotel Veracruz Centro Histórico	1010895	43	July 6, 2016
Hoteles Calinda	Hotel Veracruz Centro Histórico y Diseño	1010894	43	July 6, 2016
Hoteles Calinda	Hotel Francia Aguascalientes y Diseño	1065303	35	September 5, 2018
Hoteles Calinda	Logo Shop Hotel Racquet Cuernavaca y Diseño	1068609	35	September 5, 2018
Hoteles Calinda	La Terraza Racquet y Diseño	1072991	43	October 20, 2018
Hoteles Calinda	La Cava Medieval y Diseño	1072990	43	October 20, 2018
Hoteles Calinda	Hotel Raquet Cuernavaca y Diseño	1140102	43	November 19, 2019
Hotel Geneve	Hotel Geneve y Diseño	950049	43	July 6, 2016
Hotel Geneve	Hotel Geneve y Diseño	949362	43	July 6, 2016
Hotel Geneve	Hotel Geneve Ciudad De Mexico 100 Años y Diseño	1067463	35	September 5, 2018
Hotel Geneve	Phone Bar Y Diseño	1066014	43	September 5, 2018
Hotel Geneve	Phone Bar Y Diseño	1064600	35	August 14, 2018
Hotel Geneve	La Terraza Geneve Restaurante Y Diseño	1058830	43	July 22, 2018

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Advertising Slogans

Titleholder	Commercial	Registry Number	Class	Valid Term
Hoteles Calinda	Usted Manda	22120	42	June 5, 2011
Hoteles Calinda	Excelencia y tradición con espíritu taurino	51582	43	December 16, 2018
Hotel Geneve	Hotel Museo	51533	43	December 16, 2018
Hotel Geneve	Siempre antiguo, siempre nuevo	50594	43	November 4, 2018
Hotel Geneve	Las llaves de su casa estarán por siempre en el Front Desk	50595	43	November 4, 2018
Hotel Geneve	El hotel mas legendario de México	49632	43	August 14, 2018
Hotel Geneve	Testigo de la Historia	49631	43	August 14, 2018
Hotel Geneve	El Hotel con mas tradición en México	49634	43	August 14, 2018
Hotel Geneve	El Hotel mas clásico de México	49633	43	August 14, 2018

All of the trademarks mentioned in the table above continue to be valid. The Company, directly or through its Subsidiaries has submitted on time and properly before the Mexican Institute of Intellectual Property, the corresponding renewal applications in the cases in which the records show that these shall expire soon.

All the trademarks and commercial slogans mentioned above and those that are developed by the Company or its Subsidiaries in the future,are important, in the understanding that they constitute the distinctive sign of the services provided by the group, being of high importance the identification by the clients with quality services within the real-state property market, or hotel services referring to Grupo Calinda and its subsidiaries, which are highly competitive.

Other Agreements

The Company, through its Subsidiaries, has executed many lease agreements to rent its real estate properties to third parties that can be or not related parties. In general, said lease agreements are valid for two or three years and the lessee undertakes the payment obligation of a monthly rent plus a fee to cover utility charges, expenses of common areas, cleaning and other maintenance costs and a deposit equivalent to two and sometimes three months rent to pay for any damage caused to the leased property. The property tax is paid by the lessor. Additionally, in the case of leasing a shopping center, the lessees shall pay a fee in advance for access to the shopping center, which varies from contract to contract. If the lessee vacates the store, the latter may recover a portion of said fee with a charge to the new lessee.

The Company’s policy with respect to commercial lease has focused on contracting the longest terms permitted by the applicable legislation.

Relevant agreements executed by the Company for the last three fiscal years, do not exist, different from those related to the regular business activities.

iv)	Main Clients

As indicated previously (see “General Information – Risk Factors”), as of the date hereof, the principle clients of the Issuer are various Subsidiaries of Grupo Carso, such as Grupo Sanborns, which through its operating Subsidiaries of the Sears stores, Sanborns stores and Sanborns Café represent more than 10% of the total revenue of the Issuer, as well as other clients such as UNITEC with whom it reached a leasing agreement for 9 university campuses.

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With respect to Grupo Calinda, its customers does not include any representing 10% or more of the total individualized sales per property; however, this segment that represents 10% of the revenue from the total sales of the properties or the corporate accounts.

v)	Applicable Legislation and Tax Situation

The Company is subject to compliance of the laws, regulations and provisions applicable to any variable capital business corporation, such as the LMV, Issuers’ Regulations, LGSM, Commerce Code and the corresponding tax provisions.

Additionally, the following are the main constitutional provisions, laws, regulations and administrative provisions governing the activities carried out by Subsidiaries of the Issuer:

•	Federal Labor Law;

•	Regulation to the General Law of Ecological Equilibrium and Environmental Protection in terms of Environmental Impact Assessment;

•	Civil Codes for the states where the real estate property owned by the Issuer and its Subsidiaries are located;

•	Financial Codes for the states where the real estate property owned by the Issuer and its Subsidiaries are located;

•	Federal Law of Government Charges;

•	Income Tax Law;

•	Value Added Tax Law;

•	Cash Deposit Tax Law;

•	Flat Rate Corporate Tax Law;

•	National Worker’s Housing Act;

•	Social Security Law;

•	State legislation and municipal regulations on environmental, zoning, building permits, commercial establishments and real estate for the hotel industry;

•	Mexican Official Standards; and

•

Concession certificates granted by the Federal Government to the Subsidiaries of the Issuer for the use, use, development or exploitation of beach surfaces and/or federal maritime land and/or reclaimed land or other natural deposit of marine waters.

The Subsidiary of the Company 7475 Highway is subject to the corporate and tax laws of the State of Delaware and to the tax and real estate legislation for the State of Florida as well as to US federal tax law.

Additionally, in the ordinary course of their business, the Company and its Subsidiaries may be subject to antitrust provisions and, as such, the Federal Economic Competition Law and its Regulations; provisions in terms of consumer protection such as the Federal Law for Consumer Protection; intellectual property laws such as the Federal Copyright Law, the Industrial Property Law and their corresponding regulations and any other legal provisions applicable to the activities carried out during the ordinary and extraordinary course of their businesses.

vi)	Human Resources

The Issuer does not have any employees; however, through its Subsidiaries, as of June 30, 2010, it employs over 600 persons whereby (i) 3% are executives; (ii) 91% are employees, where 33% are unionized; and (iii) 5% are workers, who have not joined a union.

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	Management	Unionized	Total

Executives	21	0	21

Employees	367	182	549

Workers	33	0	33

Total	421	182	603

As of this date, the relationship between the Subsidiaries and the union has been good.

vii)	Environmental Performance

The Company and Subsidiaries are in compliance with the environmental standards that are applicable; therefore, each of their real estate properties that are in operation or being developed have the corresponding governmental authorizations and comply with the requirements established by the applicable laws, particularly in terms of control and registration of wastewater, air emissions and the handling and disposal of solid waste and hazardous materials when these are generated because of the business requirements. For these purposes, normally services are retained from companies authorized by the respective environmental or health authorities. Additionally, both the Issuer as well as its Subsidiaries have internal control departments that carry out studies and reports about the environmental impact of each project.

The construction of mixed-use complex called “Plaza Carso” shall result in the urban revitalization of an area that was dedicated to industrial use, and that in recent years had entered a process of decadence, converting it into one of the main centers of urban development in Mexico City. “Plaza Carso” incorporates the latest technology in its facilities with respect to ecological sustainability: reducing energy consumption, potted gardens around the perimeter of the complex, rooftop gardens in parking lots and in the shopping area, on the other hand the rainwater shall be collected and sent to underground storm tanks. Furthermore, the complex has a drinkable water supply, which shall satisfy about 40% of its total demand.

The development of the project “Ciudad Jardín Bicentenario” in Cd. Netzahualcoyotl, State of Mexico, where a shopping center owned by the Company is located, converted and recovered an environmental liability making it into an economic and social asset. A total of 93,000 tons of CO2 per year ceased to be issued into the atmosphere as well as a reduction of the suspended particles and contaminating bacteria. Approximately, 350,000 m2 of grass was planted in the surrounding areas and up to 4MW will be generated by using the biogas generated by such system.

The Issuer, together with the Government of the Federal District through the Ministry of Urban Development and Housing, Public Space Authority and the Miguel Hidalgo Regional Office, is in the process of developing the “Cuernavaca Railroad Corridor”, which shall have a lineal park and a bicycle path that shall be constructed with materials that have a low environmental impact.

With respect to Grupo Calinda, this hotel division owned by the Issuer does not represent, nor in the future is expected to represent, a significant environmental risk; since, the hotel industry mainly focuses on providing accommodation services and, as the case may be, food and beverages. Moreover, the materials that shall be used in remodeling the hotels due to natural ware and tear are not hazardous nor pose a risk to the environment, since their use complies with the applicable legislation.

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viii)	Market Information

The real estate sector has an extensive number of participants as well as financial brokers that provide funding and management for this sector. The commercial real estate industry is extremely fragmented in Mexico. Although other companies exist, including department stores that develop shopping centers, a vast amount of real estate properties are developed by individuals. The Company considers that in the coming years, it shall face more competition in the markets for acquisition and development of shopping centers, housing and offices including competition from international companies. Some of the important and direct competitors for the Company in terms of commercial real estate properties include without limitation, those listed below:

•	Grupo GICSA, S.A. de C.V.

•	Acosta Verde

•	Gigante Grupo Inmobiliario

•	Mexico Retail Properties Fund I, S. de R.L. de C.V.

•	Grupo Liverpool

•	Mexico Retail Advisors

•	Grupo Hines

•	Grupo ACBC

The factors that affect the Issuer and its Subsidiaries the most are fluctuations in the real estate prices and in the rate of exchange of the peso against other currencies as well as events that result in a slowing world economy.

In terms of the hotel industry, the principle and direct competitors of the hotels owned by the Issuer are the following:

•	Hotel Geneve Mexico City mainly competes with Fiesta Inn Reforma, Galería Plaza, Melia, NH Mexico City, Royal Zona Rosa and Holiday Inn Express.

•	Hotel Veracruz Historical Center mainly competes with Hotel Diligencias, Fiesta Inn Historical Center and Holiday Inn Emporio.

•	Hotel Francia Aguascalientes mainly competes with Fiesta Inn, Hotel las Trojes and Hacienda la Noria.

•	Hotel Racquet Cuernavaca mainly competes with Villa Bejar, las Quintas, Fiesta Inn and Misión del Sol.

•	Hotel Calinda Beach Acapulco mainly competes with El Cano, Casa Inn, Copacabana, Playa Suites, Fiesta Inn and Avalon.

•

Hotel Ramada Orlando Kissimmee mainly competes with Ramada Maingate West, Holiday Inn Maingate, Clarion Hotel Maingate, Ramada Celebration, Best Western, Lakeside, Champions W. Resorts, Seralago Hotel.

Grupo Calinda, like any other hotel company, has positive and negative factors that influence its commercial performance. The positive factors include (i) the identity of the hotels; each hotel includes unique features in its architecture, interior design, history and services, in addition to having excellent locations; (ii) the hotel’s focus on ensuring high standards of quality and warmth, attributes that are highly valued by guests and visitors, (iii) Grupo Calinda has over 30 years experience in the hotel industry and has the commitment to maintain high amounts of money in for remodeling, renovations, new hotel services and training their staff; (iv) the hotels have facilities for business and pleasure, as well as special events, (v) the hotels resorts are mainly located in tourist locations with facilities that allow the guest to carry out many activities in the hotel; and (vi) the quality of food in the hotel restaurants are very attractive and, in many cases, traditional cuisine.

However, the negative factors include: (i) increased competition for Grupo Calinda and, consequently, the demand is similar and in many cases less; (ii) insecurity in Mexico has caused hotel demand to fall, (iii) climate change and natural disasters,impacts to the economy of Mexico and abroad, affecting businesses and families, which result in a reduction in leisure and business travel and low rates and promotions.

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ix)	Corporate Structure

The Company is a subholding that indirectly controls the companies included in the following table:

The above table shows that the majority of the Subsidiaries are directly or indirectly totally controlled by the Company. All of the shares of the capital stock of the companies shown above are ordinary shares with vote rights. For a description of the activities of each of the abovementioned companies, refer to “The Issuer – History and development of the Issuer” herein.

To the date hereof, there are no important agreements executed or business relations established between the Company and its Subsidiaries.

x)	Description of the Main Assets

The main assets of the Company are shares of the capital stock of its direct or indirect Subsidiaries according to sections “The Issuer – About the Issuer” and “The Issuer – Business Overview – Corporate Structure”.

Indirectly, the most important assets of the Issuers are real estate properties or trust rights to real estate property owned by its Subsidiaries and all of the rights resulting from, inherent to these, including the lease agreements with respect to stores, offices, universities, hospitals and doctors’ offices.

The table below includes a summary of the real estate property owned by the Subsidiaries of the Issuer, the type of property and its current use as well as the square meters of construction and land. The section “Financial Information – Reports about Relevant Credits” includes a description about the collateral that was provided for these real estate properties in order to guarantee the credits contracted by the Subsidiaries of the Company.

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Classification	Purpose	No. Real estate Properties	Surface m2	Construction m2
Inmuebles Borgru
Commercial real estate properties	Department Stores	85	353,065	541,147
	Stores - Restaurants
	Restaurants
	Pharmacy

School Campuses	Schools and Universities	19	365,209	503,416

Operating Hospitals	Hospitals and offices	6	74,743	82,938

* Hospitals under construction	Hospitals and offices	5	66,493	156,995

** Plaza Carso	Corporate, Residential Cultural and commercial center	2	48,801	580,000

Hotel	Hotel	1	3,192	14,593

Distribution Centers	CDT - Sears	1	31,718	28,666

Office Building	Offices	3	6,673	27,097

Lands	Lands	29	2,872,321	—

Other Real estate properties	Warehouses, Houses, Premises	21	41,400	11,372

Shopping Centers	Shopping Center	8	773,767	972,688

* Shopping Centers (under construction)	Shopping Center	2	255,604	401,888

SUB-TOTAL Inmuebles Borgru:		182	4,892,985	3,320,800
Grupo Calinda
Hotel Geneve	Hotel	2	5,408	19,662

Hotel Raquet	Hotel	2	40,223	27,950

Hotel Francia	Hotel	1	1,864	5,060

Calinda Beach	Hotel	1	5,000	19,641

Ensenada	Grounds for Tourist Developments	25	Aprox 38,758 Has	0
			1,630,428

Other Real estate properties	Lands	2	13,563	0

				Aprox 38,758 Has
SUB-TOTAL Grupo Calinda:		34	1,698,735	72,313
Inmuebles Cantabria

Houses	House	6	7,709	3,389

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

Environment	Environmental Unit	1	55,130,000	0

Lands	Lands	3	506,837	0

Commercial	Offices	2	1,430	4,798

Industrial	Industrial	1	12,400	24,162

Real estate Developments	Grounds for Tourist Developments	1	44,283	0

SUB-TOTAL Inmuebles Cantabria:		14	55,702,659	32,349
Inmuebles Servicios Mexicanos

Commercial	Warehouses	3	12,125	12,234

Industrial	Industrial	6	281,679	103,026

Office Buildings	Offices	3	4,719	16,980

Lands	Lands for Development	2	80,290	0

SUB-TOTAL Inmuebles Servicios Mexicanos:		14	378,813	152,229
Promociones del Pedregal

Lands	Lands for Development	1	2,334	0

SUB-TOTAL Promociones del Pedregal:		1	2,334	0
Club de Golf Cuernavaca

Golf Club	Private Golf Club	1	164,728	2,844

SUB-TOTAL Club de Golf Cuerna:		1	164,728	2,844
Inmuebles CDX

Several real estate properties	Industrial, Warehouses	16	350,567	42,653
	and Offices

SUB-TOTAL Inmuebles CDX:		16	350,567	42,653
Inmuebles Sercox

Office Buildings and Industrial	Offices and Industrial Use	2	27,371	10,877

SUB-TOTAL Inmuebles Sercox:		2	27,365	20,418
Inmobiliaria Aluminio

Lands	Lands	2	4,112,144	39,433

SUB-TOTAL Inmobiliaria Aluminio		2	3,719,106	39,680
Inmuebles Elmec

Office Buildings	Offices	3	2,155	1,116

SUB-TOTAL Inmuebles Elmec:		3	2,155	1,116

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Inelmec

Industrial	Industrial	2	32,944	13,259

SUB-TOTAL Inelmec:		2	32,942	13,259
Apaseo

Industrial	Industrial	1	32,131	3,811

SUB-TOTAL Apaseo:		1	32,131	3,811
Inmuebles Ductin

Industrial	Industrial and others	12	309,711	89,471

SUB-TOTAL Inmuebles Ductin:		12	310,490	88,171
Inmuebles Meisac

Industrial	Industrial	1	162,954	68,298

SUB-TOTAL Inmuebles Meisac:		1	162,953	65,725
Inmuebles Eclo

Industrial	Industrial	2	34,067	28,088

SUB-TOTAL Inmuebles Eclo:		2	34,082	12,916
Inmuebles Cisgro

Industrial	Warehouses	2	2,547	1,614

SUB-TOTAL Inmuebles Cisgro:		2	2,547	1,614
Inmobiliaria Aluder

Lands	Lands	1	581,601	31,376

SUB-TOTAL Inmobiliaria Aluder:		1	581,601	31,376
Inmuebles Riama

Commercial	Warehouses	1	39,252	8,967

SUB-TOTAL Inmobiliaria Riama:		1	39,252	8,967
TOTAL:		291	Has: Aprox. 38,831	3,910,241
			m2: 67,756,632

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Expansion Plans

In the following years, the Company shall continue with its expansion plans. By the conclusion of this fiscal year, the Company expects to finish the first stage of the development known as “Plaza Carso”, a project that recycled and converted industrial space transforming it into an integrated real estate development with offices, housing, commerce, services, accommodations, entertainment and culture, which innovative design is located in the Polanco area of Mexico City. This development has over 580,000 square meters of construction within an area of 5 hectares, which shall include the following:

•	Cultural Center: the Soumaya and Jumex Museums, the Jumex Collection and the Cervantes Theater.

•	Corporate Center: three office buildings with 150,000 square meters of construction.

•	Shopping Center: three floors with 60,000 square meters of construction.

•	Residential Center: three housing buildings with 440 apartments.

•	Five star hotel with 126 rooms and 38 luxury suites.

Housing shall be developed during the second state of “Plaza Carso, which shall consist of a tower with 188 departments distributed in seventeen floors that is expected to conclude by 2012 as well as the hotel with 22 floors and 52,365 square meters of construction and the Jumex Museum on four floors with 4,375 square meters of construction.

In terms of hospitals, five new hospitals are under construction; identified as Luna Parc, Consultorios Casa Telmex, the expansion of the Private Children’s Hospital, Chihuahua and Querétaro and three more upcoming projects.

With respect to the development of commercial centers, “Plaza Carso” shopping center is expected to open at the end of 2010 in Polanco. Built on three floors, this shopping center shall include boutiques, jewelry stores, restaurants, modern movie theaters, financial services and a gym; as well as a food court, distributed in 41 square meters until the department stores in an area of 60,000 square meters of construction, which shall include the second Saks Fifth Avenue department store in Mexico. Additionally, a shopping center in the City of San Luis Potosí, S.L.P. is under construction and shall include 74,000 square meters of construction and 58,600 square meters of rentable space, 130 premises including one or several anchor stores, parking for 2,600 cars, and shall generate 2,000 permanent jobs. Also under construction is the shopping center in the City of Villahermosa, State of Tabasco, that shall opened in October, 2011 and will have 72,000 square meters of rentable space and 174 premises, and some anchor stores and shall generate 2,000 permanent jobs for the area.

The commercial sector shall continue constructing new stores and restaurants by carefully select in the locations.

For more information about investments in development projects, please refer to the section “Financial Information - Comments and Analysis of the Administration of Operating Results and the Financial Situation of the Issuer, Financial Situation, Liquidity and Capital Resources”.

xi)	Judicial, Administrative or Arbitration Proceedings

To this date, the Company does not face any judicial, administrative or arbitration proceedings that could represent a cost or benefit equivalent to, or greater than, 10% of the value of its assets.

xii)	Shares Representing the Capital Stock

The authorized capital stock of the Issuer amounts of 333,528,732.75 Pesos (three hundred and thirty three million five hundred and twenty eight thousand seven hundred and thirty two and 75/100

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Pesos) represented by 2,745,000,000 (two billion, seven hundred and forty five million) shares. The subscribed and paid for capital stock of the Company amounts to 280,979,488.63 Pesos (two hundred eighty million, nine hundred and seventy nine thousand, four hundred and eighty eight and 63/100 Pesos) represented by 2,312,510,500 (two billion, three hundred and twelve million, five hundred and ten thousand five hundred) common, series B-1 shares, registered, without par value and corresponding to the minimum fixed. Currently, the Issuer does not have variable capital. 442,250,000 shares are maintained in the treasury of the Company, which shares may be placed among the public, without prior resolution of the shareholders meeting or the Board of Directors of the Company being necessary for that purpose.

As stated before, the Issuer is a newly created company resulting from the spin-off of Grupo Carso and, from its incorporation, has not modified its capital stock.

The initial trading price of the shares of the capital stock of the Company in the Bolsa has been determined by the auction established by the Bolsa for cases of this kind. This auction proceeding is established by the Securities Exchange based on the provisions established in its Internal Regulation, which may be consulted on the website of the Securities Exchange, http://www.bmv.com.mx.

The Company does not have outstanding securities or contracts related to its capital stock that implicate conversion, exercise, exchange or underwriting rights.

The Company does not maintain open positions in in-kind-settled derivatives, the underlying asset of which are shares of capital stock.

xiii)	Dividends

At every Ordinary Annual Shareholders, Meeting, the Board of Directors of the Company will submit, for the consideration of the shareholders, the financial statements for the previous fiscal year, as well as a report thereon about these. The shareholders, once the financial statements have been approved, will determine the distribution of the net profits of the Company corresponding to the previous fiscal year. As provided by the LGSM, 5% of the net profits must be separated in order to create, or as the case may be, reconstitute the legal reserve. This reserve will not be available for distribution until its amount reaches 20% of the capital stock of the Company. Any surplus amounts applied to the legal reserve fund may be distributed to the other reserve funds as the shareholders determine or, if applicable, to create the maximum amount that the Company may use for the acquisition of its own shares in accordance with the provisions of Article 56 of the LMV. The remaining net profits, if any, will be available for distribution as dividends.

All of the holders of the shares of the capital stock of the Issuer will be entitled to receive dividends and other distributions, such as those that they would be entitled to receive in case of liquidation of the Company.

As a result of its recent incorporation, the Company has not declared any dividends. To this date, the Board of Directors has not approved specific policies to declare the payment of dividends or to submit the corresponding proposal to the shareholders’ meeting of the Company, in the event that the Company records profits during any fiscal year. Similarly, none of the Subsidiaries of the Company has established specific policies for the payment of dividends or to submit the corresponding proposal to their respective shareholders’ meetings in the event that such Subsidiaries record profits during a fiscal year.

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3)        FINANCIAL INFORMATION

a)	Selected Financial Information

The consolidated, combined, selected, pro forma financial information that follows has been partially obtained from the financial statements prepared by the Company and reviewed by the auditors of independent firm Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu, who issued their opinion in respect of such financial statements.

The consolidated, combined, selected, pro forma financial information must be read together with the financial statements of the Issuer and of Grupo Carso that have been incorporated in the Exhibits section of this Information Brochure.

The consolidated, combined, selected, pro forma financial information as of June 30, 2010 and 2009 referred to as “Base Numbers” has been prepared solely to present the financial condition and the result of operations of the real estate business. The consolidated, combined, selected, pro forma financial information as of December 31, 2009, 2008 and 2007 “Base Numbers” has been prepared in accordance with the NRS.

The financial information that is included in this Information Brochure must be read together with the consolidated financial statements of Grupo Carso included in the Exhibits of this Information Brochure.

There are no factors that significantly affect the comparability of the financial information presented in the financial statements of the Issuer contained in this Information Brochure.

For purposes of the external auditors’ examination and review of the pro forma financial information, and review of the pro forma financial statements, the auditors followed the guidelines of Bulletin 7020, which refers to “reports on the examination and review of pro forma financial information”. Paragraph 5 of the aforementioned bulletin indicates that “the purpose of the pro forma financial information is to communicate the important effects that one or more proposed or consummated transactions or events would have had on the base financial statements if such transactions or events had occurred on the date of the balance sheet that contains the base financial information”. On the other hand, Bulletin 7020 defines base financial information as “that derived from the base financial statements”, which are defined by the bulletin as “those that present financial information obtained from the accounting records”. Further, Bulletin 7020 defines the pro forma financial statements as “those financial statements that are determined by incorporating to the base financial statements the effects of one or more transactions or events that have been proposed or that have occurred on a date after the date of the base financial statements.”

Based on the aforementioned references, it can be concluded that the balance sheet and the profit and loss statement are the base financial statements that present financial information obtained from the accounting records. It is important to mention that Bulletin 7020 does not make any reference to the compulsory inclusion of the cash flow statement or the statement of net worth variations.

On the other hand, paragraph 9 of Bulletin 7020 sets forth that the “public accountant may accept being retained to issue a report on the examination (or review) of pro forma financial information, if the following conditions are satisfied: a. The document containing the pro forma financial information includes the complete base financial statements of the company for the most recent year or for the preceding year if the financial statements of the most recent year are not yet available. If pro forma financial information for an intermediate period is presented, the document must also include base financial information corresponding to such intermediate period, which may be presented on a condensed basis. In the event of an acquisition or merger of businesses, the document must include appropriate base financial information of the significant divisions of the merged or acquired entity…”.

In connection with the foregoing, it is important to mention that this Information Brochure includes the consolidated financial statements of Grupo Carso for the six months ended on June 30, 2010 and 2009, and for the years ended December 31, 2009, 2008 and 2007. The financial statements of Grupo Carso included in this Information Brochure represent the base figures or base financial statements, as defined in Bulletin 7020, and therefore the review performed by the external auditors is consistent with such guidelines.

Finally, Appendices “A” and “B” of Bulletin 7020, which appendices contain forms of reports on the examination and review, respectively, of pro forma financial information, and which were used for the preparation of the opinion and review report by the external auditors, only make reference to the consolidated balance sheet and statement of profit and loss, which is consistent with the financial statements presented in this Information Brochure.

On the other hand, with respect to the notes to the financial statements, the NRS in effect do not contain any rule or principle that specifically regulates the preparation, presentation or disclosure of pro forma financial information; as a result, such standards do not include any rule in connection with the contents of the notes to such pro forma financial information. On the other hand, Bulletin 7020 sets forth the guidelines and characteristics that must be complied with by the reports on examination and review of pro forma financial information. Paragraphs 14 and 15 of Bulletin 7020 related to the information that must be included in an examination and a review of pro forma financial information, respectively, set forth that: “the public accountant must verify that the financial statements subject matter of his/her report include in separate columns the base figures and the pro forma figures, clearly identified as such. The transactions to which effect is being given must be clearly explained in the notes to such financial statements”. Accordingly, note 1 to the pro forma financial statements of the Company describes the transaction that was carried out, i.e., the spin-off of Grupo Carso. Similarly, note 3 to the pro forma financial statements of the Company describes the effects given to the spin-off, which are reflected on the pro forma adjusted figures column.

It is important to mention that Bulletin 7020 does not contain any guideline that sets forth the obligation to include notes other than those described in the preceding paragraph.

In connection with paragraph 9 of Bulletin 7020, it is important to mention that this Information Brochure includes the consolidated financial statements of Grupo Carso for the six months ended June 30, 2010 and 2009, and for the years ended December 31, 2009, 2008 and 2007, and the notes thereto. The aforementioned financial statements represent the base figures or base financial statements (and notes thereto), as such terms are defined in Bulletin 7020 and, therefore, the external auditors’ notes to the financial statements of the Company are consistent with the provisions of Bulletin 7020.

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Inmuebles Carso, S.A.B. de C.V.

Selected Financial Information

	June 2010		June 2009		December 2009		December 2008		December 2007
	(in millions of pesos, except percentages)
Sales	1,589.0		2,615.3		3,808.3		3,868.5		3,949.7
Operating income	495.8		903.7		1,107.1		239.0		493.3
Operating margin	31.2%		34.6%		29.1%		6.2%		12.5%
Controlling interest	402.3		743.5		1,027.3		666.6		432.0
Earnings per share (LTM)	0.3	0	0.3	0	0.4	4	0.2	9	0.1	8
EBITDA	635.4		1,025.4		1,371.3		424.0		703.3
Total assets	28,687.8		19,229.9		27,931.2		17,485.0		16,037.8
Net fixed assets	22,820.8		13,421.2		21,566.5		12,868.0		11,862.6
Total debt	6,460.6		1,580.0		6,499.0		1,315.6		859.9
Net debt	5,927.2		958.3		5,529.2		568.0		(336.2)
Consolidated equity	17,518.6		14,098.2		17,013.1		12,731.4		12,533.5
Equity of controlling interest	16,310.1		12,854.1		15,786.2		11,628.5		11,373.4
EBITDA/LTM interest payments ratio	2.2		2.6		4.2		2.5		5.5

Variations

	June ‘10 vs. June ‘09	2009 vs. 2008	2008 vs. 2007
Sales	-39.2%	-1.6%	-2.1%
Operating income	-45.1	363.2	-51.6
Operating margin	-9.7	370.5	-50.5
Controlling interest	-45.9	54.1	54.3
Earnings per share (LTM)	0.0	51.7	61.1
EBITDA	-38.0	223.4	-39.7
Total assets	49.2	59.7	9.0
Net fixed assets	70.0	67.6	8.5
Total debt	308.9	394.0	53.0
Net debt	518.5	873.5	-268.9
Consolidated equity	24.3	33.6	1.6
Equity of controlling interest	26.9	35.8	2.2
EBITDA/LTM interest payments ratio	-15.4	68.0	-54.5

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b)	Financial information according to the Line of Business and Geographical Zone

Inmuebles Carso, S.A.B. de C.V.

Selected Financial Information

	Real Estate	Commercial	Hotels	Other	Total
	(in millions of Pesos, except percentages)

Jan-Jun 2010
Sales	916.9	598.1	67.5	6.5	1,589.0
Operating income	518.2	(12.3)	10.8	0.7	495.8
Net consolidated income	441.9	(4.1)	4.5	0.2	433.5
Depreciation and amortization	96.6	32.0	10.9	0.1	139.6
Investment in shares	1,198.8	29.4	—	—	1,228.2
Total assets	25,088.0	2,141.3	1,435.3	23.1	28,687.7
Total liabilities	10,299.5	753.9	109.1	6.7	11,169.2

Jan-Jun 2009
Sales	1,564.4	977.4	66.7	6.8	2,615.3
Operating income	956.4	(45.5)	(8.9)	1.7	903.7
Net consolidated income	870.8	(51.2)	(36.7)	1.1	784.0
Depreciation and amortization	69.9	42.2	9.5	0.1	121.7
Investment in shares	1,193.7	19.4	—	—	1,213.1
Total assets	15,368.3	2,591.4	1,247.4	22.8	19,229.9
Total liabilities	3,709.6	1,243.1	172.6	6.4	5,131.7

Jan-[Dec] 2009
Sales	2,055.3	1,605.0	136.3	11.6	3,808.2
Operating income	1,145.5	(29.3)	(10.1)	1.1	1,107.2
Net consolidated income	1,217.8	(64.0)	(45.0)	0.9	1,109.7
Depreciation and amortization	166.7	78.6	18.6	0.2	264.1
Investment in shares	1,158.9	27.2	—	—	1,186.1
Total assets	23,818.9	2,665.6	1,424.2	22.4	27,931.1
Total liabilities	9,523.1	1,274.1	114.6	6.3	10,918.1

Jan-[Dec] 2008
Sales	735.2	2,948.0	173.6	11.7	3,868.5
Operating income	333.6	(109.7)	13.5	1.6	239.0
Net consolidated income	852.6	(115.9)	2.2	1.0	739.9
Depreciation and amortization	70.2	94.9	19.6	0.2	184.9
Investment in shares	935.8	19.7	—	—	955.5
Total assets	13,382.9	2,874.5	1,205.6	22.0	17,485.0
Total liabilities	3,110.6	1,475.0	161.3	6.6	4,753.5

Jan-[Dec] 2007
Sales	639.8	3,112.4	176.0	11.5	3,949.7
Operating income	342.7	132.1	18.2	0.3	493.3
Net consolidated income	543.7	25.9	(47.5)	0.1	522.2
Depreciation and amortization	113.9	76.6	19.5	0.2	209.9
Investment in shares	905.0	—	—	—	905.0
Total assets	12,559.2	2,584.4	872.2	22.0	16,037.8
Total liabilities	2,401.6	992.8	102.2	7.7	3,504.3

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c)	Reports about Relevant Credits

The credit agreements and financing conditions establish affirmative and negative covenants for the borrowers and for Grupo Carso as joint obligors. Additionally, the foregoing require certain financial ratios and proportions be kept based on the financial statements of Grupo Carso. All of these requirements are complied as of the date hereof.

The liabilities charged to the Company as of June 30, 2010 totals 6,461 billion Pesos. Included below is a list of the relevant credits for the Company and its Subsidiaries:

On September 13, 2006, Dorian’s contracted a syndicated loan with 16 foreign banks, which was guaranteed by Grupo Carso and Grupo Sanborns for the amount of 45 million U.S. dollars with quarterly interest payments at LIBOR rate plus 0.275%, which capital amount shall be paid in one installment on September 13, 2011.

On December 18, 2008, Inmobiliaria Desarrollo de Proyectos executed a Trust Agreement with The Bank of New York Mellon, S.A., Institución de Banca Múltiple, Trustee, for the purpose of assigning the collections of the lease payments corresponding to the stores located within its real estate property. Said contract establishes that Inmobiliaria Desarrollo de Proyectos may recover the collection rights that were assigned by previously liquidating the credit received as a result of the assignment of collection rights. The 700 million Pesos in credit that was received matures in January 2020 and is subject to an interest rate of 11.35%. Capital repayments are made each month. As of June 30, 2010, the balance was 647 million Pesos.

Through Inmobiliaria Desarrollo de Proyectos, several loans have been contracts made directly in Mexican pesos, which as of the close of June 30, 2010 totaled the amount of 1,153 billion Pesos with monthly maturities and the interests at average variable rate fluctuating from 5.48% to 5.50%.

On August 19, 2008, Proyectos Educativos executed a trust agreement with The Bank of New York Mellon for the purpose of assigning the collections rights to its real estate properties. The contract establishes that Proyectos Educativos may recover at any time the collection rights that were assigned by previously liquidating the credit received as a result of the assignment of the collection rights. The credit received generates interests at 1.5% each month plus the Interbank Equilibrium Rate (“TIIE”) for the corresponding month and that matures in September 2013. As of June 30, 2010, the balance was 1,661 billion Pesos.

Through Inmuebles General, various loans have been taken out in Mexico pesos that as of June 30, 2010 totaled the amount of 1,870 billion Pesos with monthly maturities of the capital and the interests at average variable rate fluctuating from 5.45% to 5.48%. Additionally, through Atrios de Chapultepec, a Subsidiary of Inmuebles General, a direct credit was taken out for 56 million Pesos, whose capital shall mature each month and with a variable interest rate.

On October 24, 2008, Promotora Sanborns, through one of its Subsidiaries, subscribed a note with Banco Inbursa for the amount of 15 million Pesos. This credit shall be paid in 108 monthly installments as of May 20, 2009 until October 20, 2017. The foregoing is subject to an interest rate per annum of 13.70%. At the close of June 30, 2010, the balance was 11.9 million Pesos.

On January 20, 2010, Promotora Sanborns, through one of its Subsidiaries, subscribed a note with Banco Inbursa for the amount of 10 million Pesos. This credit shall be paid in 105 monthly installments as of February 20, 2009 until October 20, 2017. The foregoing is subject to an interest rate per annum of 12.94%. At the close of June 30, 2010, the balance was 8.7 million Pesos.

On August 20, 2009, Promotora Sanborns, through one of its Subsidiaries, subscribed a note with Banco Inbursa for the amount of 449.4 million Pesos. This credit shall be paid in 98 monthly installments as of September 20, 2009 until October 20, 2017. The foregoing is subject to an interest rate per annum of 9.67%. At the close of June 30, 2010, the balance was 433.4 million Pesos.

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Lastly, Promotora Sanborns, through one of its Subsidiaries, directly took out a loan in pesos, which as of June 30, 2010 was in the amount of 50 million Pesos whose capital shall mature each month and with a variable interest rate.

d)    Comments and Analysis of the Administration of Operating Results and the Financial Situation of the Issuer

i)	Operating Results

Comments about the first half of 2010 vs. the first half of 2009

As evidenced in the consolidated, combined, selected, pro forma financial information as of June 30, 2010, the sales of the real estate business that shall be transferred to Inmuebles Carso, as a result of the spin-off of Grupo Carso, corresponding for the first half of 2010 totaled 1,589 million Pesos, less than 39.2% of those generated during the same period the previous year. Costs were 652 million Pesos in the first half of 2010, which was 46.1% less as compared to the previous year. Operating expenses increased to 441 million Pesos, or 11.2% less than such costs during 2009. Operating profits totaled 496 million of Pesos during the first half of 2010, 45.1% lower than the first half of 2009. The comprehensive financing result for the first half of 2010 was a cost of 126 million Pesos, representing an increase of 85% as compared to the previous year. The EBITDA totaled 635 million Pesos generated during the first semester of 2010, 38.0% lower than the first half of 2009. These variations may be explained by: (i) the project “Plaza Carso” that recorded reduced sales and operating profits; (ii) change in the format in Dorian’s stores to the Sears format of the commercial industry, which tends to disappear and remain only as a real estate company (see “Financial Information – Information per Business Line”).

Comments about 2009 vs. 2008

During 2009 the real estate business that shall be transferred to Inmuebles Carso, as a result of the spin-off of Grupo Carso, totaled 3,808 million Pesos, 1.6% less compared to the previous year. Costs were 1,869 million Pesos during 2009, or 20.3% less as compared to the previous year. Operating expenses were 832 million Pesos, or 34.4% less as compared to the previous year. Operating profits totaled 1,107 billion Pesos, equivalent to 363.2% growth, and an operating margin of 29.1%. The comprehensive financing result for 2009 was a charge of 287 million Pesos, representing an increase of 88% as compared to the previous year. The EBITDA totaled 1,371 billion Pesos compared to 424 million Pesos generated the previous year. The increase in the operating and EBITDA may be explained by the operating margins that started to be generated in 2009 by the project “Plaza Carso” and the acquisition in June 2009 of the Inmobiliaria Desarrollo Proyectos 49.8% and 71.8% respectively. The increase in the sales during the present year from the project “Plaza Carso” and the Inmobiliaria Desarrollo Proyectos are offset by lower sales in the commercial sector.

During 2009, the “Plaza Carso” complex was developed, a mixed-use project with an investment of more than 800 million dollars in 78,000 square meters in surface and 860,000 square meters of construction, between a development with offices, housing, commerce, services, accommodations, entertainment, culture and green areas, located in the area of Polanco, Mexico City, one of the most traditional of the Federal District. The first stage of this project shall be concluded at the end of this fiscal year.

Finally, the aforementioned Company also acquired 19 properties to be developed as school campuses, 3 hospitals and one shopping center during the second half of 2009.

Comments about 2008 vs. 2007

During 2008, the sales of the real estate business that shall be transferred to Inmuebles Carso, as a result of the spin-off of Grupo Carso, totaled 3,869 billion Pesos, 2.1% less compared to 2007. Costs reached 2,356 million Pesos during 2008, or 1.6% higher as compared to the previous year. Operating expenses reached 1,273 millon Pesos, or 11.9% higher as compared to the previous year. Operating profits totaled 239 million Pesos equivalent to a 51.6% less compared to the previous year. The comprehensive financing result for 2008 was a charge of 33 million Pesos, representing an increase of 85.8% as compared to the previous year. The EBITDA totaled 424 million Pesos during 2008, compared to 703 million Pesos generated during 2007. The operating margin and EBITDA increased from 6.2% and 11.0% respectively. The

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reductions of the aforementioned margins were caused by the expenses incurred from the land for the project “Plaza Carso” and the operating loss generated by Dorian’s.

To this date the Company has not identified tendencies, commitments or events that may affect its cash flow, or its operating results or financial situation.

The Company believes that inflation will not be relevant to its operations, considering that approximately 9% of its debt as of June 30, 2010 is denominated in foreign currencies, 100% of which is short-term debt. All cash flow of the Company is denominated in Pesos, by virtue of which a significant variation in the exchange rate could affect its liquidity. The Company has not entered into exchange rate hedging arrangements in order to mitigate such an exchange rate effect.

ii)	Financial Situation, Liquidity and Capital Resources

Internal and external liquidity sources

The internal liquidity sources will come from the flow cash of the Company’s Subsidiaries.

The external liquidity sources will come from bank fundings through short and long term loans and through short and long term stock market debts (commercial paper or stock market certificates).

The Company has authorized credit lines, which may be accessed per the investment project needs of its Subsidiaries. Additionally, the Issuer may elect to contract for equity financing if considered advisable. In any event, the Company and its Subsidiaries will seek the best available sources of financing in respect of cost and term, from both domestic and international sources.

Regarding total debt existing as of June 30, 2010, bank financing is at variable interest rates with a fixed surcharge, principally applied to the Libor rate. The average expected cost of such debt (including interest and withholding taxes, but excluding commissions) is approximately 6.73%. For further detail, see “Financial Information – Reports about Relevant Credits” in this Information Brochure.

Comments at the close of June 2010 vs. June 2009

The total debt at the close of the first half of 2010 was 6,461 Pesos, compared to 1,580 Pesos for the previous year. The increase of the total debt was principally due to: (i) the close of June 2010 included the debt of 3,461 million Pesos of Inmobiliaria Desarrollo de Proyectos (a company acquired in June 2009) and at the close of June 2009 it was not included because it began to consolidate as of September 2009; and (ii) the debt incurred to continue with the project “Plaza Carso”, was included The net debt at the close of the first half of 2010 totaled 5,927 billion Pesos.

At the end of June 2010, 91.2% of the debt was taken out in Mexican Pesos and 50.4% of the total debt was in long-term.

The ratio EBITDA / financial expense (last 12 months) was 2.2 times in the first half of 2010, 15.4% less than the one generated in the first half of 2009.

Comments at the close of 2009 vs. June 2008

The total debt at the close of 2009 was 6,499 million Pesos compared to 1,316 million Pesos for 2008. The increase of the total debt was principally due to: (i) 3,680 million Pesos of the debt correspond to Inmobiliaria Desarrollo de Proyectos and in 2008 it was not included because the company was acquired in June 2009; and (ii) the debt incurred to develop the project “Plaza Carso”, was included. The net debt at the close of 2009 totaled 5,529 million Pesos.

At the close of 2009, 90.9% of the debt was taken out in Mexican pesos and 51.8% of the total debt was in long-term.

The ratio EBITDA / financial expense was 4.2 times in 2009, 68% more than 2008.

Comments at the close of 2008 vs. June 2007

The total debt at the close 2008 was 1,316 million Pesos compared to 860 million Pesos at the close of 2007. The net debt totaled 568 million Pesos compared to the negative net debt of 336 million Pesos in 2007.

At the close of 2008, 52.1% of the debt was taken out in Mexican pesos and 78.78% of the total debt was in long-term.

The ratio EBITDA / financial expense was 2.5 times generated in 2008, 54.5% less than 2007.

Seasonality of credit requirements and available credit lines

There is no seasonality in credit requirements. The Company and its Subsidiaries enter into credit contracts with institutions that offer the best costs and terms in order to satisfy cash flow requirements for specific projects.

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Policies that govern the Issuer’s Treasury

The Company will invest its excess cash flow individually in deposits and investments in financial institutions with good credit ratings, and maintains guidelines relating to diversification and maturities that provide security and liquidity.

The cash and temporary investments are maintained in pesos mostly, and may be maintained in dollars or other currencies, depending on the investment requirements and the liquidity needs of each subsidiary based on its cash flow and debt structure.

It is important to highlight that there are no relevant transactions that have not been recorded in the financial statements of the Company.

iii)	Internal Control

The policies and guidelines to determine the measures for the Internal Control of the Company shall be contained in the internal control and audit guidelines that shall be approved in due course by the Corporate Practices and Audit Committee and the Board of Directors of the Issuer.

The internal structures of the Issuer, including those in charge of supervising compliance with the rules for internal control of the Company, are being created. In due course, the corporate auditing department will periodically review and set objectives for the annual programs, thereby issuing reports about the scope of the work carried out. If any discrepancy is discovered, then the program to correct such, subject to the resolution by the administration, will be included as well. The corporate auditing department will submit to the Corporate Practices and Audit Committee of the Issuer any relevant discrepancies that are found, the actions that will be taken to resolve these and, if necessary, the progress made in implementing these. As part of their auditing duties, the external auditors shall examine the internal control of the Issuer and its Subsidiaries and will submit a report with recommendations to the administration and the Corporate Practices and Audit Committee of the Issuer.

iv)	Transactions with Derivative

As of the date hereof, the Company has not contracted financial derivative instruments of any kind.

e)	Critical Accounting Estimates or Reserves

To prepare the financial statements based on NRS, for both the consolidated as well as for each of the Subsidiaries, it is necessary to make certain estimates of events that cannot be accurately quantified and that affect several headings and accounts. The estimates include opinions with a certain degree of inherent uncertainty that could be critical.

These estimates may be modified in the future as a result of changes in the selection of certain factors or premise that they are based on, if new considerations arise or due to changes to the physical or economic environment.

The estimates included in the financial information are explained below, which due to their degree of uncertainty may have a significant effect on the results.

Estimate of the useful life of the Real estate Properties

The estimate of the useful life takes into account the headings and specific activities of the real estate that determines the charge made to the results as a result of depreciation on a straight line basis. As of June 30, 2010, the net worth of the real estate properties was equivalent to 19,423 million Pesos, which represents 67.7% of the net worth of the real estate properties of the Company

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and the depreciation expense accumulated to June 2009 was 140 million Pesos representing 12.8% of the costs and expenses. A change to the actual, technological or economic conditions could change the estimate of the useful life and, therefore, the charge made to the results, whether by depreciation or by the deterioration of the value of the asset.

Employee Retirement Obligations for Seniority Premiums and Pensions

The valuation of the retirement plans established with certain Subsidiaries of the Issuer is executed by independent experts based on actuarial studies. The following estimates are used that could have a significant effect: (a) to determine the present value of the future obligation and the net cost of the period, actual discount rates are used; (b) to calculate future earnings, the actual rates of the increase expected shall be taken into consideration; c) the actual rates of return expected from the fund; and d) turnover and mortality rates based on the on the known tables or experience.

The modifications to the plans, variations to the premises and adjustments as a result of experience and the liabilities of the transition shall be amortized over the average employment time remaining for employees who expect to be eligible for the benefits of the plan.

A change to the economic, employment and tax conditions could amend such estimates.

Estimate of Revenue as the Work Progresses

The revenue from executing the construction and manufacturing agreements of certain capital goods are periodically recognized as work is executed or progresses, which requires carrying out estimates about the amount and occasionally, price of the progress. Additionally, its related costs are subject to these estimates. This quantification could be affected by many uncertainties that depend on the result of future events; for example, changes in the scope of the work, escalating costs, penalties for delays, etc. The principle operations carried out by the Company that require of these estimates are: the construction of buildings carried out mainly by CICSA and the division of facilities of Grupo Condumex, S.A. de C.V.

The revenue from extraordinary work is recognized when its amount may be quantified in a reliable manner and reasonable evidence exists of its approval by the client. The revenue from claims is recognized when it can be quantified in a reliable manner and when as a result of the progress in the negotiation, reasonable evidence exists that the client shall accept its payment.

Estimate of Bad Debt

The purpose of the estimate of bad debt is to recognize in the results of the Company the likelihood that certain clients may be insolvent. The estimate shall be carried out taking into consideration the past experience, current delinquency and economic trends. The amount is reserved as uncollectible as of June 30, 2010 totals 34 million Pesos and represents 2% of total accounts receivable.

Estimating the Reserve for Inventory Obsolescence

The Subsidiaries of the Company, taking into consideration the type of business carried out by each one, shall estimate a reserve to cover the obsolescence of its inventories. This estimate takes into account the type of market in which the products are sold, the seasonality of demand, the impact of technological changes in their products, the extent of the market acceptance of the discounted sales for slow moving products, among others.

Any change to these premises could have a negative effect on the results and financial situation of the Company.

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4)        MANAGEMENT

a)	External Auditors

After the first meeting, the Corporate Practice and Audit Committee and the Board of Directors shall discuss and resolve about the advisability of designating the firm Galaz, Yamazaki, Ruiz Urquiza, S.C., a member of Deloitte Touche Tohmatsu, as the external auditor of the Company and its Subsidiaries for the corporate year concluding on December 31, 2011. It is advisable to appoint this firm because they are the external auditors of Grupo Carso and are familiar with the details of the Corporate Reorganization process carried out by Grupo Carso to incorporate the Issuer.

In the future, the appointment or ratification of the external auditors shall be carried out as established by the LMV, the Sole Circular for Issuers and other applicable provisions, which presently provide that the external auditors shall be selected by the Board of Directors of the Company, prior favorable opinion from the Corporate Practice and Audit Committee, which shall verify their independence and shall approve the terms of the corresponding service agreement and the fees to be paid per audit.

To retain the services of external auditors, the Company shall follow the following procedure:

a)	The Audit Committee shall analyze several options and recommend to the Board of Directors the candidates for external auditors of the Company, including the extent of their authorities and the conditions for hiring. Their duties shall include carrying out the accounting audit of the Company for every corporate year;

b)	The Audit Committee shall interview the external auditors of the Company in order to verify compliance with the requirements of independence and whether they have the personnel necessary to comply with their obligation to rotate their personnel; and

c)	Based on the foregoing, the Company shall designate or ratify the hiring of the external auditors on an annual basis.

b)	Related party transactions and conflicts of interests

In the normal course of operations, the Company and its Subsidiaries shall continue performing many financial and commercial transactions with related parties such as Subsidiaries and associates of AMX, Grupo Financiero Inbursa, CICSA, Telmex, and, principally Grupo Carso.

As indicated in the sections “General Information – Risk Factors” and “The Issuer – Principle Clients” of this Information Brochure, the majority of the real estate property owned by the Subsidiaries of the Company are leased to the Subsidiaries of Grupo Carso, who use these real estate properties to carry out their corresponding activities and comply with their respective corporate purposes.

The operations with relevant related parties include the distribution of shares representing the capital stock of the Company through Indeval, which shall be carried out with the assistance of Inversora Bursátil.

Moreover, the Company and its Subsidiaries have received and in the future shall receive various financial services from the Subsidiaries of Grupo Financiero Inbursa, which include opening checking and investment accounts, taking out credits, taking out insurance policies and bonds and/or executing stock brokerage agreements; and maintaining business relationships with Telmex, AMX and/or their corresponding Subsidiaries during the normal course of business in terms of fixed and cellular telephone services, internet and other telecommunication services.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

All of the operations executed with related parties are carried out in conditions and at market prices in order to comply with the provisions established by NRS and the applicable tax legislation.

To this date, the Company does not have any transactions held with its Subsidiaries or with shareholders holding 10% or more in its equity.

Presented below is a table detailing the amounts of transactions entered into by the Company with related parties in the ordinary course of business, as of December 31, 2009, 2008 and 2007, and as of June 30, 2010.

The comparison of related party transactions entered into in the ordinary course of business and the amounts thereof, for the last 3 fiscal years and as of June 30, 2010, is as follows:

(thousands of Pesos)			December 31,
		June 30, 2010	2009	2008	2007
Income:
Sales		295,105	574,396	127,387	73,162
Interest charged		20,314	77,408	63,957	66,804
Rent		47,344	93,949	89,999	84,760
Portfolio Sales		—	84,999	—	—
Other Products		6,081	3,552	3,780	44,898
Sale of fixed assets		31,993	—	—	—

		400,837	834,304	285,123	269,624

Expenditures:
Purchases		35,141	93,497	88,896	112,255
Interest paid		11,167	41,916	30,623	37,704
Services		2,589	660	3,468	2,861
Insurance and guaranties		589	1,175	1,074	805
Exchange loss		—	—	6,059	—
Construction in process and fixed assets		546,553	—	—	—
Others		4	9	8	—
		596,043	137,257	130,128	153,625

The amounts to be received from and paid to related parties are:
		June 2010	2009	2008	2007
Receivables:
Grupo Carso		682,205	582,100	417,250	—
Sanborn Hermanos, S.A.		—	—	281,302	313,102
Inmobiliaria Desarrollo Proyectos		—	—	96,388	—
Sears Roebuck de México, S.A. de C.V.		274,912	161,973	—	—
Selmec Equipos Industriales, S.A. de C.V.		34,959	35,002	27,293	21,491
Corporación de Tiendas Internacionales, S.A. de C.V.		24,320	21,226	17,374	12,019
Grupo Condumex, S.A. de C.V.		11,083	48,067	43,201	25,312
Tenedora de Empresas y Materiales de construcción, S.A. de C.V.		—	—	30,815	45,691
Comercializadora de Tiendas Internacionales, S.A. de C.V.		—	17,250	—	3,981
Construcciones Urvitec, S.A. de C.V.		—	10,209	—	—
Hospital Infantil Privado de Acapulco, S.A. de C.V.		9,518	—	—	—
Inmobiliaria para Desarrollo de América Latina, S.A. de C.V.		6,451	—	—	—
Radiomóvil Dipsa, S.A. de C.V.		1,940	3,536	—	—
Administración Integral de Alimentos, S.A. de C.V.		512	688	693	795
CICSA		—	618	3,653	—
Conductores Eléctricos y de Telecomunicaciones, S.A. de C.V.		—	—	1,676	1,615
Administradora de Carteras de Grupo Sanborns, S.A. de C.V.		307	—	—	—
Productos Nacobre, S.A. de C.V.		189	181	—	—
Promotora Musical, S.A. de C.V.		186	343	33	—
Duices y Chocolates Luxus, S.A. de C.V.		—	29	41	—
Sociedad Electromecánica, S.A. de C.V.		—	18	855	21
Operadora Cicsa		—	—	52	—
Operadora de Tiendas Internacionales, S.A. de C.V.		—	—	—	63
Sinergia Soluciones Integrales para la Construcción, S.A. de C.V.		—	—	—	12
Insversora Bursátil, S.A. de C.V.		—	—	1	1
Inmobiliaria Carso, S.A. de C.V.		3	3	3	2

		1,046,585	881,243	920,630	424,105

Payables:
Inmobiliaria Las Trufas, S.A de C.V.	(1)	1,108,230	1,143,480	—	—
Seguros Inbursa, S.A. de C.V.	(2)	158,249	159,012	469	—
Inmuebles Madag, S.A. de C.V.	(2)	138,401	142,797	—	—
Alquiladora de Casas, S.A de C.V.	(2)	97,251	100,340	—	—
CICSA	(2)	90,236	—	—	—
Administradora de Carteras de Grupo Sanborns, S.A. de C.V.		—	91,961	—	—
Operadora Turística de Grupo Sanborns, S.A. de C.V.		—	30,868	—	—
Promotora del Desarrollo de America Latina	(2)	78,476	80,968	—	—
Fianzas Guardiana Inbursa, S.A.	(2)	62,920	62,920	—	—
Philip Morris Cigatam Productos y Servicios, S. de R.L. de C.V.	(2)	50,627	52,235	—	291
Sanborn Hermanos, S.A.	(1)	43,878	98,518	—	—
Sears Roebuck de México, S.A. de C.V.		—	—	68,232	6,680
Comercializadora de Tiendas Internacionales, S.A. de C.V.		—	—	1,627	—
Grupo PC Constructores, S.A. de C.V.		22,408	65,502	113,278	—
Aguas de San Juan Ixhuatepec, SU		—	—	866	—
Grupo Sanborns		19,164	40	321,363	16,362
Sinergia Soluciones Integrales para la Construcción, S.A. de C.V.		1,558	7,105	—	—
Hubard y Bourlon, S.A. de C.V.		184	—	—	—
Secorh, S.A. de C.V.		146	—	179	—
Patrimonial Inbursa, S.A.		76	25	—	—
Telmex		26	59	98	—
Servicios Administrativos Lava, S A de C.V.		12	191	265	134
Radiomóvil Dipsa, S.A. de C.V.		—	—	252	7,701
Distribuidora Telcel, S.A. de C.V.		—	—	—	1,421
Sanborn Hermanos Productora de Alimentos, S.A. de C.V.		12	—	14	—
Promotora Comercial Sanborns, S.A. de C.V.		—	—	—	749
Seguros Inbursa, S.A. de C.V.		—	—	—	468
Promotora Musical, S.A. de C.V.		—	—	—	40
Emp. Pers. de Serv. y Admon de Sanborns Hnos., S.A. de C.V.		—	—	—	327
Inmose		4	—	—	—

		1,871,858	2,036,021	506,643	34,173

(1)	Estimates for construction of offices in the “Plaza Carso” project
(2)	Estimates for the transfer of trust rights in the “Plaza Carso” project

c)	Administrators and Shareholders

The management of the Company is entrusted to a Board of Directors and to the CEO. According to the bylaws of the Company, the Board of Directors of the Company shall be comprised of a maximum of 21 Shareholding Members, whereby at least 25% must be independent. The shareholders’ meeting may approve of the designation of substitute board members; provided that the substitute board members of the independent board members must have the same nature. Board members are not required to be shareholders of the Company.

Presently, the Board of Directors of the Issuer is comprised of eight shareholding members and no substitutes have been appointed. The Board of Directors has shareholding members, independent members and related members.

The board members have been appointed in the public instrument certifying the creation by spin-off of the Company, and thereafter, the board members shall be appointed by the shareholders of the Issuer during a general ordinary shareholders’ meeting.

The Board of Directors shall be entrusted with the administration and representation of the Company and its principle activities include establishing general strategies for conducting the business of the Company and the companies it controls. The Board of Directors has rights and obligations that corresponding according to the applicable laws and bylaws and the most extensive authorities to adopt any resolution and carry out acts of any kind that are necessary or advisable to carry out the purpose of the Company, with the exception of those expressly reserved by law or by the corporate bylaws to the shareholders’ meeting.

Furthermore, the Board of Directors shall be responsible for the duties established by Article 28 of the LMV and to comply therewith it has general powers for lawsuits and collections, acts of administration and acts of ownership, to subscribe, endorse, accept, endorse and negotiate all types of negotiable instruments, to open bank accounts, to designate intermediary committees and executives and decide the scope of their duties and powers, to open and close branches and, in general to execute all types of agreements and actions that are necessary and/or advisable to achieve the corporate purpose of the Company.

In the supplementary articles of the public instrument that certified the incorporation by spin-off of the Company, the members of the Board of Directors were designated for the corporate year 2011; who shall occupy their positions even after the conclusion of the corporate year until the shareholders’ meeting of the Issuer appoints new members and they take position of their respective positions.

Being a company of recent incorporation, the members of the Board of Directors and the relevant officers of the Company have not received benefits of any type from such.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

Board of Directors of the Company

Name (Shareholding Board Members)	Position	Type of Board Members

Mr. Alfonso Salem Slim	Chairman of the Board of Directors	Shareholding; Related
Mr. Gerardo Kuri Kaufmann	Non Independent Board Member	Shareholding; Related
Mr. Carlos Slim Helú	Non Independent Board Member	Shareholding
Mr. Alejandro Aboumrad González	Non Independent Board Member	Independent
Mr. Antonio Cosío Pando	Non Independent Board Member	Independent
Mr. José Shedid Merhy	Independent Board Member	Independent
C.P. Ernesto Vega Velasco	Independent Board Member	Independent
Mr. Luis Ramos Lignan	Independent Board Member	Independent

All of the directors were designated at the time of incorporation of the Company.

Executives of the Board of Directors

Chairman	Mr. Alfonso Salem Slim
Secretary non member	Mr. Raúl Humberto Zepeda Ruiz

Relevant Officers

Chief Executive Officer: Gerardo Kuri Kaufmann

Chief Financial and Administrative Officer: Armando Ibáñez Vázquez

Legal Director: Verónica Ramirez Villela

The general information of the board members of the Company is included below:

Alfonso Salem Slim.- is a Civil Engineer from the Universidad Anáhuac. He is 49 years old. Mr. Salem is a member of the Board of Directors of the following companies Grupo Carso, CICSA and Centro Histórico and is a member and the Vice-President of the Board of Directors of IDEAL and member of the Board of Directors of Corporación Moctezuma, S.A.B. de C.V.

Gerardo Kuri Kaufmann.- is an Industrial Engineer from the Universidad Anáhuac. He is 27 years old. Since 2008, Mr. Kuri has served as Purchasing Manager of CICSA and as a board member of Elementia, S.A. and Phillip Morris México, S.A. de C.V.

Carlos Slim Helú.- is a Civil Engineer from the National Autonomous University of Mexico. He is 70 years old. Currently, he is the Chairman of the Board of Directors of IDEAL and CICSA, Chairman of the Boards of Trustees of Fundación Carlos Slim, A.C. and Instituto Carlos Slim de la Educación, A.C. Mr. Slim was appointed Honorary Chairman for Life of the Boards of Directors of Telmex and AMX and is a member of the Boards of Directors of Criteria CaixaCorp, S.A., Philip Morris Internacional, Inc. and Rand Corporation.

Alejandro Aboumrad González.- is a Civil Engineer from the Universidad Anáhuac. He is 30 years old. Mr. Aboumrad is the CEO of IDEAL and is on the board of directors of several Subsidiaries of the financial group headed by such Issuer.

José Shedid Merhy.- is a Civil Engineer from the National Autonomous University of Mexico with a Masters Degree in Science (Administration) from Stanford University. He is 70 years old. In the 1960’s, Mr. Shedid worked in the Organización e Ingeniería Civil, S.A. de C.V. Thereafter, he was appointed CEO of Constructora Kaley, S.A. and Constructora Mazaryk, S.A. He has participated in projects for the construction and development of several office and apartment buildings in Mexico

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

City. Currently, he is a board member of the following companies: IDEAL, CICSA, Porcelanite, S.A. de C.V., in several investment funds operated by Operadora Inbursa de Sociedades de Inversión, S.A. de C.V., Grupo Financiero Inbursa y Ferrosur, S.A. de C.V.

Antonio Cosío Pando.- is an Industrial and Information Technology Engineer from the Instituto Tecnológico y de Estudio Superiores de Monterrey (ITESM) and is the General Manager of the Compañía Industrial de Tepeji del Río, S.A. de C.V. He is 42 years old. Additionally, he is a board member of the following companies: Grupo Carso, Telmex, CICSA, Grupo Financiero Inbursa and several of its Subsidiaries, Kimberly-Clark de México, S.A.B. de C.V., Corporación Actinver, S.A.B. de C.V., Corporación Moctezuma, S.A.B. de C.V., Bodegas de Santo Tomás, S.A. de C.V., Hoteles Las Brisas, S.A. de C.V., Hoteles Las Hadas, S.A. de C.V. and La Suiza, S.A. de C.V.

Ernesto Vega Velasco.- is a Public Accountant from the Instituto Tecnológico Autónomo de México. He was born on December 17, 1937. Mr. Vega held several positions in Grupo Desc, S.A.B. de C.V. (currently Grupo Kuo, S.A.B. de C.V.), until he was appointed the Corporate Vice President thereof. Presently, he is a member of the Board of Directors and audit, planning and finance and evaluation and compensation committees of Grupo Kuo, S.A.B. de C.V. and Dine, S.A.B. de C.V. Additionally, he serves as the non-executive Chairman of the Board of Directors of Wal-Mart de México, S.A.B de C.V. and as a member of the board of directors of Banco Wal-Mart de México Adelante, S.A., Institución de Banca Múltiple, Grupo Aeroportuario del Pacífico, S.A.B. de C.V., IDEAL and Industrias Peñoles, S.A.B. de C.V.

Luis Ramos Lignan.- is a Civil Engineer with a masters in hydraulics from the Universidad Nacional Autónoma de México. He was born on August 20, 1939. Mr. Ramos has served as President of the College of Civil Engineers of Mexico and of the National Chamber of Consulting Companies. Currently, is CEO of Ingeniería y Procesamiento Electrónico, S.A. de C.V. and serves as President of the Instituto Mexicano de Auditoría Técnica, A.C.

Family relationship by blood or marriage up to the fourth degree between board members and the senior executives is:

•	Third degree (collateral) : Alfonso Salem Slim with Carlos Slim Helú

According to the resolutions adopted by the shareholders’ meeting of Grupo Carso in the General Extraordinary Shareholders’ Meeting of said company, held on November 4, 2010, the shareholders of Grupo Carso are entitled to receive one share of the Company for each of their shares of Grupo Carso. Consequently, initially the shares of Grupo Carso shall be equally owned.

Pursuant to the most recent public information available for Grupo Carso provided to said Issuer in terms of Article 49 bis 3 of the Sole Circular for Issuers, on April 29, 2010 the last Annual Ordinary Shareholders’ Meeting of Grupo Carso was held to resolve the issues concerning the results of the corporate year 2009, the shareholding interest of (i) the beneficial shareholders of more than 10% of the capital stock of Grupo Carso; (ii) the shareholders who exercise significant influence, control or authority; and (iii) the board members and senior management of Grupo Carso whose individual interests are equivalent to more than 1% and less than 10% of said capital stock, as follows:

Beneficiary shareholders of more than 10% of the capital stock

Messers. Carlos, Patrick and Mr. Marco Antonio Slim Domit are directly and indirectly beneficiaries of more than 10% of the capital stock, each of them.

Mr. Carlos Slim Helú and Mrs. María Soumaya Slim Domit, are directly and indirectly beneficiaries of more than 10% of the capital stock, each of them.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

Mrs. Vanessa Paola Slim Domit and Mrs. Johanna Monique Slim Domit, are directly and indirectly beneficiaries of approximately 10% of the capital stock, each of them.

The management and investment trust F-127 created in Banco Inbursa, S.A. and Inmobiliaria Carso, S.A. de C.V. are shareholders of more than 10% of the capital stock of Grupo Carso, each of them.

Shareholders who exercise significant influence, control or authority

Mr. Carlos Slim Helú and the aforementioned six members of his immediate family are the principle shareholders of Grupo Carso since they are direct or indirect beneficiaries of 78.70% approximately of its capital stock.

It is important to state that the members of the Slim family are individuals with Mexican citizenships; therefore, the Company is a subholding controlled predominantly by Mexicans and as a result is not controlled, directly or indirectly by another company or foreign government.

The Issuer is not aware of any commitment that could signify a change of control of its shares. Furthermore, the Issuer has not executed any agreement or established program that could involve employees in the capital stock of the Issuer.

The board members shall receive 15,000 Pesos as remuneration for their assistance to each Board of Directors’ Meeting that is held during the corporate year 2011. Additionally, the board members who are members of the Corporate Practices and Audit Committee shall additionally be paid 7,500.00 Pesos for each meeting of such committee that they attend during such corporate year.

There is no pension, retirement or similar plans in the Issuer for the members of the Board of Directors, executive officers and persons who may have the character of related persons to the Issuer.

Corporate Practices and Audit Committee

The Corporate Practices and Audit Committee of the Company shall be comprised of the following shareholding board members: Mr. José Shedid Merhy, Chairman; Mr. Ernesto Vega Velasco and Mr. Luis Ramos Lignan. The Chairman of the Corporate Practices and Audit Committee is a financial expert as defined by the Issuer’s Regulations, for having a wide experience as businessman and director in several public companies and in the financial area.

The Corporate Practices and Audit Committee shall assist the Board of Directors in supervising the performance, management and execution of the business of the Company and the companies it controls and must comply with the activities, duties and obligations established by the LMV and in the bylaws, especially the activities provided by Article 42 of the aforementioned law. This Committee shall also exercise the other activities that are established by the aforementioned LMV or that are provided in the corporate bylaws of the Company or that the Board of Directors shall entrust, according to the duties that such law establishes.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

d)	Corporate Bylaws and Other Agreements

The complete text of the bylaws of the Company has been inserted below to be disclosed to the public:

INMUEBLES CARSO, S.A.B. DE C.V.

BYLAWS

CHAPTER ONE

NAME, DOMICILE, PURPOSE, DURATION

AND FOREIGNERS´ ADMISSION CLAUSE

ARTICLE ONE.- The name of the company shall be “INMUEBLES CARSO”, which shall be always followed by the term “Variable Capital Stock Corporation” “Sociedad Anónima Bursátil de Capital Variable” or the abbreviation “S.A.B. de C.V.”

ARTICLE TWO.- The domicile of the Company shall be in Mexico City, Federal District. The corporate domicile shall not be considered changed if the Company establishes branches and agencies in other locations. The Company may stipulate addresses for notices in the agreements or legal actions in which it intervenes; however, this shall not mean that the Company has changed its corporate domicile.

ARTICLE THREE.- The purpose of the Company is to:

a)	Acquire interest or equity in other corporations or associations, which form part of its incorporation or acquire shares or equity in those already existing, as well as to sell or transfer such shares or equity and carry out all of the relevant actions that may correspond to it as a holding for the companies in which it is a majority shareholder;

b)	Promote, organize and manage any type of corporation or association;

c)	Purchase, sell, construct, build, manage, give or take on lease, operate and negotiate with land, houses, buildings and generally with all types of real estate and acquire property rights over them.

d)	Urbanize, pave, build, construct, plan, design, decorate, and install facilities for drinking water, sanitation, electricity and others required for such property.

e)	Provide engineering, architectural and technical services for all kinds of negotiations as well as providing consulting services, prepare all types of zoning studies and territory planning and any other issue related to urban development and human settlements.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

f)	Provide corporations and associations with administrative, organization, tax, consulting and technical assistance services for industrial, accounting, corporate or financial matters and, in general, consulting of any kind to companies;

g)	Grant loans to corporations or associations in which the Company holds an interest; is the majority shareholder; or in which it is entitled to designate the majority of its directors;

h)	Subscribe and accept negotiable instruments as well as endorse, guarantee or encumber them in any manner without such activity falling within the premises of Article Two, section V of the Securities Market Law. This shall be carried out according to Article 9 (Nine) of the General Law of Negotiable Instruments and Credit Operations and shall guarantee or secure, in any manner, compliance with the obligations undertaken by the companies in which the Company is a majority shareholder or in which it is entitled to designate the majority of its directors;

i)	Purchase, sell over the counter, in cash, futures or installments, the shares, debentures, commercial paper, bank acceptances, government bonds and, in general, any negotiable instrument; give or receive as collateral or give or receive negotiable instruments on loan, obtain and grant credits to purchase or sell negotiable instruments.

j)	Execute all types of financing operations with domestic or foreign institutions, execute financial leasing operations according to the terms permitted by law, transact derivative operations of all kinds, including without limitations contracting swaps, futures, forwards, options and any other operations of this nature, and execute contracts or regulations to transact operations through any attorney-in-fact or representative of the Company, and provide collateral for payment thereof, and in general, obtain all types of loans or credits, issue debentures, commercial paper and any other credit instrument or equivalent, with or without the granting of specific personal or property guarantees.

k)	Become an agent, broker or representative of domestic or foreign companies.

l)	Actively or passively contract all kinds of services, execute contracts, agreement as well as acquire negotiable instruments, patents, improvements, certificates of inventions, trademarks, designs and industrial drawings, notices and commercial names, options and preferences and, in general, any type of literary, industrial, artistic copyrights or concessions from any authority.

m)	Accept or confer all kinds of agencies and powers in the Company’s name or on behalf of the principal or party granting the power of attorney.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

n)	Purchase, sell, lease, import, export, possess, pledge and negotiate the title to any machinery, equipment, construction material and, in general, with all kinds of chattel.

o)	Acquire, transfer and by any title use, operate, negotiate and exploit all kinds of assets and rights.

p)	In general, execute and perform any type of actions, contracts and operations that are related, accessory or accidental operations that are which may be necessary or advisable to carry out the purposes set forth above.

ARTICLE FOUR.- The corporate lifetime of the company shall be ninety nine years as of its date of incorporation .

ARTICLE FIVE.- The Company is Mexican. All present or future foreign shareholders are formally required to consider themselves before the Ministry of Foreign Affairs as Mexican nationals with respect to the shares they may have acquired or own as well as the assets, rights, concessions, participations or interests owned by the organization or the rights and obligations arising out of the contracts with the Mexican authorities executed by the organization and not to claim for themselves the protection of their own government, under the penalty, if they did so, of forfeiting any interests they may have acquired in benefit of the Mexican nation.

CHAPTER TWO

CAPITAL STOCK AND SHARES

ARTICLE SIX.- The capital of the Company is variable. The minimum fixed capital, without a right to withdrawal, is 333,528,732.75 Pesos (three hundred and thirty three million five hundred and twenty eight thousand seven hundered and thirty two and 75/100 Pesos), represented by 2,745,000,000 (two thousand seven hundred and forty five million) Series B-1, common registered shares without par value, fully paid. The amount of the variable portion of the capital stock shall be represented by the number of Series B-2 series, which are common, registered and without par value in accordance with the Shareholders’ Meeting that approves such issuance.

ARTICLE SEVEN.- The companies controlled by the Company may not acquire, directly or indirectly, shares of capital stock of the latter or negotiable instruments representing such shares. However, acquisitions made through investment companies shall be exempted from this restriction. The Company may acquire shares of its capital stock or negotiable instruments representing said shares without the restriction established by Article 134 (one hundred and thirty four), first paragraph of the General Mercantile Corporations Law being applicable; provided that:

(i)	The acquisition is carried out through a securities exchange in Mexico;

(ii)	The acquisition and, as the case may be, the sale in a securities exchange is carried out at market price, except for public tenders or auctions authorized by the National Banking and Securities Commission;

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

(iii)	The acquisition shall be charged to the net worth, in which case the Company may keep shares or negotiable instruments representing its own holdings without needing to reduce its capital stock, or otherwise, with a charge to the capital stock, in which case these shall convert into unsubscribed shares kept at the treasury of the Company, without the need for a resolution from the Shareholders’ Meeting. In any case, the amount of the subscribed and paid for capital must be disclosed when the authorized capital represented by issued and unsubscribed shares has been published; and

(iv)	The Company that is up-to-date with the payment of the obligations derived from debt instruments recorded in the National Securities Registry.

The Ordinary Shareholders’ Meeting shall expressly agree, for each corporate year, the maximum amount of the funds that may be applied to repurchase its shares or negotiable instruments representing these, with the only restriction that the sum of the funds applied for this purpose may never exceed the total balance of the net profits of the Company, including those withheld.

The acquisition and sale of shares of the Company or of the negotiable instruments representing these may never exceed the percentages established by Article 54 (fifty four) of the Securities Market Law or breach the placement requirements of the stock exchange where these are traded.

While the shares or negotiable instrument representing shares belong to the Company, they may not be represented or voted in Shareholders’ Meetings nor may corporate or financial rights of any kind be exercised.

Its own shares or negotiable instrument representing these belong to the Company or, as the case may be, to unsubscribed shares kept in the treasury may be placed among the investing public without the need for a resolution by the Shareholders’ Meeting or Board of Directors; therefore, for such purposes the provisions of Article 132 (one hundred and thirty two) of the General Mercantile Corporations Law shall not apply.

The acquisitions and sales referred to herein, the reports about such operations must be submitted to the Shareholders’ Meeting, the rules on information disclosure and the manner and terms in which these operations are revealed to the National Banking and Securities Commission, the securities exchange and the public shall be subject to the general provisions issued by the Commission.

According to the terms of Article 48 (forty eight) of the Securities Market Law, as a measure to prevent the acquisition of shares granting direct or indirect Control of the Company to third parties or to the shareholders according to Article 130 (one hundred and thirty) of the General Mercantile Corporations Law, the acquisition of shares issued by the Company or of the negotiable instruments issued based on such shares or the rights to such shares may only be made with the prior authorization from the Board of Directors if the number of shares or rights to such shares intended to be acquired in an act or series of acts, with no time limit, by a person or group of persons who are related and act together, means 10% (ten percent) or more of the voting shares issued by the Company.

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For the purposes above, the person or group of persons interested in acquiring a shareholding stake equivalent or greater than 10% (ten percent) of the voting shares issued by the Company must submit a written authorization addressed to the Chairman and Secretary of the Board of Directors of the Company. The request must contain at least the following information:

(i)	The number and series of the shares issued by the Company that are owned by a person or group of persons who intend on carry out the acquisition;

(ii)	The number and series of the shares subject to acquisition;

(iii)	The identity and nationality of each potential buyer; and

(iv)	A statement about whether this party intends to acquire significant influence, as defined by the Securities Market Law, or Control of the Company, as defined hereinafter. The foregoing shall be applicable; however, the Board of Directors may request additional information that is considered necessary or advisable to make a decision.

If the Board of Directors, according to the terms herein, denies the authorization, it shall designate one or more buyers for the shares, who must pay the market price to the interested party. In the event that the shares are not recorded in the National Securities Registry, the price to be paid shall be determined according to Article 130 (one hundred and thirty) of the General Mercantile Corporations Law.

The Board of Directors shall issue its resolution in a term that shall not exceed three months as of the date in which the corresponding request is submitted or on the date in which it receives the additional information that may have been requested, if applicable, and, in any case, must take into consideration that: (i) the criteria in the best interest of the Company, its operations and long-term vision of the activities of the Company and its Subsidiaries; (ii) it does not exclude one or more shareholders of the Company other than the person intending on obtaining control from the financial benefits that, as the case may be, may result from applying this Article; and (iii) does not restrict in any manner taking Control of the Company. The Company may not take measures to invalidate the exercise of property rights by the buyer or that contravene the legal provisions for forcible takeover bids.

Notwithstanding the foregoing, each person acquiring shares, negotiable instruments, certificates or rights representing the capital stock of the Company in breach to the provisions of the previous paragraph shall be obligated to pay the Company liquidated damages in an amount equivalent to the price of all the shares, negotiable instruments, certificates or rights representing the capital stock of the Company that they directly or indirectly own or that are the subject of the restricted operation. If the transactions which caused the shares, negotiable instruments, certificates or rights representing the capital stock of the Company are equivalent or greater than 10% (ten percent) of the capital stock to be acquired free of charge, then the liquidated damages shall be equivalent to the market value of such shares, negotiable instruments or certificates; provided that the authorization referred to herein was not given.

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While the Company keeps the issued shares in the National Securities Registry, the previous requirement, in the case of operations executed through a securities exchange, shall be further subject to the rules established by the Securities Market Law or those that are issued by the National Banking and Securities Commission.

For the purposes of clarity, it is hereby stipulated that the transfer of shares of the Company that do not imply that a single person or group of persons acting together to acquire a shareholding stake equivalent or greater than 10% (ten percent) of the voting shares of the Company executed through a securities exchange shall not require the previous authorization from the Board of Directors of the Company.

The person or group of persons who are obligated to carry out a public tender for acquisition and fail to do so or that obtain Control of the Company in breach of Article 98 (ninety eight) of the Securities Market Law may not exercise the corporate rights resulting from the shares acquired in breach of these provisions nor of those that are acquired subsequently during the alleged breach and any resolution taken subsequently shall be invalid.

The acquisitions in breach of the provisions of the aforementioned Article 98 (ninety eight) shall be partially invalidated and the person or group of person who have carried these out shall be liable to the other shareholders of the Company for the damages and lost profits caused as a result of the breach to the obligations established in the applicable legal provisions. Moreover, in terms of acquisitions that must be carried out by public tenders according to the Securities Market Law, buyers must (i) comply with the requirements established by the valid legal provisions; (ii) obtain the corresponding regulatory authorizations; and (iii) obtain authorization from the Board of Directors for the transaction prior to the start of the period for the tender for acquisition. In any case, the buyers must previously disclose at all times the existence of this authorization procedure by the Board of Directors for any acquisition of shares representing 10% (ten percent) or more of the shares of capital stock of the Company. Additionally, a majority of the members of the Board of Directors who have been selected for such position prior to confirming any circumstance that may imply a change of control must grant their authorization in writing through a resolution taken at a board meeting expressly called for such purposes according to the terms of the bylaws in order for such change of control to be carried out by the Company. The stipulations contained herein shall not preclude in any manner and apply in addition to the communications, notices and/or authorizations that potential buyers may submit or obtain according to the current legislative provisions.

The acquisitions that are carried out in breach of the previous procedure shall not be recorded in the Shareholders Registration Book of the Company. The Board of Directors may determine whether any persons are acting jointly or in a coordinated manner for the purposes regulated herein. If the Board of Directors makes such a determination, the corresponding persons shall be treated as a single person for the purposes hereof.

While the shares of the Company, or the negotiable instruments representing these, are recorded in the National Securities Registry, according to the terms of the Securities Market Law and the

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general provisions issued by the National Banking and Securities Commission in the event of cancelation of the registration of the shares of the Company in such Registry, whether at the request of the Company or as a result of the resolution adopted by the National Banking and Securities Commission according to the provisions of the Law, the Company shall carry out a public tender for acquisition pursuant to Article 108 (one hundred and eight) of the Securities Market Law, which shall be addressed exclusively to the shareholders or holders of the negotiable instruments who represent such shares that do not form part of the group of persons who have Control of the Company (i) on the date of the request made by the National Banking and Securities Commission in terms of cancelling the inscription by resolution of the Committee or (ii) on the date of the resolution adopted by the General Extraordinary Shareholders’ Meeting in terms of the voluntary cancelation thereof.

The Company must place in trust, for at least a 6 (six) month period as of the date of cancellation, the resources necessary to purchase at the same price of the public tender to purchase the shares of the investors who did not attend or did not accept the offer, if once the purchase tender is made and prior cancelation in the inscription of the shares of capital stock of the Company or other securities issued based on these shares in the National Securities Registry, the Company did not acquire 100% (one hundred percent) of the paid for capital stock.

The aforementioned public tender must be carried out no less than at the highest price between: (i) the quoted value; and (ii) the net worth value of the shares of negotiable instruments representing these shares according to the last quarterly report submitted to said Commission and the securities exchange prior to the start of the tender, which may be adjusted when such value is amended according to the criteria applicable to the determination of the relevant information, in which case, the latest information available to the Company must be taken into account attached with a certificate by an authorized executive of the Company with respect to the determination of such net worth.

For the purposes above, the market value shall be the average weighted price per volume of the operations that have been carried out during the last thirty days in which the shares of the Company or negotiable instruments representing these shares were transacted, prior to the date of the tender, during a period that may not exceed six months. If the number of days in which such shares or negotiable instruments representing these shares, during the period set forth, is less than thirty, then the days in which these were actually transacted shall be taken into account. If transactions are not carried out during this period, the net worth shall be taken into consideration.

The National Banking and Securities Commission, when resolving the authorization of the public tender to purchase shares that cancels the aforementioned registration, may authorize a different price. It shall not be necessary to carry out a public tender if it is shown that all of the shareholders have agreed to the corresponding cancelation. The cancelation of the registration of the shares of the Company in the National Securities Registry also entails another requirement established in the Securities Market Law and other applicable provisions: (i) the approval of the National Banking and Securities Commission and (ii) the favorable resolution by the Extraordinary Shareholders’ Meeting adopted with a voting quorum of at least 95% (ninety five percent) of the capital stock.

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ARTICLE EIGHT.- The minimum fixed capital of the Company may not be increased or decreased without the resolution of the General Extraordinary Shareholders’ Meeting and as a result the bylaws are amended, except in the case of increases and decreases established by Article 56 (fifty six) of the Securities Market Law. The variable capital of the Company may be increased or decreased without the need to amend the bylaws. The only formality, if any, shall be that any decrease must be approved by the General Ordinary Shareholders’ Meeting, whose minutes must be certified by a notary public except in the case of increases and decreases established by Article 56 (fifty six) of the Securities Market Law. Such cases shall not require either the aforementioned approval or the formalization. Inscription in the Public Registry of Commerce of the domicile of the Company shall not be needed for the notary instruments containing increases or reductions to the variable portion of the capital stock.

ARTICLE NIINE.- The Company may issue unsubscribed shares to be publicly traded afterwards according to the terms and conditions provided by Article 53 (fifty three) of the Securities Market Law. The Company may issue unsubscribed shares of any series or class that form part of the capital stock for their inscription by public tender, which shall be kept in the treasury of the Company to be placed among the investing public; provided that these comply with the requirements provided by Article 53 (fifty three) of the Securities Market Law.

ARTICLE TEN.- The shares of the company are represented by the stock certificates or provisional certificates, which are numbered consecutively and that must contain the handwritten or facsimile signature of two directors according to the terms of the applicable legal provisions. All of the aforementioned Negotiable Instruments and Certificates shall be issued according to Articles 125 (one hundred and twenty five), 127 (one hundred and twenty seven) and others of the General Mercantile Corporations Law and shall always contain the text of Article Five of these bylaws.

ARTICLE ELEVEN.- Each share is indivisible. Therefore, if two or more persons own a single share, they shall appoint a joint representative according to the provisions of Article 122 (one hundred and twenty two) of the General Mercantile Corporations Law. If a Joint Representative is not appointed, the Company shall take into consideration the person whose name appears first on the Share Ledger kept by the company according to Article 122 one hundred and twenty two) of the aforementioned law.

All the transfers of shares shall be considered as unconditional and without any restriction for the Company; therefore, the buyer of one or more shares shall assume all of the rights and obligations of the previous holder in terms of the company.

ARTICLE TWELVE.- The Company may redeem the shares and charge these to the distributed profits according to the provisions of Article 136 (one hundred and thirty six) of the General Mercantile Corporations Law and pursuant to the procedure determined by the General Extraordinary Shareholders’ Meeting that resolved the redemption.

ARTICLE THIRTEEN.- Increases to the capital may not be authorized until the shares representing the previous increase have been fully subscribed and paid for. By adopting the corresponding increases to the capital stock, the Shareholders’ Meeting that ordered the increase shall specify the terms and conditions to carry it out and shall set the amount of the value of the contribution to the

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capital stock that must be paid by the subscribers of each share and, as the case may be, the amount of the premium of that the buyers must pay in excess of the sum contributed to the capital stock for each share.

Shareholders shall be entitled to preferential rights in proportion to the number of their shares to subscribe those that are issued in the case of an increase to the capital, according to Article 132 (one hundred and thirty two) of the General Mercantile Corporations Law and according to the provisions herein. This right must be exercised within the next fifteen calendar days following the publication of the resolution to increase the capital taken by the Shareholders’ Meeting in the Official Gazette of the Federation. If the term has elapsed for shareholders to exercise their preferential right, even if certain shares remain unsubscribed, these shall be offered for their subscription and paying in the conditions and terms established by the Shareholders’ Meeting that resolved to increase the capital or, otherwise, by the Board of Directors, but never in conditions that are more favorable than those granted to the shareholders. This preferential subscription right shall not apply in terms of increases to the capital resulting from any merger by one or other companies; from the conversion of debentures into shares; from the placement of the shares of its own capital stock acquired by the Company representing their capital stock in terms of the provisions of Article 56 (fifty six) of the Securities Market Law and these bylaws; from the capitalization of premiums on shares; from withheld profits and reserves or other equity interests; from public tenders of shares according to Article 53 (fifty three) of the Securities Market Law; and in any other case in which the Law permits this right not to be applied.

In terms of a reduction to the capital, the provisions of Article 153 (one hundred and fifty three) and other articles of the General Mercantile Corporations Law shall apply and in terms of a reduction to the fixed portion, the provisions of Article 9 (nine) of the aforementioned Law shall apply.

While the Company is a publicly traded on the stock market, the shareholders of the variable portion of the capital stock of the Company shall be entitled to a withdraw right provided by Article 220 (two hundred and twenty) of the General Mercantile Corporations Law. Under no circumstance may the capital be reduced to an amount that is less than the legal minimum.

The Company may only issue the shares in which the rights and obligations of their holders are not limited or restricted, which are known as ordinary. The National Banking and Securities Commission may authorize the issuance of shares other than ordinary according to the terms established by Article 54 (fifty four) of the Securities Exchange Law.

CHAPTER THREE

SHAREHOLDERS’ MEETINGS

ARTICLE FOURTEEN.- The Shareholders’ Meetings is the supreme body of the Company. General Shareholders’ Meetings are divided into Ordinary and Extraordinary and both shall be held at the corporate domicile, except in the event of acts of God or force majeure.

General Ordinary Shareholders’ Meeting shall be those that in accordance with the law or these by-laws address matters that are not reserved for General Extraordinary Shareholders’ Meeting, General Ordinary Shareholders’ Meeting shall meet at least once a year, during the first four

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months following the close of the corresponding corporate year to address, in addition to those issues on the agenda, the matters listed in Article 181 (one hundred and eighty one) de la General Mercantile Corporations Law.

General Ordinary Shareholders’ Meeting in addition to the provisions of the General Mercantile Corporations Law shall meet to:

a)	Approve of the operations that, as the case may be, the Company intends or the companies it controls intend on carrying out; during the corporate year when these represent 20% (twenty percent) or more of the Company’s assets consolidated based on figures corresponding to the close of the previous quarter, regardless of the manner in which these are carried out, whether simultaneously or successively, but that due to their characteristics may be considered as a single operation. In such Meetings, shareholders with voting rights, including limited or restricted rights, may vote in such shareholders’ meeting; and

b)	Comply with any other obligations that, as the case may be, are legally required.

General Extraordinary Shareholders’ Meeting shall meet to address one or more matters provided by Article 182 of the General Mercantile Corporations Law.

ARTICLE FIFTEEN.- General Extraordinary Shareholders’ Meeting shall be called by the Board of Directors, by the Chairman of the Board of Directors or by the Co-Chairman of the Board of Directors, if this position is covered, or by the Corporate Practices and Audit Committee(s) or by the Chairmen(s) of such Committees or by the Secretary of the Board of Directors or by the legal authority, if applicable.

Shareholders of voting shares, including those with limited or restricted rights, who individually or jointly hold 10% (ten percent) of the capital stock, shall be entitled to request the Chairman of the Board of Directors or of the Corporate Practices and Audit Committee(s) to call a General Shareholders’ Meeting; however, the percentage indicated in Article 184 (one hundred and eighty four) of the General Mercantile Corporations Law shall not apply.

Furthermore, the shareholders with at least one voting right shall be entitled to call a Meeting in the cases and terms provided by Article 185 (one hundred and eighty five) of the General Mercantile Corporations Law.

The call must be published in one of the largest newspapers of the domicile of the Company, at least fifteen calendar days prior to the date set for the meeting. This call must contain the Agenda, in other words the list of issues that must be addressed by the Meeting; however, general matters or similar may not be included, as well as the date, place and time in which it shall be held and the signature of whoever is calling it. If called by the Board of Directors, the signature from its Secretary or delegate appointed thereby shall be sufficient. If called by the Corporate Practices and Audit Committee(s) the signature of the Chairman of the corresponding Committee or its respective delegate shall be sufficient.

Shareholders of the Company shall be entitled to have at their disposal, at the Company’s headquarters, the information and documentation related to each issue on the agenda of the corresponding Shareholders’ Meeting free of charge and at least fifteen calendar days prior to the Meeting and to prevent the Shareholders’ Meeting from addressing general or similar matters.

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In the case of a second or subsequent call, it must be published at least eight days prior to the date set for the meeting.

ARTICLE SIXTEEN.- In order for a General Ordinary Shareholders’ Meeting to be considered legally installed by virtue of the first call, at least half of the voting shares of capital stock must be represented. In the case of a second or subsequent call, the General Ordinary Shareholders’ Meeting shall be considered legally installed regardless of the voting shares that are represented. In order for the resolutions of the General Ordinary Shareholders’ Meeting to be valid, these must always be taken at least by a majority voting shares that are present.

In order for a General Extraordinary Shareholders’ Meeting to be considered legally installed by virtue of the first call, at least 75% (seventy five percent) of the voting shares of capital stock must be represented. In the case of a second or subsequent call, the General Extraordinary Shareholders’ Meeting shall be considered legally installed when at least 50% (fifty percent) of the voting shares of capital stock are represented. In order for the resolutions of the General Extraordinary Shareholders’ Meeting to be valid, these must always be taken at least by the favorable vote of the number of shares that represent, at least, half of the voting shares of capital stock.

Shareholders with voting rights, including limited or restricted rights, who individually or jointly have 10% (ten percent) of the capital stock of the Company may request a deferral to vote on any matter with respect to which they do not consider themselves to be adequately informed, complying with the terms and conditions provided for under Article 199 (one hundred and ninety nine) of the General Law of Mercantile Corporations.

Shareholders with voting rights, including limited or restricted rights, who individually or jointly have 20% (twenty percent) of the capital stock, may legally object to the resolutions taken by the General Shareholders’ Meeting regarding which they have a right to vote without the percentages established by Article 201 (two hundred and one) of the General Mercantile Corporations Law being applicable. Except for the aforementioned percentages, in any case, the requirements of Article 201 (two hundred and one) and 202 (two hundred and two) of the General Mercantile Corporations Law must be satisfied in order to exercise this right to object.

ARTICLE SEVENTEEN.- The General Ordinary and Extraordinary Shareholders’ Meetings may be legally held, without the need for a prior call and their resolutions shall be valid provided that at the time of the vote all of the shares are represented according to the provisions of Article 188 (one hundred eighty and eight) of the General Mercantile Corporations Law.

ARTICLE EIGHTEEN.- To assist to a Shareholders’ Meetings, the shareholders must obtain the corresponding admissions cards at the domicile and with the anticipation indicated in the corresponding calls after submitting their share certificates that are deposited in any credit institution in Mexico or abroad or in a brokerage firm in Mexico. In terms of the shares deposited in any Securities Deposit Institution, the admission cards issued after submitting the corresponding certificates to the Company and, as the case may be, of the supplementary lists that are provided by Article 290 (two hundred and ninety) of the Securities Market Law.

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Shareholders shall be entitled to one vote per share and may be represented by an authorized representative at all of the shareholders meetings that are held through a simply proxy letter. In addition to the foregoing, and while the shares of capital stock are recorded in the National Securities Registry:

a)	The persons who assist on behalf of the shareholders to the Shareholders’ Meeting of the Company shall evidence their legal capacity through the proxy forms prepared by the Company, which fulfill the requirements established by Article 49 (forty nine), section III of the Securities Market Law;

b)	The Company shall make available to the shareholders, through the brokers or the Company, during the term established by the aforementioned Article 49 (forty nine) of the Securities Market Law, the proxy forms so that these may be timely sent to their representatives; and

c)	The Secretary of the Board of Directors of the Company shall be obligated to confirm compliance with the provisions hereof, thereby informing the Shareholders’ Meeting, which shall be noted in the corresponding minutes.

The members of the Board of Directors and the CEO may not represent any shareholder at the Shareholders’ Meeting. The members of the Board of Directors and the CEO may attend the Shareholders’ Meeting of the Company.

ARTICLE NINETEEN.- The Shareholders’ Meetings shall be presided over by the Chairman or by the Co-Chairman of the Board of Directors, respectively, and in their absence by one of the Vice-Presidents, respectively, and in their absence by the person appointed by the shareholders who are present or represented at the Meeting.

The Secretary of the Board shall be appointed as secretary of the meeting or, otherwise, the Assistant Secretary, or if applicable, the person appointed by the shareholders who are present or represented at the Meeting.

At the beginning of the Shareholders’ Meeting, the person presiding shall appoint two statutory examiners to determine the number of shares that are present and the percentage of the capital stock that these represent.

Minutes shall be kept for each Shareholder’s Meeting that include the resolutions that were approved, which must be entered into the corresponding minute book. It shall be sufficient, if these are signed, at least, by the Chairman and the Secretary of the Meeting for all the corresponding purposes. When the minutes of a Shareholders’ Meeting cannot be entered into the corresponding book, then these shall be certified by a Notary Public. The minutes of the Extraordinary Shareholders’ Meeting shall be certified by a Notary Public and registered in the Public Registry of Commerce.

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CHAPTER FOUR

MANAGEMENT AND SUPERVISION

ARTICLE TWENTY.- The Board of Directors and the CEO shall be entrusted with the management of the Company, which shall comply with their duties under the law and these bylaws.

The Board of Directors of the Company shall be comprised of a maximum of 21 (twenty one) Shareholding Members, according to the resolution of the Ordinary Shareholders’ Meeting, whereby at least 25% (twenty five percent) must be independent according to the terms provided for by Articles 24 (twenty four) and 26 (twenty six) of the Securities Market Law. Each Shareholding Member may appoint its corresponding Substitute; provided that the Substitute Independent Shareholding Members shall be classified in the same manner.

The persons appointed as such may act as directors according to the Securities Market Law and other applicable provisions.

Independent directors and, as the case may be, their corresponding substitutes shall be selected based on their experience, capacity and professional prestige also taking into consideration that due to their characteristics such directors may perform their duties free from conflicts of interests and without being subject to personal, equity or financial interests.

The General Shareholders’ Meeting in which the members of the Board of Directors are appointed or ratified or, as the case may be, the meeting to inform about such appointments or ratifications shall rate the independence of their members.

Independent directors, who during their term in office, cease to be classified as such must inform the Board of Directors no later than at its next meeting.

The persons who fall under the category of impairment established by Article 24 (twenty four) of the Securities Market Law may never be directors of the Company. Similarly, independent directors may never be persons who fall within the category of impairment that are established by Article 26 (twenty six) of the aforementioned law.

Shareholders with voting rights, including limited or restricted rights, who individually or jointly hold 10% (ten percent) of the capital stock of the Company shall be entitled to appoint or revoke, during a Shareholders’ Meeting, a member of the Board of Directors. This appointment may only be revoked by the other shareholders when in turn the appointment of all of the other directors has been revoked, in which case the substitutes may not be appointed as such during the next twelve months following the revocation date.

If one or more shareholders appoint directors by exercising the right established by the previous paragraph, the other directors shall be appointed by majority of votes without calculating the votes corresponding to the minority shareholders who carried out such appointment(s).

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ARTICLE TWENTY ONE.- Neither the members of the Board of Directors, their substitutes or the members of any committee, including the Corporate Practices and Audit Committee(s), nor their administrators and managers shall need to provide a security interest to guarantee compliance with their duties undertaken in performing their office; except for the Shareholders’ Meeting that expressly appoints this obligation. In this case, the guarantee shall be returned to whoever may have provided it until the corresponding accounts for the period in which they served in office have been properly approved by a General Shareholders’ Meeting.

According to the terms established by the Securities Market Law, the responsibility consisting of indemnifying the damages and lost profits caused to the Company or to companies under its control or those in which it has significant influence over because of the negligence of the members of the Board of Directors, Secretary or Assistant Secretary of the Board, derived from the actions that are executed or the decisions that are adopted by the Board or by those that are not taken if such body cannot legally hold a meeting and, in general, for lack of due care, may not exceed in any case on one or more occasions and for each corporate year the amount equivalent to the total net fees that such members or executives of the Board have received in such capacity from the Company and, as the case may be, from the companies that it controls or those in which it has significant influence in the twelve months prior to the corresponding negligence. However, the limit to the amount of the indemnity contained in this paragraph shall not apply in the event of actions that are fraudulent, unlawful or in bad faith according to the Securities Exchange Law or other laws. The Company, in any case, shall indemnify and hold harmless the members of the Board of Directors, Secretary or Assistant Secretary of the Board from any liability incurred before others as a result of properly performing their duties and shall cover the amount of the indemnities for damages caused to third parties, except for actions that are fraudulent, unlawful or in bad faith according to the Securities Market Law or other laws.

The members of the Board of Directors shall perform their duties endeavoring to create value for the Company, without favoring a particular shareholder or group of shareholders. In fact, directors must act diligently and adopt rational decisions in compliance with the other duties that are imposed according to the Securities Market Law and these corporate bylaws.

Shareholders who, individually or jointly, own the voting shares, including limited or restricted rights, representing 5% (five percent) or more of the capital stock may exercise the liability action established by Article 38 (thirty eight) of the Securities Market Law, derived from the actions established by Chapter II, Title II of the aforementioned law. In any case, such shares must include the total amount of the responsibilities in favor of the Company or to companies under its control or those in which it has significant influence over and not only the personal interest of the plaintiffs.

ARTICLE TWENTY TWO.- The Board of Directors, in the first meeting it holds after a Shareholders’ Meeting that appointed its members, or in any other meeting that is held, shall designate from among its members, a Chairman and shall also designate a Secretary; and may designate, if applicable, a Co-Chairman, one or more Vice-Presidents, a Treasurer, an Assistant Treasurer and an Assistant Secretary as well as any other executives of the Board of Directors that this body deems necessary including honorary or lifetime members. However, the Chairman and, as the case may be, the Co-Chairman and the Vice-Presidents must be members of the Board of Directors, but the Secretary, Treasurer, Assistant Secretary and Assistant Treasurer need not be members of this corporate body.

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The members of the Board of Directors shall perform the duties inherent to their office. Any member may be removed from office without cause by resolution of the Board of Directors. The temporary or definitive absences of the Chairman may be substituted by the Co-Chairman, if any, or otherwise shall be substituted indistinctly by one of the Vice-Presidents, if any; however, provided that at any time the Board of Directors may appoint from among its designated directors of at least the majority of the ordinary shares, the director who shall temporarily or definitively substitute the Chairman. If, upon designating a Co-Chairman, the latter is absent definitively, the office shall be occupied by the person who, as the case may be, may decide the Board of Directors.

During temporary and definitive absences, the Treasurer and Secretary shall be substituted, respectively, by the Assistant Treasurer and Assistant Secretary, if any, or in their absence by the persons designated by the Board, the Board shall also create special committees or commissions in addition to those established by the Securities Market Law and these bylaws, establishing their authorities and obligations and the remunerations, if applicable, for their members.

Shareholding Members and their Substitutes, the Chairman and the Co-Chairman of the Board of Directors, the Vice-Presidents, Treasurer, Secretary, Assistant Secretary and other members of this body, who in the event of being designated, shall not have as a result of this appointment the authority to process the testimonies; therefore, shall be prevented from responding to interrogatories on behalf of the Company in any action or proceeding in which it is party. This authority shall vest exclusively to the representatives of the Company who have been expressly granted such authority.

A person may occupy more than one office; however, a person may not simultaneously occupy the office of Chairman of the Board of Director and Chairman of the Corporate Practices and Audit Committee(s).

Directors shall continue performing their duties even after their term in office has concluded or resignation for up to thirty calendar days if a substitute has not been designated or when such substitute has not taken office, without being subject to the provisions of Article 154 (one hundred and fifty four) of the General Mercantile Corporations Law.

The Board of Directors may designate provisional directors, without the intervention from the Shareholders’ Meeting, as provided by the previous paragraph or Article 155 (one hundred and fifty five) of the General Mercantile Corporations Law. The Shareholders’ Meeting shall ratify these appointments or shall designate the substitute directors in the next Shareholders’ Meeting following such event; however, it must respect at all times the rights of the minority shareholders established by Article 50 (fifty), section I of the Securities Market Law.

ARTICLE TWENTY THREE.- The Board of Directors shall be entitled to the rights and obligations established by the applicable Laws and these bylaws and shall have the most extensive powers to adopt all of the agreements and carry out all of the actions, of any kind, which may be necessary or advisable to carry out the purpose of the Company, except for those expressly reserved for the Shareholders’ Meeting by Law or by these bylaws.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

Notwithstanding the foregoing, the Board of Directors shall perform the duties established by Article 28 (twenty eight) of the Securities Market Law, including without limitation, the following duties: to discuss and, as the case may be, issue the resolutions that are considered necessary with respect to the actions and agreements of any committee created by the Company, including those contained in the reports about activities that such bodies must submit according to the provisions herein; to establish and close branches, agencies, offices or departments; and to supervise compliance with the resolutions of the Shareholders’ Meeting, which may be carried out directly or through a Corporate Practices and Audit Committee(s).

ARTICLE TWENTY FOUR.- The Board of Directors shall represent the Company with the most extensive powers of an attorney-in-fact to:

a)	Lawsuits and Collections, in terms of Article 2,554 (two thousand five hundred and fifty four), first paragraph of the Civil Code for the Federal District and its related Articles of the Federal Civil Code and corresponding Civil Codes for all of the States of Mexico, with all general and special powers that may require a special clause according to law, especially as provided by Article 2,587 (two thousand five hundred and eighty seven) of the aforementioned Law and its related Articles of the other Civil Codes mentioned herein.

b)	Acts of Administration, in terms of Article 2,554 (two thousand five hundred and fifty four), second paragraph of the Civil Code for the Federal District and its related Articles of the Federal Civil Code and corresponding Civil Codes for all of the States of Mexico;

c)	Acts of Ownership and to Grant, Subscribe, Secure Payment, Endorse and Protest in any manner the Negotiable Instruments, in terms of Article 2,554 (two thousand five hundred and fifty four), third paragraph of the Civil Code for the Federal District and its related articles of the Federal Civil Code and corresponding Civil Codes for all of the States of Mexico, and Article 9 (nine) of the General Law of Negotiable Instruments and Credit Operations.

These powers may be exercised before individuals and any kind of administrative or judicial authorities, including federal, local and before the Boards of Conciliation and Arbitration, Local or Federal and Labor Authorities. These powers shall include without limitation the following authorities:

a) File all kinds of motions and remedies, including constitutional relief, and desist therefrom;

b) Desist;

c) Settle;

d) Agree to arbitration;

e) Answer and present interrogatories. However in terms of this power, neither the Board of Directors as a collegiate body nor its members individually shall exercise this power directly and may only delegate it to the attorneys-in-fact who are specially authorized thereto, who shall have the necessary authority to answer and present interrogatories on behalf of the Company; and

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f) Assign assets;

g) Recuse;

h) Receive payments;

i) File criminal charges and complaints and desist therefrom and grant pardons when permitted by law and assist the Public Prosecutor;

j) Negotiate, discuss, execute and review bargaining agreements and, in general, represent the Company before the labor authorities in any employment matters in which the company is a part or an interested third party, both in the initial hearing as well as a result of the stages of labor law with the legal representation of the Company for these purposes;

k) Perform any type of operations and execute, amend, terminate and rescind agreements inherent to the purpose of the Company;

l) Open and manage bank accounts and designate the authorized signatures to draw checks and request fund transfers charged to such accounts;

m) Create and withdraw all kinds of deposits;

n) Execute all kinds of funding operations, including without limitation, all kinds of credit operations and derivative operations as per the terms permitted by the applicable provisions;

o) Jointly obligate the Company with third parties and grant, on behalf of the Company, all types of property and personal guarantees, including without limitation mortgages, pledges, stock pledges, trusts, bonds and/or third party guarantee or any other guarantee that may be granted according to the valid legal provisions in Mexico or abroad to guarantee obligations of the Company or third parties;

p) Represent the Company when it forms part of other companies, purchasing or subscribing shares or interests or intervening as part of their creation as well as in exercising the rights resulting from the shares, equity or interest that the Company owns;

q) Admit and exercise on behalf of the Company the powers and representation of Mexican or foreign individuals, whether to contract on behalf thereof or to appear in trial; and

r) In general, to exercise the legal representation of the Company for all the corresponding legal purposes.

The Board of Directors shall also have the following powers:

1.	To substitute or delegate all or part of these powers and grant general and special powers according to the terms and with the authorities that are considered necessary or advisable; however, the Board of Directors shall reserve the right to exercise these powers, always and in any case, shall also have the authority to revoke the substitutions or powers that it grants or may grant to any department or representative of the company; and

2.	So that, by substituting or delegating all or part of these powers to third parties, and granting general or special powers according to the terms and with the authorities that the Board of Directors considers necessary or advisable, transfer to such third parties, in turn, all or part of the authorities contained in section (i) above, so that such third parties may, to the extent authorized in each specific case, to carry out the following: substitute or delegate all or part of their corresponding powers and grant general or special powers according to the terms and with the powers that are considered necessary or advisable; however, such third parties must reserve the exercise of their powers, always and in any case, who, if authorized, may also revoke the substitutions or powers that have been granted or that have been granted for any other departments or representatives of the Company.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

ARTICLE TWENTY FIVE.- The Board of Directors shall meet at least four times during each corporate year, either in person or electronically. Meetings may be held in Mexico City or elsewhere in Mexico or abroad at the designated location and dates established for such purpose. Directors must be called to these meetings by the Chairman or Co-Chairman thereof or through the Secretary or Assistant Secretary of such body. In addition to these regular meetings, the Board may hold extraordinary meetings. In any case, the Chairman of the Board of Directors or the Chairmen of the Corporate Practices and Audit Committee as well as by 25% (twenty five) of the directors of the Company may call to a Meeting and insert in the agenda any issues that are considered relevant, the call must be made to its members by any written means no less than five calendar days in advance and may be carried out by the Secretary or Assistant Secretary of the Board of Directors.

The meetings of the Board of Directors shall be presided over by the Chairman or by the Co-Chairman, indistinctly, in absence thereof by one of the Vice-President, indistinctly, in absence thereof by any of the present directors designated by the directors who have assisted to the corresponding meeting. The Secretary or the Assistant Secretary shall act as the secretary of the meeting and in absence thereof, the person designated by the directors.

ARTICLE TWENTY SIX.- At the meetings of Board of Directors:

a)	Each Shareholding Member shall be entitled to one vote. The substitute Members shall only have one vote when they assist and act in absence of the Shareholding Members.

b)	The assistance of the majority of the Members entitled to vote shall be required for a Board of Directors meeting to be considered legally installed.

c)	The resolutions of the Board of Directors shall be valid when taken at least by the majority of the directors with voting rights who are present at the corresponding Meeting that is legally installed. In the event of a tie, the Chairman shall have the tie-breaking vote.

d)	Minutes shall be taken at each board meeting, which shall include the resolutions that have been approved and must be entered into the corresponding minute book. It shall be sufficient, at least for the Chairman and Secretary of the corresponding meeting to sign for all legal purposes.

ARTICLE TWENTY SEVEN.- According to the provisions of Article 143 (one hundred and forty three), last paragraph of General Mercantile Corporations Law, the Board of Directors may validly adopt resolutions without the need for its members to personally meet in a formal session. This shall also apply to the remainder of the committees designated by the Board of Directors. The agreements that are taken outside of the meeting must be approved, in any case by the favorable vote of all of the shareholding members of such body or, in the event of a temporary or definitive absence or the incapacity of any of them with the favorable vote of the corresponding substitute members and shall have full legal effects provided that it is confirmed in writing according to the following rules:

a)	The Chairman, by his own initiative or at the request of any two shareholding members of the Board of Directors or of the corresponding Committee must inform all of the shareholding members or, as the case may be, substitutes of the corresponding body either verbally or in writing and by the means considered advisable about the agreements that are intended to be taken outside of the meeting and the reasons to justify these actions. Additionally, the Chairman shall provide all of them, if requested, any of the documentation and explanations that may be required. The Chairman may be assisted by one or more directors or by the committee determined by the latter or by the Secretary or Assistant Secretary to carry out the aforementioned communications.

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b)	In the event that all of the shareholding members of the Board of Directors or of the corresponding committee or, as the case may be, their substitutes, shall verbally state their consent with the agreements or resolutions that were submitted to their consideration, they must confirm their consent in writing no later than on the second business day following the date in which it was given. The written confirmation must be sent to the Chairman, Secretary and/or Assistant Secretary through mail, telex, fax, telegram, messenger service, email or through any other means that guarantees that it is received within the next two business days.

c)	For the purposes provided in the section above, the Chairman shall send in writing to each member of the corresponding body, whether directly or through the persons in assistance, a draft of the meetings or resolutions that are intended to be adopted outside of the meeting any other documentation that is considered necessary, so that, in any case, once the amendments that are required have been made, the draft of the corresponding minutes or resolutions are sent to the Chairman, Secretary and/or Assistant Secretary, properly signed at the bottom by one of the members of the Board of Directors or of the corresponding committees.

d)	Once the Chairman, Secretary and/or Assistant Secretary receive confirmations in writing from all of the members of the corresponding body, they shall proceed immediately to enter the minutes that have been approved or drafted in the respective book, which shall contain all of the resolutions adopted. In this case, such minutes shall be formalized by the signature of the acting Chairman and the Secretary.

e)	The date of the minutes shall be the date in which the verbal or written consent was given, even if at such moment confirmations were not received in writing, which once received must be included within the file kept by the Company. Additionally, any written observations must be included in such file, which in any case may have been made by the Board of Directors or the corresponding committee about the respective draft of the resolutions.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

ARTICLE TWENTY EIGHT.- The Board of Directors, to perform its duties, which include supervising the performance, management and execution of the business of the Company and the companies that it controls shall be assisted by one or more Committees that shall be established for such purposes.

The Corporate Practices and Audit Committee(s) shall be formed exclusively by independent directors according to the terms of Article 25 (twenty five) of the Securities Market Law and by at least three members designated by the Board of Directors at the request of the Chairman.

The Chairmen of the Corporate Practices and Audit Committee(s) shall be appointed and/or removed from office exclusively by a Shareholders’ Meeting. Such Chairmen may not chair the Board of Directors and shall be selected based on their experience, recognized capacity and professional prestige.

The aforementioned Committee(s) shall establish their internal rules and regulations that are considered appropriate for the best performance of their duties.

If, for whatever reason, the minimum number of members of the Corporate Practices and Audit Committee(s) are absent and the Board of Directors has not appointed Provisional Members according to the provisions of Article 24 (twenty four) of the Securities Market Law, any shareholder may request the Chairman of aforementioned Board sending the call, within a three day period, to a Shareholders’ Meeting for the corresponding appointment to be made. If a call is not made in the period established, any shareholder may request the judicial authorities at the domicile of the Company so the latter makes the call. In the event that the Meeting is not held or, if it is held, the appointment is not made, the judicial authority of the domicile of the Company shall appoint the corresponding directors as per the request and proposal of any shareholder, who shall be in office until the Shareholders’ Meeting makes the final appointment.

The Corporate Practices and Audit Committee(s) must assist the Board of Directors in supervising the performance, management and execution of the business of the Company and the companies it controls, thereby complying with the activities, duties and obligations established for these by the Securities Exchange Law and these bylaws, especially in terms of the activities listed in Article 42 (forty two) of the aforementioned law. The aforementioned Committee(s) may also exercise other activities in the matters that the aforementioned Law establishes or that are provided for by these bylaws or that are entrusted by the Board of Directors, according to the duties that such legislation assigns thereto. The Board of Directors may assign, as the case may be, additional duties in other matters to the Committees mentioned herein. To prepare the reports about the activities corresponding to the aforementioned Committees provided by Article 43 of the Securities Market Law as well as the opinions established by Article 42 (forty two) of such Law, the Corporate Practices and Audit Committee(s) must take into account the opinion of the relevant directors and, in the event of any difference of opinion with the latter, shall incorporate such differences in these reports and opinions.

The Corporate Practices and Audit Committee(s) may meet when necessary, through a call by the Chairman or through the Secretary or Assistant Secretary of the Board of Directors. To hold the ordinary and extraordinary meetings of the aforementioned Committees, the majority of the assistance of its members is needed and the resolutions shall be adopted by the favorable vote of the members who are present.

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ARTICLE TWENTY NINE.- The duties of performance, management and execution of the business of the Company and the companies it controls shall be entrusted to the CEO; therefore, subject to the strategies, policies and guidelines approved by the Board of Directors. In any case, the CEO shall comply with the duties and obligations undertaken according to the Securities Market Law and these bylaws, especially the duties established by Article 44 (forty four) of said legislation as well as the other duties, obligations, assignments and duties entrusted by the General Shareholders’ Meeting or by the Board of Directors of the Company.

The CEO, in compliance with its duties, shall have the most extensive authorities to represent the Company in acts of administration and lawsuits and collections, including special powers that according to the laws require a Special Clause. In terms of acts of ownership, the CEO shall exercise these authorities according to the terms and conditions that the Board of Directors of the Company determines. The CEO, to exercise its authorities and activities, as well as to comply with its obligations shall be aided by the corresponding relevant directors for such purposes and by any employee of the Company and the companies it controls.

ARTICLE THIRTY.- The External Auditor shall be appointed and, as the case may be, removed prior opinion from the Auditing Committee, by the Board of Directors of the Company, which may be called to the meeting of the Board of Directors as a guest entitled to voice an opinion, but without a vote. However, said External Auditor shall refrain from being present during the discussion of the issues on the agenda in which the External Auditor may have a conflict of interest or that may compromise its integrity.

The individual designated by the company providing the External Auditing services shall assist to the Shareholders’ Meeting of the Company.

ARTICLE THIRTY ONE.- The supervision of the performance, management and execution of the Company’s business and the companies it controls, considering the relevance that the latter has over the financial, administrative and legal situation of the former shall be entrusted to the Board of Directors through the Corporate Practices and Audit Committee(s) as well as by the external auditing company of the Company, each in their respective areas of competence, according to the provisions of the Securities Market Law.

In terms of the provisions of Article 41 (forty one) of the Securities Market Law, the Company shall not be subject to the provisions of Article 91 (ninety one), section V of the General Mercantile Corporations Law nor shall the following Articles apply 164 (one hundred and sixty four) to 171 (one hundred and seventy one), 172 (one hundred and seventy two), last paragraph, 173 (one hundred and seventy three) and 176 (one hundred and seventy six) of the General Mercantile Corporations Law; therefore, in general, the Company shall not have one or more statutory examiners nor shall the legal provisions apply with respect to their appointment or the performance of their duties.

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CHAPTER FIVE

CORPORATE YEAR, ANNUAL DOCUMENTATION FOR THE SHAREHOLDERS’ MEETING

AND PROFITS

ARTICLE THIRTY TWO.- Corporate years shall coincide with the calendar year, save for the cases of exception provided by the applicable legal provisions.

According to the terms of Article 28 (twenty eight), section IV of the Securities Market Law, the Board of Directors shall submit to the General Shareholders’ Meeting that is held as a result of the close of the corporate year:

a)	The reports of the Chairman of the Committee(s) that carry out corporate practices and auditing duties according to the Article 43 (forty three) of the Securities Market Law;

b)	The report of the CEO according to the provisions of Article 44 (forty four), section XI of the Securities Market Law attached with a report of the External Auditor.

c)	The opinion of the Board of Directors about the contents of the report of the CEO referred to in the section above;

d)	The report by the Company’s Board of Directors according to Article 172 (one hundred and seventy two), section b) of the General Mercantile Corporations Law, which contains the key policies and accounting and information principles followed when preparing the financial information; and

e)	The report about the operations and activities in which the Board of Directors intervened according to the provisions of the Securities Market Law.

ARTICLE THIRTY THREE.- From the net profits rendered by the financial statements that are approved by the General Shareholders’ Meeting, each year at least 5% shall be separated to create, increase or, as the case may be, replace the reserve fund established by the General Mercantile Corporations Law until the reserve fund totals 20% of the capital stock paid to the Company. Additionally, the amounts agreed by the General Shareholders’ Meeting of the Company to create the extraordinary, special or additional funds that are considered necessary to create or increase the general or specific reserves. The remaining profits may be applied and distributed according to the resolution of the General Shareholders’ Meeting or, as the case may be, the Board of Directors when it has delegated this authority.

Profit distribution shall be governed by the provisions of Article 19 (nineteen) of the General Mercantile Corporations Law. After the dividends have been ordered, the General Shareholders’ Meeting or, as the case may be, the Board of Directors shall set the date for payment. All of the dividends that are not distributed within a period of five years as of the date indicated for their payment shall be considered as waived and assigned in favor of the Company.

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CHAPTER SIX

DISSOLUTION AND LIQUIDATION

ARTICLE THIRTY FOUR.- The Company shall be dissolved at the end of the ninety-nine years from its incorporation unless this term is extended prior to its expiration by a resolution adopted by a General Extraordinary Shareholders’ Meeting or previously in any of the following cases:

a)	If it becomes impossible for the Company to carry out the purpose for which it was incorporated or in the event of accomplishing it;

b)	If bankruptcy proceedings are legally declared for the Company;

c)	By resolution taken at the Extraordinary Shareholders’ Meeting;

d)	When the number of shareholders is less than the minimum requirement as provided by Law;

e)	For the loss of two thirds of the capital stock.

ARTICLE THIRTY FIVE.- If the Company needs to be liquidated, the Shareholders shall designate for such purposes one or more liquidators in a General Extraordinary Shareholders’ Meeting. In the event of having more than one liquidators, they must act jointly.

The liquidator(s) need not be Shareholders, executives or directors of the Company. The liquidator(s) shall be authorized to wind-up the operations of the Company and liquidate its business in order to collect the amounts owed to the Company and to pay any debts; to sell the assets of the Company at the prices that are considered advisable to the best of their knowledge; to distribute the remnants of the Company’s assets to the shareholders after paying all of the corporate debts according to the number of shares that each holds; to take the necessary or advisable measures to supplement the liquidation of the Company according to Article 242, 248 and others of the General Mercantile Corporations Law as well as to obtain the cancelation of the Registry of the Company, after concluding its liquidation. The liquidator(s) shall also have the authority granted by the shareholders’ meeting at the moment of its designation.

CHAPTER SEVEN

GOVERNING LAW AND JURISDICTION

ARTICLE THIRTY SIX.- While the shares of the Company are recorded in the National Securities Registry, they shall be subject to the special provisions contained in the Securities Exchange Law and, in the event of any omission thereof, to the provisions of the General Mercantile Corporations Law. In the case of any controversy between the Company and its shareholders or between the shareholders for issues related to the Company, both parties expressly submit to the federal laws of the United Mexican States and to the jurisdiction of the competent federal courts with venue in Mexico City, Federal District.

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Agreements that limit, restrict or prevent a change in the control of the Company

The Company have not entered into any agreement that limit, restrict or prevent a change in the Company’s control.

Mechanisms that limit the corporate rights granted by the shares

Neither the Company nor its shareholders have entered into any trust or other agreement that limits the corporate rights granted by the shares of the Company to the holders thereof.

Clauses in the bylaws or shareholders’ agreements that limit or restrict the management of the Company

The shareholders of the Company have not entered into any agreement, and the bylaws of the Company do not include any provision, that limits or restricts the management of the Company or its shareholders.

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5)        RESPONSIBLE PARTIES

Statement by the Board of Directors of the Issuer

The undersigned, as special delegates of the Board of Directors, state under oath that this Information Brochure was reviewed by the Board of Directors based on the information that was submitted by the directors of the Issuer and, to the best of our knowledge, fairly reflects its situation, and we agree with its contents. Furthermore, we hereby state that the Board is not aware of any material information that has been omitted or distorted herein or that this Information Brochure contains information that could mislead investors.

/s/ Alfonso Salem Slim	/s/ Gerardo Kuri Kaufmann
Ing. Alfonso Salem Slim	Ing. Gerardo Kuri Kaufmann
Shareholding Member of the Issuer	Shareholding Member of the Issuer

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Statement by the CEO, CFO and the General Counsel of the Issuer

The undersigned, state under oath that, pursuant to our respective duties, we have prepared the information about the Issuer contained in this Information Brochure, which, to the best of our knowledge, fairly reflects its situation. Furthermore, we hereby state that we are not aware of any material information that has been omitted or distorted herein or that this Information Brochure contains information that could mislead investors.

/s/ Gerardo Kuri Kaufmann	/s/ Armando Ibáñez Vázquez
Gerardo Kuri Kaufmann	C.P. Armando Ibáñez Vázquez
CEO	General Manager

/s/ Verónica Ramírez Villela
Verónica Ramírez Villela
General Counsel

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Statement by the External Auditor of the Issuer

I, the undersigned, state under oath that the consolidated pro forma financial statements of the Issuer and its subsidiaries, and the pro forma adjustments reflecting the process of separating the real estate operations for the fiscal years ended December 31, 2009, 2008 and 2007, and as of June 30, 2010 and 2009, as contained in this Information Brochure, were examined in accordance with the Attestation Standards issued by Instituto Mexicano de Contadores Públicos, A.C.; and the consolidated financial statements of Grupo Carso and its subsidiaries for the years ended December 31, 2007, 2008 and 2009 contained in this Information Brochure were audited in accordance with generally accepted auditing principles. Additionally, I the undersigned state that the combined, consolidated pro forma financial statements of the Issuer as of June 30, 2010 and 2009, and the condensed consolidated financial statements of Grupo Carso for the six-month periods ended June 30, 2010 and 2009, contained in this Information Brochure, were subject to limited review in accordance with generally accepted auditing principles. Likewise, I state that within the scope of my work I am not aware of any significant financial information that has been omitted or distorted herein or that this Information Brochure contains information that could mislead investors.

/s/ Walter Fraschetto Valdés
Mr. Walter Fraschetto Valdés
Partner and legal representative Galaz, Yamazaki, Ruiz Urquiza, S.C., External Auditor of the Issuer and of Grupo Carso

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Statement by the Outside Counsel of the Issuer

The undersigned states under oath that, to the best of his knowledge, the issuance and placement of the shares complies with the laws and other applicable legal provisions. Furthermore, he represents to have no knowledge of any significant legal information that has been omitted or distorted herein or that this Information Brochure contains information that could mislead investors.

/s/ Marco Francisco Forastieri Muñoz
Mr. Marco Francisco Forastieri Muñoz, Esq.
Partner Forastieri Abogados, S.C.

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6)        ANNEXES

[…]

c)	Legal Opinion

[LETTERHEAD OF FORASTIERI ABOGADOS, S.C.]

Mexico City, Federal District, on December 9, 2010

NATIONAL BANKING AND SECURITIES COMMISSION

Vice Presidency of Securities Supervision

General Direction of Securities Issuances

Insurgentes Sur number 1971, Torre Sur, floor 7

Colonia Guadalupe Inn

01020 Mexico City, Federal District

Mexico

Attention:	Ms. María de Lourdes Abán Sánchez
General Director of Securities Issuances

Ladies and gentlemen:

We make reference to the application dated November 10, 2010, submitted by Grupo Carso, S.A.B. de C.V. (“Grupo Carso”), regarding the registration with the National Securities Registry (the “Registry”) of all of the shares of capital stock of Inmuebles Carso, S.A.B. de C.V. (“Inmuebles Carso” or the “Issuer”), a public stock corporation of variable capital (sociedad anónima bursátil de capital variable) incorporated as a result of Grupo Carso’s spin-off approved by the General Extraordinary Shareholders Meeting of Grupo Carso held on November 4, 2010 (the “Spin-off Meeting”), which application has been ratified by the Issuer on this date.

Inmuebles Carso has requested our opinion as independent legal advisors and, as such, we have reviewed the documentation and legal information described below, and we have held meetings with officers of Grupo Carso and Inmuebles Carso regarding such documentation and legal information in accordance with the provisions of article 87, paragraph II, of the Securities Market Act and of article 87 of the General Provisions Applicable to Securities Issuers and Other Securities Market Participants, as amended (the “Issuers’ Regulations”), issued by the National Banking and Securities Commission (the “Commission”) and published in the Official Gazette of the Federation.

For purposes of this opinion, we have examined the following documents:

(i)

Public instrument number 37,483 dated November 10, 2010, executed before Mr. Héctor Manuel Cárdenas Villarreal, notary public number 201 of the Federal District, the first true copy of which was recorded with the Public Registry of Commerce of the Federal District on November 11, 2010, under the commercial file number 33,325*, whereby the minutes of the Spin-off Meeting were notarized, at which meeting the following matters,

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National Banking and Securities Commission

December 9, 2010

inter alia, were approved: (a) subject to the satisfaction of certain conditions and the elapsing of a certain term, the spin-off of Grupo Carso in order for it to, as spinning-off company and without being extinguished, contribute in bulk a part of its assets and equity to two newly incorporated spin-off companies which shall have the corporate names of “Inmuebles Carso, S.A.B. de C.V.” and “Minera Frisco, S.A.B. de C.V.”; and (b) the carrying out by Grupo Carso of all actions necessary to register all of the shares of capital stock of Inmuebles Carso with the Registry, list them on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) (the “Bolsa”) and deposit them in the S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”) for their trading in the Mexican securities market, without a public offering;

(ii)	Public instrument number 37,613 dated November 25, 2010, executed before Mr. Héctor Manuel Cárdenas Villarreal, notary public number 201 of the Federal District, the first true copy of which was recorded with the Public Registry of Commerce of the Federal District on November 30, 2010, under electronic commercial file number 427,522-1, whereby the incorporation of Inmuebles Carso is evidenced, subject to satisfaction of the conditions and elapsing of the terms set forth in section j) of Resolution I.1 of the minutes of the Spin-off Meeting. As set forth in the Third Clause of the instrument described in this paragraph (ii), Mr. Alejandro Archundia Becerra, in his capacity as special delegate of the Spin-off Meeting, declared that on November 19, 2010 the condition precedent set forth in Resolution I.1, section j), subsection j.2), of the minutes of the Spin-off Meeting was satisfied;

(iii)	The form of certificate or certificates to be issued to represent the shares of capital stock of Inmuebles Carso;

(iv)	The certificate of the non-Director Secretary of the Board of Directors of the Issuer dated as of this date, executed pursuant to Exhibit D of the Issuers’ Regulations;

(v)	The preliminary information brochure regarding the registration of the shares of capital stock of Inmuebles Carso; and

(vi)	The information described in the application for the registration of the shares of capital stock of Inmuebles Carso and the addenda to such application filed on or prior to this date, including the documentation enclosed therewith, required to process the aforementioned application in accordance with articles 86 through 90 et al of the Securities Market Act, and articles 2, 7, 9 et al of the Issuers’ Regulations.

We have assumed, without carrying out any independent investigation, (i) the legitimacy of all signatures and the authenticity of the documents provided to us; and (ii) the accuracy and adequacy of all the copies of original documents provided to us by Grupo Carso.

In consideration of the foregoing, we represent that, to the best of our knowledge and understanding:

1. The Issuer is a public stock corporation of variable capital (sociedad anónima bursátil de capital variable) duly incorporated and validly existing in accordance with the laws of the United

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

National Banking and Securities Commission

December 9, 2010

Mexican States, with full authority pursuant to its corporate purpose and in accordance with the law to apply for the registration of its shares of capital stock with the Registry. The Issuer was incorporated subject to the satisfaction of the conditions and elapsing of the terms set forth in section j) of Resolution I.1 of the minutes of the Spin-off Meeting. As recorded in the Third Clause of the public instrument described in paragraph (ii) above, Mr. Alejandro Archundia Becerra, in his capacity as special delegate of the Spin-off Meeting, declared that on November 19, 2010 the condition precedent set forth in Resolution I.1, section j), subsection j.2), of the minutes of the Spin-off Meeting was satisfied; therefore only (a) the satisfaction of the condition consisting of the elapsing of the 45 (forty five) calendar day term after the publications of the spin-off excerpts and the recording with the Public Registry of Commerce of the public instrument whereby the minutes of the Spin-off Meeting are formalized, without judicial opposition to the spin-off in accordance with the provisions of article 228 Bis of the General Act of Commercial Companies (the “Condition Pending of Satisfaction”); and (b) the elapsing of the term to which the spin-off is subject, i.e., December 31, 2010, precisely at the time when the fiscal year beginning January 1, 2010 and ending on such date comes to an end (the “Term”), are pending.

2. On the date on which the trading of the shares of capital stock of the Issuer on the Bolsa commences, the bylaws of Inmuebles Carso will be in full force and effect. In addition, the bylaws of Minera Frisco contain the provisions that the bylaws of a public stock corporation must contain pursuant to the Securities Market Act and the Issuers’ Regulations.

3. The Spin-off Meeting’s resolutions regarding the registration with the Registry, listing on the Bolsa and deposit in the Indeval of all of the shares of capital stock of Inmuebles Carso, i.e., 2,745,000,000 shares, of which 2,312,510,500 are fully subscribed and paid for, and 432,489,500 are maintained in the treasury of Inmuebles Carso, for listing in the Mexican securities market, have been validly passed and are in conformity with the applicable legal provisions.

4. On the date on which the trading of the shares of capital stock of the Issuer on the Bolsa commences, the shares of capital stock of Inmuebles Carso shall have been validly issued, and the rights inherent thereto shall be enforceable vis-à-vis Inmuebles Carso. In addition, once any two of Messrs. Carlos Slim Helú, Alfonso Salem Slim, Gerardo Kuri Kaufmann, Alejandro Aboumrad González, Antonio Cosío Pando, Jose Shedid Merhy, Ernesto Vega Velasco and Luis Ramos Lignan, who form the Board of Directors of Inmuebles Carso, execute the certificate or certificates to be issued to represent the shares of capital stock of Inmuebles Carso, then such certificate(s) will conform to applicable law pursuant to the corresponding statutory provisions and the bylaws of Inmuebles Carso.

This legal opinion is subject to the following limitations:

a) This opinion is based on information and documents that have been provided to us for purposes of rendering this opinion, and the circumstances existing on this date, and which we are aware of and have in our possession; therefore the contents and truthfulness hereof are subject to the truthfulness of such information and documents;

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

National Banking and Securities Commission

December 9, 2010

b) In order to render this legal opinion, we have neither obtained nor reviewed any certificate, record or document issued by any public registry (including, but not limited to, the commercial file of Inmuebles Carso);

c) This legal opinion is based on, and is required only by, applicable Mexican laws in full force and effect on this date and, therefore, no opinion is issued regarding the laws of other jurisdictions;

d) It does not include any opinion regarding any of Inmuebles Carso’s subsidiaries or affiliates;

e) We have only given legal advice to the Issuer regarding specific and occasional matters; therefore we do not assume or accept general liability with respect to matters and/or regulations other than those referred to in this legal opinion; and

f) We do not express any opinion regarding the solvency of Inmuebles Carso, or the marketability of the shares of its capital stock.

The foregoing opinions are issued on the date set forth herein and, therefore, are conditioned on and/or subject to probable or possible amendments due to changes in the legislation and other applicable regulations, as well as the conditions and circumstances of the actions referred to herein, as well as the lapsing of time and other similar situations. We do not express any opinion regarding any matters that occur after the date of this opinion and we do not assume any liability or obligation to inform the Commission, or any other person or entity, about any changes in the opinions mentioned above resulting from future circumstances or events.

Sincerely,

Forastieri Abogados, S.C.

Francisco Forastieri Muñoz

Partner

c.c.	Mr. León Ernesto Ubilla Suazo Deputy General Director of Securities Authorizations, National Banking and Securities Commission

Mr. José Manuel Allende Zubiri Director of Issuers and Securities, Bolsa Mexicana de Valores, S.A.B. de C.V.

Ms. Gabriela Flores Salamanca Deputy General Counsel, S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V.

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